Filed Pursuant to Rule 424(b)(3)
File No. 333-204957

PROSPECTUS

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

Offer to Exchange

Up to 20,853,250 Shares of Wheeler Real Estate Investment Trust, Inc. Common Stock for Any and All Issued and Outstanding Shares of Wheeler Real Estate Investment Trust, Inc. Series A Preferred Stock and Series B Preferred Stock, Subject to the Terms and Conditions Described in This Prospectus.

The Exchange Offer will expire at 11:59 p.m., New York City time, on July 20, 2015 unless extended or earlier terminated by us (the “Expiration Date”). You must validly tender your shares of preferred stock for exchange in the Exchange Offer on or prior to the Expiration Date to receive the Exchange Offer Consideration (as defined herein). You should carefully review the procedures for tendering shares of preferred stock beginning on page 99 of this prospectus. You may withdraw shares of preferred stock tendered in the Exchange Offer at any time prior to the Expiration Date.

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal (the “Exchange Offer”), up to 20,853,250 newly issued shares of our common stock, par value $0.01 per share (the “common stock”), for all properly tendered and accepted shares of our Series A Preferred Stock (the “Series A Preferred Stock”) and Series B Preferred Stock (the “Series B Preferred Stock”). As used herein, the shares of Series A Preferred Stock and Series B Preferred Stock are collectively referred to as “preferred stock.”

For each share of preferred stock that we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our common stock having the aggregate dollar value (the “Exchange Value”) set forth in the table below. The table below sets forth certain information regarding the series of preferred stock that are the subject of the Exchange Offer:

Exchange Offer Consideration Per Share

CUSIP	Title of Security	Liquidation Preference Per Share	Aggregate Liquidation Preference Outstanding	Common Shares Offered for Exchange Therefor (1)	Exchange Value (1)	Consideration as % of Liquidation Preference
N/A	Series A Preferred Stock	$1,000	$1,809,000	904,500	$1,809,000	100%
963025 309	Series B Preferred Stock	$25	$39,897,500	19,948,750	$39,897,500	100%

(1)	The Exchange Value is equal to the number of shares of common stock offered per share of preferred stock multiplied by the last reported sale price of our common stock. Because the maximum number of shares of common stock to be issued in the Exchange Offer is fixed, changes in the trading prices of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected in the table above. The last reported sale price of our common stock on the Nasdaq Capital Market on July 15, 2015 was $2.00 per share.

The Exchange Offer is subject to a number of conditions that must be satisfied or waived by us. The Exchange Offer is not conditioned on any minimum number or aggregate liquidation preference of preferred stock being tendered.

We urge you to carefully read the “Risk Factors” section of this prospectus beginning on page 14 before you make any decision regarding the Exchange Offer.

You must make your own decision whether to tender shares of preferred stock in the Exchange Offer, and, if so, the number of shares of preferred stock to tender. You should rely only on the information contained in this prospectus. Neither we nor the Dealer Managers have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. Neither we, the Dealer Managers, the Information Agent, the Exchange Agent (each as defined herein) nor any other person is making any recommendation as to whether or not you should tender your preferred stock for exchange in the Exchange Offer.

Neither the Securities and Exchange Commission (the “Commission” or the “SEC”), any state securities commission nor any other regulatory body has approved or disapproved of this transaction or these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Dealer Managers for the Exchange Offer are:

Compass Point Research & Trading, LLC

and

Maxim Group LLC

The Information Agent for the Exchange Offer is:

Georgeson, Inc.

The Exchange Agent for the Exchange Offer is:

Computershare Trust Company, N.A.

The date of this prospectus is July 15, 2015.

WHERE YOU CAN FIND MORE INFORMATION ABOUT

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

We have filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), to register the shares of common stock offered by this prospectus. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Copies of such materials also can be obtained by mail from the Public Reference Section of the Commission, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. You may also obtain these materials from us at no cost by directing a written request to our Corporate Secretary, Robin Hanisch, at Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Blvd., Suite 200, Virginia Beach, Virginia 23452 or at our website at www.whlr.us. Except for the documents described below, information on our website is not otherwise incorporated by reference into this prospectus. In addition, the Commission maintains a website, http://www.sec.gov, which contains reports, proxy and information statements and other information pertaining to us.

In order to ensure timely delivery of such documents, holders of our preferred stock must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by July 13, 2015 to ensure timely delivery of the documents prior to the Expiration Date.

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IMPORTANT CONSIDERATIONS

Certain shares of preferred stock were issued in book-entry form, and such shares are represented by global certificates issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”). If your securities are book-entry securities, you may tender your shares of preferred stock by transferring them through DTC’s Automated Tender Offer Program (“ATOP”) or following the other procedures described under “The Exchange Offer—Procedures for Tendering.”

If you hold certificated shares of preferred stock and wish to tender such shares for exchange, you must deliver to Computershare Trust Company, N.A. (the “Exchange Agent”) (1) the preferred stock certificates to be exchanged, and (2) a properly completed letter of transmittal.

To tender shares of preferred stock, the Exchange Agent must receive, prior to the Expiration Date, a timely confirmation of book-entry transfer of such shares of preferred stock and an agent’s message through ATOP according to the procedure for book-entry transfer described in this prospectus. If you tender shares of preferred stock under ATOP, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. If you wish to tender shares of preferred stock that you hold in “street name” and are legally held in the name of a broker or other nominee, you should instruct your broker or other nominee to tender on your behalf.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the Expiration Date. We describe the procedures for tendering shares of preferred stock in more detail in the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus. We are not making an offer of the common stock in any jurisdiction where such offer is not permitted.

In this prospectus, except as otherwise specified, the words “Wheeler,” the “Company,” “we,” “our,” “ours,” and “us” collectively refer to Wheeler Real Estate Investment Trust, Inc. and its subsidiaries, including Wheeler REIT, L.P., a Virginia limited partnership for which Wheeler serves as sole general partner (the “Operating Partnership”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including discussion and analysis of our financial condition, anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this confidential placement memorandum. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, except as required by applicable law. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus include, among others:

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic areas;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements;

•	financing and advance rates for our target assets;

•	our expected leverage;

•	availability of investment opportunities in real estate-related investments;

•	changes in the values of our assets;

•	our ability to make distributions to our stockholders in the future;

•	our expected investments and investment decisions;

•	changes in interest rates and the market value of our target assets;

•	our ability to renew leases at amounts and terms comparable to existing lease agreements;

•	our ability to proceed with potential development opportunities for us and third-parties;

•	effects of hedging instruments on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”);

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	availability of qualified personnel and management team;

•	the ability of our Operating Partnership and each of our other subsidiaries organized as partnerships and limited liability companies to be classified as partnerships or disregarded entities for U.S. federal income tax purposes;

•	our ability to amend our charter to increase or decrease the aggregate number of authorized shares of stock and to classify or reclassify unissued shares of our preferred stock;

•	our understanding of our competition; and

•	market trends in our industry, interest rates, real estate values or the general economy.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the sections entitled “Risk Factors,” “Business,” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our latest Annual Report on Form 10-K, as filed on March 25, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed on May 15, 2015, each of which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

These answers to questions that you may have as a holder of our preferred stock are highlights of selected information included elsewhere in this prospectus. To fully understand the Exchange Offer and the other considerations that may be important to your decision about whether to participate in it, you should carefully read this prospectus in its entirety.

Why are we making the Exchange Offer?

We are making this offer to improve our capital structure. Assuming a sufficient number of holders of preferred stock tender their shares at the proposed Exchange Offer Consideration (as defined below), we believe that consummation will allow us to record an increase to our tangible common stockholders’ equity, which we define as our common stockholders’ equity less our intangible assets. Assuming the transactions described in this prospectus are consummated, we believe that the increase in our tangible common equity capitalization and preservation of liquidity as a result of this Exchange Offer will improve our ability to operate in the current economic environment and enhance our long-term financial stability.

What shares of preferred stock are being sought in the Exchange Offer?

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, any and all properly tendered and accepted shares of Series A Preferred Stock and Series B Preferred Stock for newly issued shares of our common stock. If all shares of the Series A Preferred Stock and the Series B Preferred Stock are exchanged, we will issue 20,853,250 shares of our common stock in order to settle the Exchange Offer.

What will I receive in the Exchange Offer if I tender my shares of preferred stock and they are accepted?

For each share of preferred stock of a particular series tendered and accepted for exchange we are offering the Exchange Offer Consideration set forth in the table below (the “Exchange Offer Consideration”). We are offering to exchange 500 shares of common stock for each share of Series A Preferred Stock tendered and 12.5 shares of common stock for each share of Series B Preferred Stock tendered.

Exchange Offer Consideration Per Share

CUSIP	Title of Security	Liquidation Preference Per Share	Aggregate Liquidation Preference Outstanding	Common Shares Offered for Exchange Therefor (1)	Exchange Value (1)	Consideration as % of Liquidation Preference
N/A	Series A Preferred Stock	$1,000	$1,809,000	904,500	$1,809,000	100%
963025 309	Series B Preferred Stock	$25	$39,897,500	19,948,750	$39,897,500	100%

(1)	The Exchange Value is equal to the number of shares of common stock offered per share of preferred stock multiplied by the last reported sale price of our common stock. Because the number of shares of common stock to be issued in the Exchange Offer is fixed, changes in the trading prices of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected in the table above. The last reported sale price of our common stock on July 15, 2015, was $2.00 per share.

The Exchange Offer is not subject to any minimum number of shares or liquidation preference of preferred stock being tendered. We will not issue fractional shares of common stock upon exchange of the preferred stock in the Exchange Offer. Instead, we will pay cash for all fractional shares based upon a price per share of common stock of $2.38. See “The Exchange Offer—Fractional Shares.” Your right to receive the Exchange Offer Consideration in the Exchange Offer is subject to all of the conditions set forth in this prospectus and the related letter of transmittal.

What happens to tendered shares of preferred stock that are not accepted for exchange?

If your tendered shares of preferred stock are not accepted for exchange for any reason pursuant to the terms and conditions of the Exchange Offer, such shares will be returned without expense to you or, in the case of shares of preferred stock tendered by book-entry transfer, such shares will be credited to an account maintained at DTC, designated by the participant who delivered such shares, in each case, promptly following the Expiration Date or the termination of the Exchange Offer.

Do I have a choice in whether to tender my preferred stock?

Yes. Holders of preferred stock are not required to tender their preferred stock pursuant to this prospectus. All rights and obligations under the certificates of designation pursuant to which each series of preferred stock was issued will continue with respect to the preferred stock that remains outstanding after the Expiration Date.

May I tender only a portion of the preferred stock that I hold?

Yes. You do not have to tender all of your preferred stock to participate in the Exchange Offer. You may choose to tender in the Exchange Offer all or any portion of the preferred stock that you hold.

Will the common stock to be issued in the Exchange Offer be listed for trading?

Yes. The shares of our common stock to be issued in the Exchange Offer are listed on the Nasdaq Capital Market under the symbol “WHLR.”

What other rights will I lose if I tender my shares of preferred stock in the Exchange Offer?

If you validly tender your shares of preferred stock and we accept them for exchange, you will lose the rights of a holder of preferred stock with respect to those shares, which are described below in this prospectus. For example, you would lose the right to receive any accumulated and unpaid dividends in respect of the tendered shares of preferred stock as well as any dividends that in the future may be declared in respect of tendered shares of each series of preferred stock that are accepted. You would also lose the right to receive, out of assets available for distribution to our stockholders and before any distribution is made to the holders of stock ranking junior to the preferred stock (including common stock), a liquidation preference on the preferred stock, and accumulated and unpaid dividends, upon any voluntary or involuntary liquidation, winding up or dissolution of the Company. See “Description of Capital Stock.”

What happens to any warrants that I own if I tender preferred stock in the Exchange Offer?

Tendering your shares of preferred stock in the Exchange Offer will not impact the amount or any other terms of the warrants you own. Your warrants will remain outstanding after the Expiration Date.

What does the Company intend to do with the shares of preferred stock that are tendered in the Exchange Offer?

Shares of preferred stock accepted for exchange by us in the Exchange Offer will be restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

If I participate in the Exchange Offer, will I receive any dividends that become payable on my preferred stock prior to the settlement date, assuming I hold such preferred stock on the applicable record date?

If you hold shares of preferred stock on their applicable record dates prior to the Settlement Date, you will be issued dividends on your preferred stock in accordance with their terms.

Will I receive any accrued and unpaid dividends on shares of preferred stock that I tendered in the Exchange Offer?

Upon tendering your shares of preferred stock, you will not receive any accumulated and unpaid dividends with respect to such tendered shares of preferred stock.

Are we making a recommendation regarding whether you should tender in the Exchange Offer?

We are not making any recommendation regarding whether you should tender or refrain from tendering your preferred stock in the Exchange Offer. Accordingly, you must make your own determination as to whether to tender your preferred stock in the Exchange Offer and, if so, the number of shares of preferred stock to tender. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the preferred stock for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. Before making your decision, we urge you to carefully read this prospectus in its entirety, including the information set forth in the “Risk Factors” section of this prospectus.

When does the Exchange Offer expire?

Unless earlier terminated by us, the Exchange Offer will expire at 11:59 p.m., New York City time, on July 20, 2015, or at such other time if this date is extended by us, unless earlier terminated by us pursuant to the terms further described below. Preferred stock tendered may be validly withdrawn at any time before the Expiration Date, and, if the preferred stock has not been accepted for payment, after the expiration of forty business days from the commencement of the Exchange Offer (August 11, 2015). If a broker, dealer, commercial bank, trust company or other nominee holds your preferred stock, such nominee may have an earlier deadline for accepting the Exchange Offer. You should promptly contact the broker, dealer, commercial bank, trust company or other nominee that holds your preferred stock to determine its deadline.

What are the conditions to the Exchange Offer?

The Exchange Offer is conditioned upon the closing conditions described in “The Exchange Offer—Conditions of the Exchange Offer.” The Exchange Offer is not conditioned upon any minimum number or aggregate liquidation preference of shares of preferred stock being tendered. We may waive certain conditions of the Exchange Offer described in this prospectus prior to the Expiration Date. If any of the conditions are not satisfied or waived, we will not complete the Exchange Offer.

Under what circumstances can the Exchange Offer be extended, amended or terminated?

We reserve the right to extend the Exchange Offer for any reason or no reason at all. We also expressly reserve the right, at any time or from time to time, to amend the terms of the Exchange Offer in any respect prior to the Expiration Date. Further, we may be required by law to extend the Exchange Offer if we make a material change in the terms of the Exchange Offer or in the information contained in this prospectus or waive a material condition to the Exchange Offer. During any extension of the Exchange Offer, preferred stock that was previously tendered and not validly withdrawn will remain subject to the Exchange Offer. We reserve the right, in our sole and absolute discretion, but subject to applicable law, to terminate the Exchange Offer at any time prior to the Expiration Date if any condition to the Exchange Offer is not met. If the Exchange Offer is terminated, no shares of preferred stock will be accepted for exchange, and any shares of preferred stock that have been tendered will be promptly returned to the holder. For more information regarding our right to extend, amend or terminate the Exchange Offer, see “The Exchange Offer—Expiration Date; Extensions; Termination; Amendment.”

How will I be notified if the Exchange Offer is extended, amended or terminated?

If the Exchange Offer is extended, amended or terminated, we will promptly make a public announcement thereof. For more information regarding notification of extensions, amendments or the termination of the Exchange Offer, see “The Exchange Offer—Expiration Date; Extensions; Termination; Amendment.”

How do I tender shares of preferred stock in the Exchange Offer?

Please refer to “The Exchange Offer—Procedures for Tendering,” beginning on page 99 of the prospectus, for a detailed description of the procedures you may follow to tender your shares of preferred stock.

Should you have any questions as to the procedures for tendering your shares of preferred stock, please call your bank, broker, custodian, trust company or other nominee or call the Information Agent (as defined below).

If I change my mind, can I withdraw my tender of preferred stock?

You may withdraw previously tendered preferred stock at any time until the Expiration Date. See “The Exchange Offer—Withdrawal of Tenders.”

Will I have to pay any fees or commissions if I tender my preferred stock?

Tendering holders are not obligated to pay brokerage fees or commissions to us or to Compass Point Research & Trading, LLC and Maxim Group LLC (collectively, the “Dealer Managers”), Georgeson, Inc. (the “Information Agent”) or Computershare Trust Company, N.A. (the “Exchange Agent”). If your shares of preferred stock are held through a broker or other nominee who tenders the preferred stock on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply. See “The Exchange Offer.”

What risks should I consider in deciding whether or not to tender any or all of my preferred stock?

In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of risks and uncertainties pertaining to the Exchange Offer and those affecting our businesses and an investment in our common stock, described in this section entitled “Questions and Answers About the Exchange Offer” and in the section entitled “Risk Factors.”

What are the U.S. federal income tax considerations of participating in the Exchange Offer?

Please see the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations”. You should consult your own tax advisor for a full understanding of the tax considerations of participating in the Exchange Offer.

How will the Exchange Offer affect the trading market for the shares of preferred stock that are not acquired by the Company?

The Series A Preferred Stock is not listed on any securities exchange. The Series B Preferred Stock is listed on the Nasdaq Capital Market under the symbol “WHLRP.” Depending on the number of shares of tendered preferred stock in the Exchange Offer, the trading market for the remaining preferred stock may become less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading in the preferred stock. In such an event, your ability to sell your preferred stock not tendered in the Exchange Offer may be impaired. See “Risk Factors—Shares of preferred stock that you continue to hold after the Exchange Offer are expected to become less liquid following the Exchange Offer.”

Are any shares of preferred stock held by the Company’s directors or officers?

None of our directors or executive officers beneficially holds preferred stock other than Jeffrey Zwerdling, one of our directors, who holds 14,000 shares of Series B Preferred Stock. See “Material Interests of Affiliates.”

Will the Company receive any cash proceeds from the Exchange Offer?

No. The Company will not receive any cash proceeds from the Exchange Offer.

With whom may I talk if I have questions about the Exchange Offer?

If you have questions regarding the procedures for tendering in the Exchange Offer or require assistance in tendering your preferred stock, please contact the Dealer Managers, the Information Agent or the Exchange Agent listed on the back cover of this prospectus. If you would like additional copies of this prospectus, our annual, quarterly, and current reports or proxy statement, please contact either the Information Agent or our Secretary. The contact information for our Secretary is set forth in the section of this prospectus entitled “Where You Can Find More Information About Wheeler Real Estate Investment Trust, Inc.” The contact information for the Dealer Managers is: Compass Point Research & Trading, LLC, 1055 Thomas Jefferson Street NW, Suite 303, Washington, DC 20007, Phone: 202-540-7300. Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, Phone: 212-895-3500. The contact information for the Exchange Agent is: Computershare Trust Company, N.A., P.O. Box 43011, Providence, RI 02940-3011, Phone: 781-575-2332, and the contact information for the Information Agent is: Georgeson, Inc., 480 Washington Blvd., 26th Floor, Jersey City, New Jersey, 07310, Phone: 866 391-7007 (toll-free), Email: Wheeler@Georgeson.com. Holders of preferred stock may also contact their brokers, dealers, commercial banks, trust companies or other nominees through whom they hold their preferred stock with questions and requests for assistance.

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES, AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. IF YOU HOLD YOUR PREFERRED STOCK THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU SHOULD KEEP IN MIND THAT SUCH ENTITY MAY REQUIRE YOU TO TAKE ACTION WITH RESPECT TO THE EXCHANGE OFFER A NUMBER OF DAYS BEFORE THE EXPIRATION DATE IN ORDER FOR SUCH ENTITY TO TENDER PREFERRED STOCK ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND HAVE NO EFFECT. IF YOUR INTEREST AS A HOLDER OF PREFERRED STOCK IS IN CERTIFICATED FORM, YOU MUST DELIVER THE PREFERRED STOCK CERTIFICATE TO BE EXCHANGED IN THE MANNER SPECIFIED IN THE ACCOMPANYING LETTER OF TRANSMITTAL AND A PROPERLY COMPLETED LETTER OF TRANSMITTAL.

SUMMARY

This summary highlights material information related to the Exchange Offer contained in this prospectus. It does not contain all of the information that you should consider before making a decision as to whether or not to participate in the Exchange Offer and is qualified in its entirety by the more detailed information included in this prospectus. You should carefully read this entire prospectus and the related letter of transmittal, before making your decision. For a more complete description of our business, see the “Business” section in this prospectus.

We are a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Our strategy is to opportunistically acquire and reinvigorate well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. We target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We generally lease our properties to national and regional retailers that offer consumer goods and generate regular consumer traffic. We believe our tenants carry goods that are less impacted by fluctuations in the broader U.S. economy and consumers’ disposable income, generating more predictable property level cash flows.

Summary of Terms of the Exchange Offer

Exchange Offer	We are offering to exchange up to 20,853,250 newly issued shares of our common stock for properly tendered and accepted shares of our Series A Preferred Stock and Series B Preferred Stock. For each share of preferred stock that we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our common stock having the Exchange Value set forth in the table below:

Exchange Offer Consideration Per Share

CUSIP	Title of Security	Liquidation Preference Per Share	Aggregate Liquidation Preference Outstanding	Common Shares Offered for Exchange Therefor	Exchange Value	Consideration as % of Liquidation Preference
N/A	Series A Preferred Stock	$1,000	$1,809,000	904,500	$1,809,000	100%
963025 309	Series B Preferred Stock	$25	$39,897,500	19,948,750	$39,897,500	100%

The Exchange Value is equal to the number of shares of common stock multiplied by the last reported sale price of our common stock on the Nasdaq Capital Market on July 15, 2015 of $2.00 per share. Because the number of shares of common stock to be issued in the Exchange Offer is fixed, changes in the trading price of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected above.

We will not issue fractional shares in the Exchange Offer, and we will issue cash in lieu of any fractional shares of our common stock.

Expiration Date	The Exchange Offer will expire at 11:59 p.m., New York City time, on July 20, 2015, unless extended or earlier terminated by us. If a broker, dealer, commercial bank, trust company or other nominee legally owns preferred stock, such nominee may have an earlier deadline for accepting the offer. You should promptly contact the broker, dealer, commercial bank, trust company or other nominee that holds your shares of preferred stock to determine its deadline.

Settlement Date	The settlement date in respect of any shares of preferred stock that are validly tendered prior to the Expiration Date will be approximately three business days following the Expiration Date and is anticipated to be on or about July 23, 2015. See “The Exchange Offer—Settlement Date.”

Certain Consequences to Non-Tendering Holders	Shares of preferred stock not exchanged in the Exchange Offer will remain outstanding after the consummation of the Exchange Offer. The Series A Preferred Stock is not listed on any securities exchange, and there is no established trading market for the Series A Preferred Stock. The Series B Preferred Stock is listed on the Nasdaq Capital Market under the symbol “WHLRP.” Depending on the number of shares of tendered preferred stock in the Exchange Offer, the trading market for the remaining preferred stock may become less liquid and more sporadic, and market prices may fluctuate significantly depending on the volume of trading in the preferred stock. See “Risk Factors—Shares of preferred stock that you continue to hold after the Exchange Offer are expected to become less liquid following the Exchange Offer.”

Conditions to the Exchange Offer	The Exchange Offer is conditioned upon the closing conditions described in “The Exchange Offer—Conditions of the Exchange Offer.” Our offer to exchange is not subject to any minimum tender condition.

No Appraisal Rights	Holders of preferred stock will not possess appraisal rights in connection with the Exchange Offer.

Procedures for Tendering Shares of Preferred Stock	Certain shares of preferred stock were issued in book-entry form, and are currently represented by one or more global certificates held for the account of DTC. If your securities are book-entry securities, you may tender your shares of preferred stock by transferring them through ATOP or following the other procedures described under “The Exchange Offer—Procedures for Tendering.”

If you hold your shares of preferred stock through a bank, broker or other nominee, in order to validly tender your shares of preferred stock in the Exchange Offer, you must follow the instructions provided by your bank, broker, custodian, commercial bank, trust company or other nominee with regard to procedures for tendering, in order to enable your bank, broker, custodian, commercial bank, trust company or other nominee to comply with the procedures described below.

Beneficial owners are urged to appropriately instruct their bank, broker, custodian, commercial bank, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction.

In order for a bank, broker, custodian, commercial bank, trust company or other nominee to validly tender your shares of preferred stock in the Exchange Offer, such bank, broker, custodian, commercial bank, trust company or other nominee must deliver to the Exchange Agent an electronic message that will contain:

•	your acknowledgment and agreement to, and agreement to be bound by, the terms of the accompanying letter of transmittal; and

•	a timely confirmation of book-entry transfer of all your shares of preferred stock into the Exchange Agent’s account.

Should you have any questions as to the procedures for tendering your shares of preferred stock, please call your bank, broker, custodian, trust company or other nominee or call the Information Agent.

On the date of any tender for exchange, if your interest in shares of preferred stock is in certificated form, you must do each of the following in order to validly tender for exchange:

•	complete and manually sign the accompanying letter of transmittal provided by the Exchange Agent, or a facsimile of the conversion notice, and deliver the signed letter to the Exchange Agent;

•	surrender the certificates for your shares of preferred stock to the Exchange Agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes.

You may obtain copies of the required form of the letter of transmittal from the Exchange Agent. We describe the procedures for tendering shares of preferred stock in more detail in the section of this prospectus entitled “The Exchange Offer—Procedures for Tendering.”

WE ARE NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES AND THEREFORE YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS OF DTC ON OR PRIOR TO THE EXPIRATION DATE. TENDERS NOT RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE WILL BE DISREGARDED AND WILL HAVE NO EFFECT.

IF YOUR INTEREST AS A HOLDER OF PREFERRED STOCK IS IN CERTIFICATED FORM, YOU MUST DELIVER THE PREFERRED STOCK CERTIFICATES TO BE EXCHANGED IN THE MANNER SPECIFIED IN THE ACCOMPANYING LETTER OF TRANSMITTAL AND A PROPERLY COMPLETED LETTER OF TRANSMITTAL.

Withdrawal Rights	You may withdraw any preferred stock tendered in the Exchange Offer at any time prior to the Expiration Date, and, if the preferred stock has not been accepted for payment, after the expiration of forty business days from the commencement of the Exchange Offer (August 11, 2015). If we decide for any reason not to accept any preferred stock tendered for exchange, the preferred stock will be returned to the registered holder at our expense promptly after the expiration or termination of the Exchange Offer. For further information regarding the withdrawal of tendered preferred stock, see “The Exchange Offer—Withdrawal of Tenders.”

Return of Unaccepted Tenders	If any tendered shares of preferred stock are not accepted for payment for any reason pursuant to the terms and conditions of the Exchange Offer, such shares will be returned without expense to the tendering holder promptly following the Expiration Date or termination of the Exchange Offer.

Risk Factors	You should carefully consider all of the information set forth in this prospectus, and, in particular, you should evaluate the specific factors set forth under “Risk Factors” before deciding whether to participate in the Exchange Offer.

United States Federal Income Tax Considerations for Preferred Stockholders	For U.S. federal income tax purposes, the exchange of preferred stock for common stock will qualify as a recapitalization under Section 368(a)(1)(E) of the Code.

For a discussion of the U.S. federal income tax considerations of participating preferred stockholders in the Exchange Offer, please see the section titled “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the tender of the preferred stock pursuant to the Exchange Offer.

Brokerage Commissions	If your shares of preferred stock are held through a broker or other nominee who tenders shares of preferred stock on your behalf, your broker may charge you a commission for doing so.

Dealer Managers	Compass Point Research & Trading, LLC and Maxim Group LLC

Information Agent and Exchange Agent	Georgeson, Inc. and Computershare Trust Company, N.A., respectively

Market-Trading	The Series A Preferred Stock is not listed on any exchange. The Series B Preferred Stock is listed on the Nasdaq Capital Market under the symbol “WHLRP.” The common stock is listed on the Nasdaq Capital Market under the symbol “WHLR.”

Further Information	If you have questions regarding the procedures for tendering in the Exchange Offer or require assistance in tendering your shares of preferred stock, please contact the Dealer Managers, the Exchange Agent or the Information Agent. If you would like additional copies of this prospectus, our annual, quarterly, and current reports, proxy statement or other information, please contact either the Information Agent or our Secretary. The contact information for the Dealer Managers, the Exchange Agent and the Information Agent is set forth on the back cover of this prospectus. The contact information for our Secretary is set forth above under “Where You Can Find More Information About Wheeler Real Estate Investment Trust, Inc.”

Regulatory Compliance	We are not aware of any material regulatory approvals necessary to complete the Exchange Offer. However, we may not complete the Exchange Offer until the registration statement, of which this prospectus forms a part, is declared effective by the Commission. See “The Exchange Offer—Regulatory Matters.”

RISK FACTORS

You should carefully consider the risk factors set forth below and all of the information contained in this prospectus before deciding whether to participate in the Exchange Offer. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow; however, the following risks are not the only risks facing us. Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations. You may lose all or part of your investment, particularly if any of the events or circumstances described in the aforementioned risks or other material event actually occurs, as our business, financial condition, or results of operations could be materially adversely affected.

Risks Related to Our Business and Operations

Construction and development projects are subject to risks that materially increase the costs of completion.

In the event that we decide to develop and construct new properties or redevelop existing properties, we will be subject to risks and uncertainties associated with construction and development. These risks include, but are not limited to, risks related to obtaining all necessary zoning, land-use, building occupancy and other governmental permits and authorizations, risks related to the environmental concerns of government entities or community groups, risks related to changes in economic and market conditions between development commencement and stabilization, risks related to construction labor disruptions, adverse weather, acts of God or shortages of materials which could cause construction delays and risks related to increases in the cost of labor and materials which could cause construction costs to be greater than projected and adversely impact the amount of our development fees or our results of operations or financial condition.

Our portfolio of properties is dependent upon regional and local economic conditions and is geographically concentrated in the Northeast, Mid-Atlantic, Southeast and Southwest, which may cause us to be more susceptible to adverse developments in those markets than if we owned a more geographically diverse portfolio.

Our properties are located in Alabama, Virginia, North Carolina, Florida, Georgia, South Carolina, West Virginia, Kentucky, Oklahoma, Tennessee and New Jersey, which exposes us to greater economic risks than if we owned a more geographically diverse portfolio. If there is a downturn in the economy in our markets, our operations and our revenue and cash available for distribution, including cash available to pay distributions to our stockholders, could be materially adversely affected. We cannot assure you that our markets will grow or that underlying real estate fundamentals will be favorable to owners and operators of retail properties. Our operations may also be affected if competing properties are built in our markets. Moreover, submarkets within any of our markets may be dependent upon a limited number of industries. Any adverse economic or real estate developments in the Mid-Atlantic, Northeast, Southeast or Southwest markets, or any decrease in demand for retail space resulting from the regulatory environment, business climate or energy or fiscal problems, could adversely impact our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to pay distributions to our stockholders.

As of March 31, 2015, we had approximately $147.6 million of indebtedness outstanding, which may expose us to the risk of default under our debt obligations.

As of March 31, 2015, our total indebtedness was approximately $147.6 million, a substantial portion of which is guaranteed by our Operating Partnership, and we may incur additional debt to finance future acquisition and development activities. Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our properties or to pay the dividends currently contemplated or necessary to maintain our

REIT qualification. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to meet operational needs;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	we may be forced to dispose of one or more of our properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

•	we may violate financial covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

•	our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

The majority of our properties are retail shopping centers and depend on anchor stores or major tenants to attract shoppers and could be adversely affected by the loss of, or a store closure by, one or more of these tenants.

Large, regionally or nationally recognized tenants typically anchor our properties. At any time, our tenants may experience a downturn in their business that may significantly weaken their financial condition. As a result, our tenants, including our anchor and other major tenants, may fail to comply with their contractual obligations to us, seek concessions in order to continue operations or declare bankruptcy, any of which could result in the termination of such tenants’ leases and the loss of rental income attributable to the terminated leases. In addition, certain of our tenants may cease operations while continuing to pay rent, which could decrease customer traffic, thereby decreasing sales for our other tenants at the applicable retail property. In addition to these potential effects of a business downturn, mergers or consolidations among large retail establishments could result in the closure of existing stores or duplicate or geographically overlapping store locations, which could include stores at our retail properties.

Loss of, or a store closure by, an anchor or major tenant could significantly reduce our occupancy level or the rent we receive from our retail properties, and we may not have the right to re-lease vacated space or we may be unable to re-lease vacated space at attractive rents or at all. Moreover, in the event of default by a major tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties. The occurrence of any of the situations described above, particularly if it involves an anchor tenant with leases in multiple locations, could seriously harm our performance and could adversely affect the value of the applicable retail property.

Some of the leases at our retail properties contain “co-tenancy” or “go-dark” provisions, which, if triggered, may allow tenants to pay reduced rent, cease operations or terminate their leases, any of which could adversely affect our performance or the value of the applicable retail property.

Some of the leases at our retail properties contain “co-tenancy” provisions that condition a tenant’s obligation to remain open, the amount of rent payable by the tenant or the tenant’s obligation to continue occupancy on certain conditions, including: (1) the presence of a certain anchor tenant or tenants; (2) the continued operation of an anchor tenant’s store; and (3) minimum occupancy levels at the applicable retail property. If a co-tenancy provision is triggered by a failure of any of these or other applicable conditions, a tenant could have the right to cease operations, to terminate its lease early or to a reduction of its rent. In periods of prolonged economic decline, there is a higher than normal risk that co-tenancy provisions will be triggered as there is a higher risk of tenants closing stores or terminating leases during these periods. In addition to these co-tenancy provisions, certain of the leases at our retail properties contain “go-dark” provisions that allow the tenant to cease operations while continuing to pay rent. This could result in decreased customer traffic at the applicable retail property, thereby decreasing sales for our other tenants at that property, which may result in our other tenants being unable to pay their minimum rents or expense recovery charges. These provisions also may result in lower rental revenue generated under the applicable leases. To the extent co-tenancy or go-dark provisions in our retail leases result in lower revenue or tenant sales or tenants’ rights to terminate their leases early or to a reduction of their rent, our performance or the value of the applicable retail property could be adversely affected.

We may be unable to renew leases, lease vacant space or re-let space as leases expire, thereby increasing or prolonging vacancies, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

As of March 31, 2015, leases representing approximately 10.51% of the square footage and approximately 10.52% of the annualized base rent of the properties in our portfolio will expire during the twelve months ending March 31, 2016, and an additional 4.20% of the square footage of the properties in our portfolio was available. We cannot assure you that leases will be renewed or that our properties will be re-let at net effective rental rates equal to or above the current average net effective rental rates or that substantial rent abatements, tenant improvements, early termination rights or below-market renewal options will not be offered to attract new tenants or retain existing tenants. If the rental rates for our properties decrease, our existing tenants do not renew their leases or we do not re-let a significant portion of our available space and space for which leases will expire, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We may be unable to identify and complete acquisitions of properties that meet our criteria, which may impede our growth and ability to pay dividends as expected.

Our business strategy involves the acquisition of income producing assets such as strip centers, neighborhood centers, grocery-anchored centers, community centers, free-standing retail properties and development properties. These activities require us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategies. We continue to evaluate the market of available properties and may attempt to acquire properties when strategic opportunities exist. However, we may be unable to acquire properties identified as potential acquisition opportunities. Our ability to acquire properties on favorable terms, or at all, may be exposed to the following significant risks:

•	we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

•	even if we enter into agreements for the acquisition of properties, these agreements are subject to conditions to closing, which we may be unable to satisfy; and

•	we may be unable to finance the acquisition on favorable terms or at all.

If we are unable to finance property acquisitions or acquire properties on favorable terms, or at all, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected. In addition, failure to identify or complete acquisitions of suitable properties could slow our growth and hinder our ability to pay dividends as expected.

We face significant competition for acquisitions of real properties, which may reduce the number of acquisition opportunities available to us and increase the costs of these acquisitions.

The current market for acquisitions continues to be extremely competitive. This competition may increase the demand for the types of properties in which we typically invest and, therefore, reduce the number of suitable acquisition opportunities available to us and increase the prices paid for such acquisition properties. We also face significant competition for attractive acquisition opportunities from an indeterminate number of investors, including publicly traded and privately held REITs, private equity investors and institutional investment funds, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk than we can prudently manage, including risks with respect to the geographic proximity of investments and the payment of higher acquisition prices. This competition will increase if investments in real estate become more attractive relative to other forms of investment. Competition for investments may reduce the number of suitable investment opportunities available to us and may have the effect of increasing prices paid for such acquisition properties and/or reducing the rents we can charge and, as a result, adversely affecting our operating results.

Our future acquisitions may not yield the returns we expect, and we may otherwise be unable to operate these properties to meet our financial expectations, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our future acquisitions and our ability to successfully operate the properties we acquire in such acquisitions may be exposed to the following significant risks:

•	even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price;

•	we may acquire properties that are not accretive to our results upon acquisition, and we may not successfully manage and lease those properties to meet our expectations;

•	our cash flow may be insufficient to meet our required principal and interest payments;

•	we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations, and as a result our results of operations and financial condition could be adversely affected;

•	market conditions may result in higher than expected vacancy rates and lower than expected rental rates; and

•	we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for cleanup of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

If we cannot operate acquired properties to meet our financial expectations, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our stockholders may be adversely affected.

High mortgage interest rates and/or unavailability of mortgage debt may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we may be unable to refinance the properties when the loans become due, or to refinance on favorable terms. If interest rates are higher when we refinance our properties, our income could be reduced. If any of these events occur, our cash flow could be reduced. This, in turn, could reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Mortgage debt obligations expose us to the possibility of foreclosure, which could result in the loss of our investment in a property or group of properties subject to mortgage debt.

Incurring mortgage and other secured debt obligations increases our risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing any loans for which we are in default. Any foreclosure on a mortgaged property or group of properties could adversely affect the overall value of our portfolio of properties. For tax purposes, a foreclosure on any of our properties that is subject to a nonrecourse mortgage loan would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

Failure to hedge effectively against interest rate changes may adversely affect financial condition, results of operations, cash flow and per share trading price of our common stock.

Subject to maintaining our qualification as a REIT, we may enter into hedging transactions to protect us from the effects of interest rate fluctuations on floating rate debt. We currently do not have any hedges in place. Our hedging transactions may include entering into interest rate cap agreements or interest rate swap agreements. These agreements involve risks, such as the risk that such arrangements would not be effective in reducing our exposure to interest rate changes or that a court could rule that such an agreement is not legally enforceable. In addition, interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates. Hedging could reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes could materially adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock. In addition, while such agreements would be intended to lessen the impact of rising interest rates on us, they could also expose us to the risk that the other parties to the agreements would not perform, we could incur significant costs associated with the settlement of the agreements or that the underlying transactions could fail to qualify as highly-effective cash flow hedges under generally accepted accounting principles in the United States of America.

Adverse economic and geopolitical conditions and dislocations in the credit markets could have a material adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our business may be affected by market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including the recent dislocations in the credit markets and general global economic downturn. These conditions, or similar conditions existing in the future, may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock as a result of the following potential consequences, among others:

•	decreased demand for retail space, which would cause market rental rates and property values to be negatively impacted;

•	reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans; and

•	our ability to obtain financing on terms and conditions that we find acceptable, or at all, may be limited, which could reduce our ability to pursue acquisition and development opportunities and refinance existing debt, reduce our returns from our acquisition and development activities and increase our future interest expense.

In addition, the economic downturn adversely affected, and may continue to adversely affect, the businesses of many of our tenants. As a result, we may see increases in bankruptcies of our tenants and increased defaults by tenants, and we may experience higher vacancy rates and delays in re-leasing vacant space, which could negatively impact our business and results of operations.

We are subject to risks that affect the general retail environment, such as weakness in the economy, the level of consumer spending, the adverse financial condition of large retailing companies and competition from discount and internet retailers, any of which could adversely affect market rents for retail space and the willingness or ability of retailers to lease space in our shopping centers.

With the exception of our Riversedge North property, which houses our offices, all of our improved properties are in the retail real estate market. This means that we are subject to factors that affect the retail sector generally, as well as the market for retail space. The retail environment and the market for retail space have been, and could continue to be, adversely affected by weakness in the national, regional and local economies, the level of consumer spending and consumer confidence, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the excess amount of retail space in a number of markets and increasing competition from discount retailers, outlet malls, internet retailers and other online businesses. Increases in consumer spending via the Internet may significantly affect our retail tenants’ ability to generate sales in their stores. In addition, some of our retail tenants face competition from the expanding market for digital content and hardware. New and enhanced technologies, including new digital technologies and new web services technologies, may increase competition for certain of our retail tenants.

Any of the foregoing factors could adversely affect the financial condition of our tenants and the willingness of retailers to lease space in our shopping centers. In turn, these conditions could negatively affect market rents for retail space and could materially and adversely affect our financial condition, results of operations, cash flow, the trading price of our common shares and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

We face significant competition in the leasing market, which may decrease or prevent increases of the occupancy and rental rates of our properties.

We compete with numerous developers, owners and operators of real estate, many of which own properties similar to ours in the same submarkets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our tenants’ leases expire. As a result, our financial condition, results of operations, cash flow and per share trading price of our common stock could be adversely affected.

We may be required to make rent or other concessions and/or significant capital expenditures to improve our properties in order to retain and attract tenants, causing our financial condition, results of operations, cash flow and per share trading price of our common stock to be adversely affected.

To the extent adverse economic conditions continue in the real estate market and demand for retail space falls, we expect that, upon expiration of leases at our properties, we may be required to make rent or other concessions to tenants, accommodate requests for renovations, build-to-suit remodeling and other improvements or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire and to attract new tenants in sufficient numbers. Additionally, we may need to raise capital to make such expenditures. If we are unable to do so or capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which could cause an adverse effect to our financial condition, results of operations, cash flow and per share trading price of our common stock.

The actual rents we receive for the properties in our portfolio may be less than our asking rents, which could negatively impact our ability to generate cash flow growth.

As a result of various factors, including competitive pricing pressure in our submarkets, adverse conditions in the Northeast, Mid-Atlantic, Southeast and Southwest real estate markets, a general economic downturn and the desirability of our properties compared to other properties in our submarkets, we may be unable to realize the asking rents across the properties in our portfolio. In addition, the degree of discrepancy between our asking rents and the actual rents we are able to obtain may vary both from property to property and among different leased spaces within a single property. If we are unable to obtain rental rates that are on average comparable to our asking rents across our portfolio, then our ability to generate cash flow growth will be negatively impacted. In addition, depending on asking rental rates at any given time as compared to expiring leases in our portfolio, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases.

We have and may continue to acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in stockholder dilution and limit our ability to sell such assets.

We have and in the future we may continue to acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for partnership interests in our Operating Partnership, which may result in stockholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

Our real estate development activities are subject to risks particular to development, such as unanticipated expenses, delays and other contingencies, any of which could adversely affect our financial condition, results of operations, cash flow and the per share trading price of our common stock.

We may engage in development and redevelopment activities with respect to certain of our properties. To the extent that we do so, we will be subject to the following risks associated with such development and redevelopment activities:

•	unsuccessful development or redevelopment opportunities could result in direct expenses to us;

•	construction or redevelopment costs of a project may exceed original estimates, possibly making the project less profitable than originally estimated, or unprofitable;

•	time required to complete the construction or redevelopment of a project or to lease up the completed project may be greater than originally anticipated, thereby adversely affecting our cash flow and liquidity;

•	contractor and subcontractor disputes, strikes, labor disputes or supply disruptions;

•	failure to achieve expected occupancy and/or rent levels within the projected time frame, if at all;

•	delays with respect to obtaining or the inability to obtain necessary zoning, occupancy, land use and other governmental permits, and changes in zoning and land use laws;

•	occupancy rates and rents of a completed project may not be sufficient to make the project profitable;

•	our ability to dispose of properties developed or redeveloped with the intent to sell could be impacted by the ability of prospective buyers to obtain financing given the current state of the credit markets; and

•	the availability and pricing of financing to fund our development activities on favorable terms or at all.

These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development or redevelopment activities once undertaken, any of which could have an adverse effect on our financial condition, results of operations, cash flow and the per share trading price of our common stock.

Our success depends on key personnel whose continued service is not guaranteed, and the loss of one or more of our key personnel could adversely affect our ability to manage our business and to implement our growth strategies, or could create a negative perception in the capital markets.

Our ability to manage anticipated future growth depends, in large part, upon the efforts of key personnel, particularly Mr. Wheeler, who has experience with the market, beneficial relationships and exercises substantial influence over our operational, financing, acquisition and disposition activity. Among the reasons that Mr. Wheeler is important to our success is that he has a national and regional industry reputation that attracts business and investment opportunities and assists us in negotiations with lenders, existing and potential tenants and industry personnel. If we lose his services, our relationships with such persons could diminish.

We may be subject to on-going or future litigation, including existing claims relating to the entities that own the properties described in this prospectus and otherwise in the ordinary course of business, which could have a material adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may be subject to on-going litigation, including existing claims relating to the entities that own the properties and operate the businesses described in this prospectus and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of currently asserted claims or of those that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby having an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.

On July 10, 2008, one of our subsidiaries, Perimeter Associates, LLC (“Perimeter”), sued a tenant for breach of contract, guaranty of the contract and fraud related to an executed lease. In response, on August 22, 2008, the defendant filed a counterclaim against Perimeter for breach of contract, unjust enrichment, reliance and fraud. On April 8, 2013, the court found in favor of the defendant and assessed damages against Perimeter in the amount of $13,300. On or about May 8, 2013, Perimeter appealed the judgment of the lower court to the Oklahoma Supreme Court. Subsequent to the initial judgment, the defendant’s attorney applied to the court to be reimbursed for approximately $368,000 in legal fees incurred by the defendant during litigation. On July 9, 2013, the lower court awarded the defendant approximately $267,000 of the defendant’s legal fees. Perimeter expects to amend its appeal with the Oklahoma Supreme Court to include the issue of the award of legal fees. We have posted bonds for both judgments and have accrued for the judgments in our financial statements as of March 31, 2015. We will continue to vigorously litigate the issues raised upon appeal.

We may not be able to rebuild our existing properties to their existing specifications if we experience a substantial or comprehensive loss of such properties.

In the event that we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our properties.

Potential losses may not be covered by insurance or may exceed policy limits and we could incur significant costs and lose our equity in the damaged properties.

We carry comprehensive liability insurance policies, covering all of our properties. Our insurance coverage contains policy specifications and insured limits customarily carried for similar properties and business activities. If a loss or damages are suffered at one or more of our properties, our insurer may attempt to limit or void our coverage by arguing that the loss resulted from facts or circumstances not covered by our policy. Furthermore, if we experience a loss that is uninsured or that exceeds our policy limits, we could incur significant costs and lose the capital invested in the damaged or otherwise adversely affected properties as well as the anticipated future cash flows from those properties.

We have a limited operating history as a REIT and a publicly traded company. We have limited financing sources, and we may not be able to successfully operate as a REIT or a publicly traded company.

We have a limited operating history as a REIT and a publicly traded company. We cannot assure you that the past experience of Mr. Wheeler and our management team will be sufficient to successfully operate our company as a REIT or a publicly traded company, including the requirements to timely meet disclosure requirements of the SEC, and comply with the Sarbanes-Oxley Act of 2002 and REIT requirements imposed by the Code. Failure to operate successfully as a public company or maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

Additionally, we have limited financing sources. If our capital resources are insufficient to support our operations, we will not be successful. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in the early stages of development. To be successful in this market, we must, among other things:

•	identify and acquire additional investments that further our investment strategies;

•	increase awareness of our REIT within the investment products market;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

•	respond to competition for our targeted real estate properties and other investment as well as for potential investors.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

Our estimated cash available for distribution is insufficient to cover our anticipated annual dividends and distributions paid from sources other than our cash flow from operations will result in us having fewer funds available for the acquisition of properties, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

Our operating cash flow currently is insufficient to cover our anticipated monthly and quarterly distributions to common stockholders and preferred stockholders. We have paid distributions from sources other than from our cash flow from operations. Until we acquire additional properties, we will not generate sufficient cash flow from operations to pay our anticipated monthly and quarterly distributions. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

By funding distributions from our cash on hand or borrowings we will have less funds available for acquiring properties. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of offerings may affect our ability to generate cash flows. Funding distributions from the sale of securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you, any or all of which may have an adverse effect on your investment.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between our co-venturers and us.

We may co-invest in the future with other third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. Consequently, with respect to any such arrangement we may enter into in the future, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives, and they may have competing interests in our markets that could create conflict of interest issues. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. In addition, a sale or transfer by us to a third party of our interests in the joint venture may be subject to consent rights or rights of first refusal, in favor of our joint venture partners, which would in each case restrict our ability to dispose of our interest in the joint venture. Where we are a limited partner or non-managing member in any partnership or limited liability company, if such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers. Our joint ventures may be subject to debt and, in the current volatile credit market, the refinancing of such debt may require equity capital calls.

Site Applications, LLC (“Site Applications”), owned by Mr. Wheeler, will face conflicts of interest caused by its arrangement with us, which could result in actions that are not in the long-term best interests of our stockholders.

We use Site Applications, an entity owned by Mr. Wheeler, for smaller property improvements in exchange for a fee. As a result, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties with regards to fees we pay to Site Applications. Accordingly, fees we pay to Site Applications may be higher than to third-parties. We do not have an exclusive arrangement with Site Applications as they perform work for other third-parties.

Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability, among other things, to meet our capital and operating needs or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

In order to maintain our qualification as a REIT, we are required under the Code, among other things, to distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we intend to rely on third-party sources to fund our capital needs. We may not be able to obtain such financing on favorable terms or at all and any additional debt we incur will increase our leverage and likelihood of default. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock.

Recently, the capital markets have been subject to significant disruptions. If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to maintain our qualification as a REIT.

Failure by any major tenant to make rental payments to us, because of a deterioration of its financial condition, a termination of its lease, a non-renewal of its lease or otherwise, could seriously harm our results of operations.

Approximately 35% of the base rental revenue of our properties was derived from our ten largest tenants. Our largest tenant is Food Lion, which accounted for approximately 8% of base rental revenue of our properties as of March 31, 2015. At any time, our tenants may experience a downturn in their businesses that may significantly weaken their financial condition, whether as a result of general economic conditions or otherwise. As a result, our tenants may fail to make rental payments when due, delay lease commencements, decline to extend or renew leases upon expiration or declare bankruptcy. Any of these actions could result in the termination of the tenants’ leases or the failure to renew a lease and the loss of rental income attributable to the terminated leases. The occurrence of any of the situations described above could materially adversely affect our results of operations.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In providing financing to us, a lender may impose restrictions on us that would affect our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our distribution and operating policies. In general, we expect that our loan agreements will restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Such loan documents may contain other negative covenants that may limit our ability to discontinue insurance coverage or impose other limitations. Any such restriction or limitation may limit our ability to make distributions to you. Further, such restrictions could make it difficult for us to satisfy the requirements necessary to qualify as a REIT.

Certain events may expose us to the risk of default under our debt obligations.

Portions of the documentation for certain of the loans secured by properties in our portfolio are vaguely drafted and subject to multiple interpretations, and certain of our financing activities could be interpreted to violate covenants in some of our loan agreements. To the extent a court or arbiter were to agree that those interpretations are accurate, the applicable lender could have the ability to accelerate such debt obligations. If any one of these events were to occur, our financial condition, results of operations, liquidity and trading price of our common stock could be adversely affected.

The federal government’s “green lease” policies may adversely affect us.

In recent years, the federal government has instituted “green lease” policies that allow a government tenant to require leadership in energy and environmental design for commercial interiors, or LEED®-CI, certification in selecting new premises or renewing leases at existing premises. In addition, the Energy Independence and Security Act of 2007 allows the General Services Administration to prefer buildings for lease that have received an “Energy Star” label. Obtaining such certifications and labels may be costly and time consuming, but our failure to do so may result in our competitive disadvantage in acquiring new or retaining existing government tenants.

Technological developments may impact customer traffic at certain tenants’ stores and ultimately sales at such stores.

We may be adversely affected by developments of new technology that may cause the business of certain of our tenants to become substantially diminished or functionally obsolete, with the result that such tenants may be unable to pay rent, become insolvent, file for bankruptcy protection, close their stores or terminate their leases. Examples of the potentially adverse effects of new technology on retail businesses include, amongst other things, the advent of online movie rentals on video stores, the effect of e-books and small screen readers on book stores, and increased sales of many products online.

Substantial recent annual increases in online sales have also caused many retailers to sell products on line on their websites with pick-ups at a store or warehouse or through deliveries. With special reference to our principal tenants, online grocery orders are available and especially useful in urban areas, but have not yet become a major factor affecting grocers in our portfolio.

Natural disasters and severe weather conditions could have an adverse impact on our cash flow and operating results.

Some of our properties could be subject to potential natural or other disasters. In addition, we may acquire properties that are located in areas that are subject to natural disasters, such as earthquakes and droughts. Properties could also be affected by increases in the frequency or severity of tornados, hurricanes or other storms, whether such increases are caused by global climate changes or other factors. The occurrence of natural disasters or severe weather conditions can increase investment costs to repair or replace damaged properties, increase operating costs, increase future property insurance costs, and/or negatively impact the tenant demand for lease space. If insurance is unavailable to us, or is unavailable on acceptable terms, or if our insurance is not adequate to cover business interruption or losses from such events, our earnings, liquidity and/or capital resources could be adversely affected.

Risks Related to the Real Estate Industry

There are inherent risks associated with real estate investments and with the real estate industry, each of which could have an adverse impact on our financial performance and the value of our properties.

Real estate investments are subject to various risks and fluctuations and cycles in value and demand, many of which are beyond our control. Our financial performance and the value of our properties can be affected by many of these factors, including the following:

•	adverse changes in financial conditions of buyers, sellers and tenants of our properties, including bankruptcies, financial difficulties or lease defaults by our tenants;

•	the national, regional and local economy, which may be negatively impacted by concerns about increasing interest rates, inflation, deflation and government deficits, high unemployment rates, decreased consumer confidence, industry slowdowns, reduced corporate profits, liquidity concerns in our markets and other adverse business concerns;

•	local real estate conditions, such as an oversupply of, or a reduction in, demand for retail space and the availability and creditworthiness of current and prospective tenants;

•	vacancies or ability to rent retail space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options;

•	changes in operating costs and expenses, including, without limitation, increasing labor and material costs, insurance costs, energy prices, environmental restrictions, real estate taxes and costs of compliance with laws, regulations and government policies, which we may be restricted from passing on to our tenants;

•	fluctuations in interest rates, which could adversely affect our ability, or the ability of buyers and tenants of our properties, to obtain financing on favorable terms or at all;

•	competition from other real estate investors with significant capital, including other real estate operating companies, publicly traded REITs and institutional investment funds;

•	inability to refinance our indebtedness, which could result in a default on our obligation;

•	the convenience and quality of competing retail properties;

•	inability to collect rent from tenants;

•	our ability to secure adequate insurance;

•	our ability to secure adequate management services and to maintain our properties;

•	changes in, and changes in enforcement of, laws, regulations and governmental policies, including, without limitation, health, safety, environmental, zoning and tax laws, government fiscal policies and the Americans with Disabilities Act of 1990 (the “ADA”); and

•	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes, wind damage and floods, which may result in uninsured and underinsured losses.

In addition, because the yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs incurred, a period of economic slowdown or recession, or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults among our existing leases, and, consequently, our properties, including any held by joint ventures, may fail to generate revenues sufficient to meet operating, debt service and other expenses. As a result, we may have to borrow amounts to cover fixed costs, and our financial condition, results of operations, cash flow, per share market price of our common stock and ability to satisfy our principal and interest obligations and to make distributions to our stockholders may be adversely affected.

Our performance and value are subject to risks associated with real estate assets and the real estate industry, including local oversupply, reduction in demand or adverse changes in financial conditions of buyers, sellers and tenants of properties, which could decrease revenues or increase costs, which would adversely affect our financial condition, results of operations, cash flow and the per share trading price of our common stock.

Our ability to pay expected dividends to our stockholders depends on our ability to complete future acquisitions as well as our ability to generate revenues in excess of expenses, scheduled principal payments on debt and capital expenditure requirements. Events and conditions generally applicable to owners and operators of real property that are beyond our control may decrease cash available for distribution and the value of our properties. These events include many of the risks set forth above under “—Risks Related to Our Business and Operations,” as well as the following:

•	local oversupply or reduction in demand for retail space;

•	adverse changes in financial conditions of buyers, sellers and tenants of properties;

•	vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options, and the need to periodically repair, renovate and re-let space;

•	increased operating costs, including insurance premiums, utilities, real estate taxes and state and local taxes;

•	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes and floods, which may result in uninsured or underinsured losses;

•	decreases in the underlying value of our real estate;

•	changing submarket demographics; and

•	changing traffic patterns.

In addition, periods of economic downturn or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases, which would adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

The real estate investments made, and to be made, by us are relatively difficult to sell quickly. As a result, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, our ability to dispose of one or more properties within a specific time period is subject to weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, such as the current economic downturn, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located.

In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms, which may adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our property taxes could increase due to property tax rate changes or reassessment, which would adversely impact our cash flows.

Although we believe we qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. The amount of property taxes we pay in the future may increase substantially from what we have paid in the past. If the property taxes we pay increase, our cash flow would be adversely impacted, and our ability to pay any expected dividends to our stockholders could be adversely affected.

Our properties may contain asbestos or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem, which could adversely affect the value of the affected property and our ability to make distributions to our stockholders.

We are required by federal regulations with respect to our properties to identify and warn, via signs and labels, of potential hazards posed by workplace exposure to installed asbestos-containing materials (“ACMs”), and potential ACMs. We may be subject to an increased risk of personal injury lawsuits by workers and others exposed to ACMs and potential ACMs at our properties as a result of these regulations. The regulations may affect the value of any of our properties containing ACMs and potential ACMs. Federal, state and local laws and regulations also govern the removal, encapsulation, disturbance, handling and disposal of ACMs and potential ACMs when such materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a property.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions.

The presence of ACMs or significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the ACMs or mold from the affected property. In addition, the presence of ACMs or significant mold could expose us to claims of liability to our tenants, their or our employees, and others if property damage or health concerns arise.

Acquired properties may be located in new markets where we may face risks associated with investing in an unfamiliar market.

We may acquire properties in markets that are new to us. When we acquire properties located in new markets, we may face risks associated with a lack of market knowledge or understanding of the local economy, forging new business relationships in the area and unfamiliarity with local government and permitting procedures. We work to mitigate such risks through extensive diligence and research and associations with experienced service providers. However, there can be no guarantee that all such risks will be eliminated.

We may acquire properties with lock-out provisions, or agree to such provisions in connection with obtaining financing, which may prohibit us from selling or refinancing a property during the lock-out period.

We may acquire properties in exchange for common units of our Operating Partnership and agree to restrictions on sales or refinancing, called “lock-out” provisions, which are intended to preserve favorable tax treatment for the owners of such properties who sell them to us. In addition, we may agree to lock-out provisions in connection with obtaining financing for the acquisition of properties. Lock-out provisions could materially restrict us from selling, otherwise disposing of or refinancing properties. These restrictions could affect our ability to turn our investments into cash and thus affect cash available for distributions to our stockholders. Lock-out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, could adversely impact the market value of our common stock. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

As an owner of real estate, we could incur significant costs and liabilities related to environmental matters.

Under various federal, state and local laws and regulations relating to the environment, as a current or former owner or operator of real property, we may be liable for costs and damages resulting from the presence or discharge of hazardous or toxic substances, waste or petroleum products at, on, in, under or migrating from such property, including costs to investigate, clean up such contamination and liability for harm to natural resources. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability may be joint and several. These liabilities could be substantial and the cost of any required remediation, removal, fines or other costs could exceed the value of the property and/or our aggregate assets. In addition, the presence of contamination or the failure to remediate contamination at our properties may expose us to third-party liability for costs of remediation and/or personal or property damage or materially adversely affect our ability to sell, lease or develop our properties or to borrow using the properties as collateral. In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.

Additionally, we possess Phase I Environmental Site Assessments for all of the properties in our portfolio. However, the assessments are limited in scope (e.g., they do not generally include soil sampling, subsurface investigations, hazardous materials surveys or lead-based paint inspections or asbestos inspections) and may have failed to identify all environmental conditions or concerns. Furthermore, the Phase I Environmental Site Assessment reports for all of the properties in our portfolio are limited to the information available to the licensed site professional at the time of the investigation, and, as such, may not disclose all potential or existing environmental contamination liabilities at the properties in our portfolio arising after the date of such investigation. As a result, we could potentially incur material liability for these issues, which could adversely impact our financial condition, results of operations, cash flow and the per share trading price of our common stock. Some of the Phase I Environmental Site Assessments in our possession indicate the possibility of lead-based paint and asbestos containing materials located on and within buildings on some of our properties and polychlorinated biphenyl-containing electrical transformers located or adjacent to some of our properties. However, management believes that the potential liabilities resulting from removing these items would be immaterial.

As the owner of the buildings on our properties, we could face liability for the presence of hazardous materials (e.g., asbestos or lead) or other adverse conditions (e.g., poor indoor air quality) in our buildings. Environmental laws govern the presence, maintenance, and removal of hazardous materials in buildings, and if we do not comply with such laws, we could face fines for such noncompliance. Also, we could be liable to third parties (e.g., occupants of the buildings) for damages related to exposure to hazardous materials or adverse conditions in our buildings, and we could incur material expenses with respect to abatement or remediation of hazardous materials or other adverse conditions in our buildings. In addition, some of our tenants routinely handle and use hazardous or regulated substances and wastes as part of their operations at our properties, which are subject to regulation. Such environmental and health and safety laws and regulations could subject us or our tenants to liability resulting from these activities. Environmental liabilities could affect a tenant’s ability to make rental payments to us, and changes in laws could increase the potential liability for noncompliance. This may result in significant unanticipated expenditures or may otherwise materially and adversely affect our operations, or those of our tenants, which could in turn have an adverse effect on us.

We cannot assure you that costs or liabilities incurred as a result of environmental issues will not affect our ability to make distributions to you or that such costs or other remedial measures will not have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock. If we do incur material environmental liabilities in the future, we may face significant remediation costs, and we may find it difficult to sell any affected properties.

We may incur significant costs complying with various federal, state and local laws, regulations and covenants that are applicable to our properties.

The properties in our portfolio are subject to various covenants and federal, state and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or restrict our use of our properties and may require us to obtain approval from local officials of community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic or hazardous material abatement requirements. There can be no assurance that existing laws and regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Our growth strategy may be affected by our ability to obtain permits, licenses and zoning relief. Our failure to obtain such permits, licenses and zoning relief or to comply with applicable laws could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

In addition, federal and state laws and regulations, including laws such as the ADA and the Fair Housing Amendment Act of 1988 (the “FHAA”), impose further restrictions on our properties and operations. Under the ADA and the FHAA, all public accommodations must meet federal requirements related to access and use by disabled persons. Some of our properties may currently be in non-compliance with the ADA or the FHAA. If one or more of the properties in our portfolio is not in compliance with the ADA, the FHAA or any other regulatory requirements, we may be required to incur additional costs to bring the property into compliance and we might incur governmental fines or the award of damages to private litigants. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely impact our financial condition, results of operations, cash flow and per share trading price of our common stock.

Risks Related to Our Organization Structure

Conflicts of interest may exist or could arise in the future between the interests of our stockholders and the interests of holders of units in our Operating Partnership, which may impede business decisions that could benefit our stockholders.

Conflicts of interest may exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any partner thereof, on the other. Our directors and officers have duties to our company under Maryland law in connection with their management of our company. At the same time, we, as the general partner of our Operating Partnership, have fiduciary duties and obligations to our Operating Partnership and its limited partners under Virginia law and the partnership agreement of our Operating Partnership (the “Partnership Agreement”) in connection with the management of our Operating Partnership. Our fiduciary duties and obligations as the general partner of our Operating Partnership may come into conflict with the duties of our directors and officers to our company.

Under Virginia law, a general partner of a Virginia limited partnership has fiduciary duties of loyalty and care to the partnership and its partners and must discharge its duties and exercise its rights as general partner under the Partnership Agreement or Virginia law consistently with the obligation of good faith and fair dealing. The Partnership Agreement provides that, in the event of a conflict between the interests of our Operating Partnership or any partner, on the one hand, and the separate interests of our company or our stockholders, on the other hand, we, in our capacity as the general partner of our Operating Partnership, are under no obligation not to give priority to the separate interests of our company or our stockholders, and that any action or failure to act on our part or on the part of our directors that gives priority to the separate interests of our company or our stockholders that does not result in a violation of the contract rights of the limited partners of the Operating Partnership under its Partnership Agreement does not violate the duty of loyalty that we, in our capacity as the general partner of our Operating Partnership, owe to the Operating Partnership and its partners.

Additionally, the Partnership Agreement provides that we will not be liable to the Operating Partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partner, except for liability for our intentional harm or gross negligence. Our Operating Partnership must indemnify us, our directors and officers, officers of our Operating Partnership and our designees from and against any and all claims that relate to the operations of our Operating Partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) the person actually received an improper personal benefit in violation or breach of the Partnership Agreement or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our Operating Partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. Our Operating Partnership will not indemnify or advance funds to any person with respect to any action initiated by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person’s right to indemnification under the Partnership Agreement) or if the person is found to be liable to our Operating Partnership on any portion of any claim in the action.

We may pursue less vigorous enforcement of terms of the contribution and subscription agreements or purchase and sale agreements with members of our management and our affiliates because of our dependence on them and conflicts of interest.

Mr. Wheeler has in the past and may in the future be a party, whether directly or indirectly, to contribution and subscription agreements or purchase and sale agreements with us pursuant to which we acquired or will acquire interests in properties and assets. In addition, our other executive officers are parties to employment agreements with us. We may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationships with members of our management and their affiliates, which could negatively impact our stockholders.

Our board of directors may change our investment and financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our investment and financing policies are exclusively determined by our board of directors. Accordingly, our stockholders do not control these policies. Further, while our board of directors will review our ratio of debt to total capital on a quarterly basis, with the goal of maintaining a reasonable rate consistent with our expected ratio of debt to total market capitalization going forward, our charter and bylaws do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy changed, we could become more highly leveraged, which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regard to the foregoing could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

As permitted by Maryland law, our charter eliminates the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited.

We are a holding company with no direct operations and, as such, we will rely on funds received from our Operating Partnership to pay liabilities, and the interests of our stockholders will be structurally subordinated to all liabilities and obligations of our Operating Partnership and its subsidiaries.

We are a holding company and will conduct substantially all of our operations through our Operating Partnership. We do not have, apart from an interest in our Operating Partnership, any independent operations. As a result, we will rely on distributions from our Operating Partnership to pay any dividends we might declare on shares of our common stock. We will also rely on distributions from our Operating Partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our Operating Partnership. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our Operating Partnership and its subsidiaries will be available to satisfy the claims of our stockholders only after all of our and our Operating Partnership’s and our other subsidiaries’ liabilities and obligations have been paid in full.

Our Operating Partnership may issue additional partnership units to third parties without the consent of our stockholders, which would reduce our ownership percentage in our Operating Partnership and would have a dilutive effect on the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our stockholders.

As of March 31, 2015, we own 83.47% of the outstanding common units of our Operating Partnership, and we may, in connection with our acquisition of properties or otherwise, issue additional partnership units to third parties. Such issuances would reduce our ownership percentage in our Operating Partnership and affect the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our stockholders. Because you will not directly own partnership units, you will not have any voting rights with respect to any such issuances or other partnership level activities of our Operating Partnership.

Loss of our exemption from regulation pursuant to the 1940 Act would adversely affect us.

We conduct our business so as not to become regulated as an investment company under the 1940 Act in reliance on the exemption provided by Section 3(c)(5)(C) of the 1940 Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires that: (i) at least 55% of our investment portfolio consist of “mortgages and other liens on and interest in real estate,” or “qualifying real estate interests,” and (ii) at least 80% of our investment portfolio consist of qualifying real estate interests plus “real estate-related assets.” If we fail to qualify for an exemption from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced. Our business will be materially and adversely affected if we fail to qualify for this exemption from regulation pursuant to the 1940 Act.

Upon the sale of any individual property, holders of preferred stock do not have a priority over holders of our common stock regarding return of capital.

Holders of our preferred stock do not have a right to receive a return of capital prior to holders of our common stock upon the individual sale of a property. Depending on the price at which such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of our preferred stock, provided that any accrued but unpaid dividends have been paid in full to holders of preferred stock. It is also possible that holders of our common stock will receive additional distributions from the sale of a property (in excess of their capital attributable to the asset sold) before the holders of preferred stock receive a return of their capital.

Shares of our common stock are subordinate to shares of our preferred stock as to dividend rights, and rights upon liquidation.

Our preferred stock ranks senior to our common stock with regards to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs. In the event our business fails to generate sufficient cash flow from operations or future borrowings are not available to us, we may not have sufficient proceeds to make distributions to our common stock holders after distributions have been made to holders of our preferred stock. In addition, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to make distributions on any or all of the common stock then outstanding.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and the value of our common stock.

We have elected to be taxed, and we operate in a manner that will allow us to qualify, as a REIT for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service (the “IRS”) that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Therefore, we cannot assure you that we qualify as a REIT, or that we will remain qualified as such in the future. If we lose our REIT status, we will face serious tax consequences that would substantially reduce the funds available for distribution to you for each of the years involved because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for five taxable years following the year during which we were disqualified.

Any such corporate tax liability could be substantial and would reduce our cash available for, among other things, our operations and distributions to stockholders. In addition, if we fail to qualify as a REIT, we will not be required to make distributions to our stockholders. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could materially and adversely affect the value of our common stock.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code, or the Treasury Regulations, is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, excluding net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we continue to qualify as a REIT for U.S. federal income tax purposes, we may be subject to some federal, state and local income, property and excise taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer. In addition, our taxable REIT subsidiaries will be subject to tax as regular corporations in the jurisdictions they operate.

If our Operating Partnership fails to continue to qualify as a partnership for U.S. federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

We believe that our Operating Partnership will continue to be treated as a partnership for U.S. federal income tax purposes. As a partnership, our Operating Partnership will not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, will be allocated, and may be required to pay tax with respect to, its share of our Operating Partnership’s income. We cannot assure you, however, that the IRS will not challenge the status of our Operating Partnership or any other subsidiary partnership in which we own an interest as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our Operating Partnership or any such other subsidiary partnership as an entity taxable as a corporation for U.S. federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to continue to qualify as a REIT. Also, the failure of our Operating Partnership or any subsidiary partnerships to continue to qualify as a partnership could cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions, and the unavailability of such capital on favorable terms at the desired times, or at all, may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, which could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

To continue to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year, excluding net capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to maintain our REIT status and avoid the payment of income and excise taxes, we may need to borrow funds to meet the REIT distribution requirements even if the then prevailing market conditions are not favorable for these borrowings. These borrowing needs could result from, among other things, differences in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. These sources, however, may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of factors, including the market’s perception of our growth potential, our current debt levels, the market price of our common stock, and our current and potential future earnings. We cannot assure you that we will have access to such capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, and could adversely affect our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may in the future choose to pay dividends in our common stock, in which case you may be required to pay tax in excess of the cash you receive.

We may distribute taxable dividends that are payable in our common stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. For more information on the tax consequences of distributions with respect to our common stock, see “Material U.S. Federal Income Tax Considerations.” Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, such sales may have an adverse effect on the per share trading price of our common stock.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for the 20% rate. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the 20% rate continues to apply to regular corporate qualified dividends, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our common stock.

The tax imposed on REITs engaging in “prohibited transactions” may limit our ability to engage in transactions that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% excise tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe harbors.

Complying with REIT requirements may affect our profitability and may force us to liquidate or forgo otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our stockholders. We may be required to liquidate or forgo otherwise attractive investments in order to satisfy the asset and income tests or to qualify under certain statutory relief provisions. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (1) sell assets in adverse market conditions; (2) borrow on unfavorable terms; or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT requirements could have an adverse effect on our business results, profitability and ability to execute our business plan. Moreover, if we are compelled to liquidate our investments to meet any of these asset, income or distribution tests, or to repay obligations to our lenders, we may be unable to comply with one or more of the requirements applicable to REITs or may be subject to a 100% tax on any resulting gain if such sales constitute prohibited transactions.

Legislative or other actions affecting REITs could have a negative effect on us, including our ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, with or without retroactive application, could adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification.

Risks Related to the Exchange Offer

The number of shares of common stock offered per share of preferred stock in the Exchange Offer is fixed and will not be adjusted. The market price of our common stock may fluctuate, and the market price of the shares of common stock upon settlement of the Exchange Offer could be less than the market price at the time you tender your preferred stock.

The number of shares of common stock offered for each share of preferred stock accepted for exchange is fixed at the amounts specified on the cover of this prospectus and will not be adjusted regardless of any increase or decrease in the market price of our common stock or the preferred stock between the date of this prospectus and the settlement date. Therefore, the market price of the common stock at the time you receive your common stock on the settlement date, when we deliver common stock in exchange for preferred stock, could be less than the market price at the time you tender your preferred stock. The market price of our common stock has recently been subject to significant fluctuations and volatility. The market price of our common stock could continue to fluctuate and be subject to volatility during the period of time between when we accept preferred stock for exchange in the Exchange Offer and the settlement date, when we deliver common stock in exchange for preferred stock, or any extension of the Expiration Date.

The market price of our common stock may decline due to the number of shares of common stock to be issued in exchange for the preferred stock.

The market price of our common stock could decline as a result of the issuance of a large number of shares of common stock in the market after the Exchange Offer or the perception that such an issuance could occur. This issuance, or the possibility that such issuance may occur, also might make it more difficult for holders of shares of our common stock to sell such shares in the future at a time and at a price they would deem appropriate.

Assuming a sufficient number of shares of outstanding preferred stock subject to the offer to exchange are validly tendered and accepted for exchange so that we issue all 20,853,250 shares of our common stock being offered under this prospectus, we would have 75,291,972 shares of our common stock outstanding, an increase of 20,853,250 shares from the amount outstanding on the date of this prospectus.

Additional issuances of common stock or securities convertible into common stock, the conversion of our outstanding shares of convertible notes, Series B Preferred Stock and/or exercise of our warrants may further dilute existing holders of our common stock.

We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of our common stock, securities convertible into or exchangeable for shares of our common stock, or securities effectively equivalent to our common stock to fund strategic initiatives or other business needs or to raise additional capital. Depending on our capital needs, we may make such a determination in the near future or in subsequent periods. The market price of our common stock could decline as a result of any such future offering, as well as other sales of a large block of shares of our common stock or similar securities in the market thereafter, or the perception that such sales could occur.

Further, we have issued convertible notes, Series B Preferred Stock and warrants in prior offerings. The convertible notes and Series B Preferred Stock are convertible into shares of our common stock, and the warrants are each exercisable for a share of our common stock. In the event you exchange your shares of Series A or Series B Preferred Stock for shares of our common stock, you may experience dilution in your holdings if, subsequently, shares of our convertible notes, Series A Preferred Stock or Series B Preferred Stock are converted into common stock and/or our warrants are exercised.

In addition, such additional equity issuances would reduce any earnings available to the holders of our common stock and the return thereon unless our earnings increase correspondingly. We cannot predict the timing or size of future equity issuances, if any, or the effect that they may have on the market price of the common stock. The issuance of substantial amounts of equity, or the perception that such issuances may occur, could adversely affect the market price of our common stock.

The market price of our common stock may fluctuate.

The market price of our common stock could be subject to significant fluctuations because of factors specifically related to our businesses and general market conditions. Factors that could cause such fluctuations, many of which could be beyond our control, include the following:

•	changes or perceived changes in the condition, operations, results or prospects of our businesses and market assessments of these changes or perceived changes;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	changes in governmental regulations or proposals, or new government regulations or proposals, affecting us, including those relating to the current financial crisis and global economic downturn and those that may be specifically directed to us;

•	the continued decline, failure to stabilize or lack of improvement in general market and economic conditions in our principal markets;

•	the departure of key personnel;

•	changes in the credit, mortgage and real estate markets;

•	operating results that vary from expectations of management, securities analysts and investors; and

•	operating and stock price performance of companies that investors deem comparable to us.

All of our debt obligations and our preferred stock will have priority over our common stock with respect to payment in the event of a liquidation, dissolution or winding up.

In any event of our liquidation, dissolution or winding up, our common stock would rank below all debt claims against us and all of our outstanding shares of preferred stock. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until after our obligations to our debt holders and holders of preferred stock have been satisfied.

By tendering your shares of preferred stock, you will lose your right to receive certain cash payments and other rights associated with the preferred stock.

Holders of our preferred stock are entitled to cumulative quarterly dividends, which are paid when, if and as declared by our board of directors. In addition, our charter currently requires us to pay dividends on our preferred stock before we pay any dividends on our common stock. If your shares of preferred stock are validly tendered and accepted for exchange, you will lose the right to receive any dividend payments that may be made in the future on such shares after completion of the Exchange Offer including dividends on the preferred stock that will accumulate until the shares of preferred stock are converted as described in “Description of Capital Stock—Preferred Stock.” Similarly, you will lose other rights associated with preferred stock, such as the liquidation preference.

Shares of preferred stock that you continue to hold after the Exchange Offer are expected to become less liquid following the Exchange Offer.

The Series A Preferred Stock is not listed in any securities exchange. The Series B Preferred Stock is listed on the Nasdaq Capital Market under the symbol “WHLRP.” If a sufficiently large number of shares of either series of preferred stock do not remain outstanding after the Exchange Offer, the trading market for the remaining outstanding shares of that series of preferred stock may be less liquid and market prices may fluctuate significantly depending on the volume of trading in shares of that series of preferred stock. Furthermore, a security with a smaller “float” or market capitalization, may command a lower price and trade with greater volatility or much less frequently than would a comparable security with a greater float. This decreased liquidity may also make it more difficult for holders of shares of preferred stock that do not tender to sell their shares of preferred stock. In addition, if a significant number of shares of Series B Preferred Stock do not remain outstanding after the Exchange Offer, we may not continue to meet the Nasdaq continued listing standards for such securities. Under such circumstances, Nasdaq may opt to pursue delisting of the Series B Preferred Stock, and you would no longer have a public market to sell such securities.

The trading price for the Series B Preferred Stock that remain outstanding after the Exchange Offer will continue to be directly affected by the trading prices of our common stock.

Because the Series B Preferred Stock is convertible into shares of our common stock, the trading price of the Series B Preferred Stock in the secondary market is directly affected by the trading prices of our common stock. It is impossible to predict whether the price of the common stock will rise or fall. Trading prices of the common stock will be influenced by the factors described in the section of this prospectus entitled “—Risks Related to the Exchange Offer. The value of the common stock that you receive may fluctuate” and “—Risks Related to Our Business.”

We may fail to realize all of the anticipated benefits of the Exchange Offer.

The primary goal of the Exchange Offer is to improve our consolidated balance sheet and capital structure by increasing our tangible common stockholders’ equity. However, given the rapidly changing and uncertain financial environment, we may not achieve these objectives, and the benefits, if any, realized from the Exchange Offer may not be sufficient to restore market and public perception of our financial strength.

We have not obtained a third-party determination that the Exchange Offer is fair to holders of the preferred stock.

We are not making a recommendation as to whether you should exchange your preferred stock in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the preferred stock for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. You must make your own independent decision regarding your participation in the Exchange Offer.

Failure to successfully complete the Exchange Offer could negatively affect the price of our common stock and our preferred stock.

Several conditions must be satisfied or waived in order to complete the Exchange Offer, including that no event has occurred that in our reasonable judgment would materially impair the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects. See “The Exchange Offer—Conditions of the Exchange Offer.” The foregoing conditions may not be satisfied, and if not satisfied or waived, the Exchange Offer may not be completed or the Expiration Date may be delayed.

If the Exchange Offer is not completed or is delayed, we may be subject to material risks, including:

•	the market price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the Exchange Offer has been or will be completed; and

•	the market price of our preferred stock may decline to the extent that the current market price of our preferred stock reflects a market assumption that the Exchange Offer has been or will be completed.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

The Exchange Offer is subject to a number of conditions.

The Exchange Offer is subject to the satisfaction or waiver of a number of conditions as set forth in this prospectus. We may amend the Exchange Offer and, depending on the materiality of the change, we may not be required to extend withdrawal rights following the announcement of such change. In addition, we may terminate or withdraw the Exchange Offer if any of the applicable conditions are not satisfied or waived by the Expiration Date. Even if the Exchange Offer is completed, it may not be completed on the time frame described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive shares of our common stock during which time such holders will not be able to effect transfers or sales of either their shares of preferred stock tendered for exchange or their shares of common stock.

The failure to timely complete the Exchange Offer successfully could negatively affect the market price of our common stock and the trading price of our preferred stock.

Several conditions must be satisfied or waived before we may complete the Exchange Offer. The conditions that the registration statement be declared effective by the Commission, and that there be no stop orders suspending the effectiveness of such registration statement, cannot be waived by us. In addition, to the extent permitted by law, we reserve the right to extend the Exchange Offer in our sole discretion. If the Exchange Offer is not timely completed, the market price of our common stock and the trading price of our preferred stock may decline to the extent that such prices reflect the assumption that the Exchange Offer will be completed on the scheduled Expiration Date. In addition, to the extent that we extend the Exchange Offer, the risks described elsewhere in these “Risks Related to the Exchange Offer” may be exacerbated.

The acquisition of any shares of preferred stock that are not tendered in the Exchange Offer may be on terms more or less favorable than the terms of the Exchange Offer.

We may acquire shares of preferred stock that are not tendered in the Exchange Offer through open market purchases, privately negotiated transactions, other tender or exchange offers, redemptions under the existing indenture or such other means as we deem appropriate. Any such transactions will occur upon the terms and at prices as we may determine in our sole discretion, which may be more or less favorable than the terms of the Exchange Offer, and could be for cash or other consideration. We may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

Shares of our common stock are or will be subordinate to shares of our Series A Preferred Stock and Series B Preferred Stock as to dividend rights, and rights upon liquidation.

Our Series A Preferred Stock and Series B Preferred Stock rank or will rank senior to our common stock with regards to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs. In the event our business fails to generate sufficient cash flow from operations or future borrowings are not available to us, we may not have sufficient proceeds to make distributions to our common stock holders after distributions have been made to holders of our Series A Preferred Stock and Series B Preferred Stock. In addition, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to make distributions on any or all of the common stock then outstanding.

USE OF PROCEEDS

We will not receive any cash proceeds from the Exchange Offer. We will pay all fees and expenses related to the Exchange Offer, other than any commissions or concessions of any broker or dealer. Except as otherwise provided in the letter of transmittal, we will pay the transfer taxes, if any, on the exchange of any shares of preferred stock.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2015 has been presented as if (i) the Series C Preferred Stock conversion and the Exchange Offer had been completed on March 31, 2015 and (ii) to give effect to the Exchange Offer. In giving effect to the Exchange Offer, we have shown the pro forma impact of the “High Participation Scenario” and a “Low Participation Scenario” of this Exchange Offer prepared using the assumptions set forth below.

The High Participation Scenario assumes the exchange of (i) 1,809 of the outstanding shares of Series A Preferred Stock ($1.809 million aggregate liquidation preference) for shares of our common stock at an exchange price of $2.00 per share of Series A Preferred Stock (100% of $1,000.00 liquidation preference per share) and a common stock price of $2.20 per share, and (ii) 1,595,900 of the outstanding shares of Series B Preferred Stock ($39.9 million aggregate liquidation preference) for shares of our common stock at an exchange price of $2.00 per share of Series B Preferred Stock (100% of $25.00 liquidation preference per share and a common stock price of $2.20 per share).

The Low Participation Scenario assumes the exchange of (i) 452 of the outstanding shares of Series A Preferred Stock ($452,000 aggregate liquidation preference) for shares of our common stock at an exchange price of $2.00 per share of Series A Preferred Stock (100% of $1,000.00 liquidation preference per share) and a common stock price of $2.20, and (ii) 398,975 of the outstanding shares of Series B Preferred Stock ($9.98 million aggregate liquidation preference) for shares of our common stock at an exchange price of $2.00 per share of Series B Preferred Stock (100% of $25.00 liquidation preference per share and a common stock price of $2.20 per share).

On March 19, 2015, the Company entered into securities purchase agreements dated as of March 19, 2015 (the “Securities Purchase Agreements”), with certain accredited investors (the “Investors”), pursuant to which, among other things, the Company sold an aggregate of 93,000 shares of the Series C Preferred Stock in a private placement to the Investors in exchange for aggregate consideration of $93,000,000, consisting of $90,000,000 in cash and $3,000,000 in debt reduction. Each share of Series C Preferred Stock was sold to the Investors at an offering price of $1,000 per share. The terms of the Series C Preferred Stock provided that each share of Series C Preferred Stock automatically converted into shares of common stock on the latter of (i) the close of business on the fifth business day following the approval by the requisite holders of the common stock of the conversion of the Series C Preferred Stock into common stock, which occurred on June 4, 2015 and (ii) the approval of our application to list such shares of common stock on the Nasdaq Stock Market. Accordingly, the Series C Preferred Stock converted into common stock on June 11, 2015. Each share of Series C Preferred Stock converted into 500 shares of common stock.

There can be no assurances that the foregoing assumptions will be realized.

High Participation Scenario

	WHLR & Subsidiaries as of March 31, 2015 (actual and unaudited)	Series C Preferred Stock Conversion		Exchange Offer		WHLR & Subsidiaries March 31, 2015, as adjusted Pro Forma (unaudited)
ASSETS:

Investment properties, net at cost	$163,265,867	$—		$—		$163,265,867
Cash and cash equivalents	80,958,326	—		—		80,958,326
Rents and other tenant receivables, net	2,114,898	—		—		2,114,898
Goodwill	7,004,072	—		—		7,004,072
Deferred costs and other assets	34,661,026	—		—		34,661,026

Total Assets	$288,004,189	$—		$—		$288,004,189

LIABILITIES:
Mortgages and other indebtedness	$147,634,250	$—		$—		$147,634,250
Accounts payable, accrued expenses and other liabilities	7,211,725	—		—		7,211,725

Total Liabilities	154,845,975	—		—		154,845,975

Series C mandatorily convertible cumulative preferred stock (no par value, 100,000 shares authorized, 93,000 shares issued and outstanding, actual, and no shares issued and outstanding as adjusted)	87,510,354	(87,510,354	)(6)	—		—

EQUITY:
Series A preferred stock (and par value, 4,500 shares authorized, 1,809 shares issued and outstanding)	1,458,050	—		(1,458,050	)(1)	—
Series B preferred stock ($25.00 liquidation preference, 3,000,000 shares authorized, 1,595,900 shares issued and outstanding, actual, as adjusted)	36,608,768	—		(36,608,768	)(2)	—
Common stock ($0.01 par value, 150,000,000 shares authorized, 7,841,196 shares issued and outstanding, actual and 75,194,446 shares issued and outstanding, as adjusted)	78,411	465,000	(7)	208,532	(3)	751,943
Additional paid-in capital	32,197,918	146,565,354	(8)	67,989,536	(4)	246,752,808
Accumulated deficit	(34,607,083)	(59,520,000	)(9)	(30,131,250	)(5)	(124,258,333)

Total Stockholders’ Equity	35,736,064	87,510,354		—		123,246,418
Noncontrolling interests	9,911,796	—		—		9,911,796

Total Equity	45,647,860	87,510,354		—		133,158,214

Total Liabilities and Equity	$288,004,189	$—		$—		$288,004,189

Book value per common share (10)	$(0.30)					$1.64

Low Participation Scenario

	WHLR & Subsidiaries as of March 31, 2015 (actual and unaudited)	Series C Preferred Stock Conversion		Exchange Offer		WHLR & Subsidiaries March 31, 2015, as adjusted Pro Forma (unaudited)
ASSETS:

Investment properties, net at cost	$163,265,867	$—		$—		$163,265,867
Cash and cash equivalents	80,958,326	—		—		80,958,326
Rents and other tenant receivables, net	2,114,898	—		—		2,114,898
Goodwill	7,004,072	—		—		7,004,072
Deferred costs and other assets	34,661,026	—		—		34,661,026

Total Assets	$288,004,189	$—		$—		$288,004,189

LIABILITIES:

Mortgages and other indebtedness	$147,634,250	$—		$—		$147,634,250
Accounts payable, accrued expenses and other liabilities	7,211,725	—		—		7,211,725

Total Liabilities	154,845,975	—		—		154,845,975

Series C mandatorily convertible cumulative preferred stock (no par value, 100,000 shares authorized, 93,000 shares issued and outstanding actual, and no shares issued and outstanding as adjusted)	87,510,354	(87,510,354	)(6)	—		—

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized, 1,809 shares issued and outstanding)	1,458,050	—		(364,512	)(1)	1,093,538
Series B preferred stock ($25.00 liquidation preference, 3,000,000 shares authorized, 1,595,900 shares issued and outstanding, actual and adjusted)	36,608,768	—		(9,152,192	)(2)	27,456,576
Common stock ($0.01 par value, 150,000,000 shares authorized, 7,841,196 shares issued and outstanding, actual and 59,554,509 shares issued and outstanding, and adjusted)	78,411	465,000	(7)	52,134	(3)	595,545
Additional paid-in capital	32,197,918	146,565,354	(8)	16,997,383	(4)	195,760,655
Accumulated deficit	(34,607,083)	(59,520,000	)(9)	(7,532,813	)(5)	(101,659,896)

Total Stockholders’ Equity	35,736,064	87,510,354		—		123,246,418

Noncontrolling interests	9,911,796	—		—		9,911,796

Total Equity	45,647,860	87,510,354		—		133,158,214

Total Liabilities and Equity	$288,004,189	$—		$—		$288,004,189

Book value per common share (10)	$(0.30)					$1.59

Pro Forma Earnings Implications

The following presents the pro forma impact of the Exchange Offer and the Series C Preferred Stock conversion on certain statement of income items and earnings per share for the three months ended March 31, 2015 and the year ended December 31, 2014 as if the Exchange Offer and the Series C Preferred Stock conversion had been completed on January 1, 2014.

	Three Months Ended March 31, 2015			Year Ended December 31, 2014
	Actual (unaudited)	High Participation Scenario (unaudited)	Low Participation Scenario (unaudited)	Actual (unaudited)	High Participation Scenario (unaudited)	Low Participation Scenario (unaudited)
Net Loss Attributable to Wheeler Real Estate Investment Trust, Inc.	$(3,760,813)	$(3,760,813)	$(3,760,813)	$(10,550,255)	$(10,550,255)	$(10,550,255)

Less: Preferred stock dividends
Preferred stock dividends before Exchange Offer and Series C Preferred Stock conversion	(2,502,223)	(2,502,223)	(2,502,223)	(2,718,257)	(2,718,257)	(2,718,257)
Dividend effect of Exchange Offer	—	1,136,124	284,031	—	2,718,257	679,564
Dividend effect of Series C Preferred Stock conversion	—	1,366,099	1,366,099	—	—	—

Total Actual/Pro Forma Preferred Stock Dividends	(2,502,223)	—	(852,093)	(2,718,257)	—	(2,038,693)

Pro forma effect of Exchange Offer of preferred stock (5)	—	(30,131,250)	(7,532,813)	—	(31,005,750)	(7,751,438)
Pro forma effect of Series C Preferred Stock conversion (9)	—	(59,520,000)	(59,520,000)	—	(59,520,000)	(59,520,000)

Actual/ Pro Forma Loss Attributable to Wheeler Real Estate Investment Trust, Inc.
Common Stockholders	$(6,263,036)	$(93,412,063)	$(71,665,719)	$(13,268,512)	$(101,076,005)	$(79,860,386)

Weighted-average number of shares:
Weighted-average shares of common stock used to calculate actual loss per common share	7,806,467	7,806,467	7,806,467	7,352,433	7,352,433	7,352,433
Pro forma shares of common stock newly issued under the Exchange Offer	—	20,853,250	5,213,313	—	21,515,750	5,378,938
Pro forma shares of common stock newly issued under the Series C Preferred Stock conversion	—	46,500,000	46,500,000	—	46,500,000	46,500,000

Common shares outstanding	7,806,467	75,159,717	59,519,780	7,352,433	75,368,183	59,231,371

Loss per common share (basic and diluted)	$(0.80)	$(1.24)	$(1.20)	$(1.80)	$(1.34)	$(1.35)

Ratio of earnings to fixed charges (11)	(0.28)	(0.58)	(0.43)	(0.39)	(0.55)	(0.42)

Notes to Unaudited Pro Forma Financial Information

(1)	Represents the carrying value of Series A Preferred Stock exchanged.
(2)	Represents the carrying value of Series B Preferred Stock exchanged.
(3)	Issuance of 20,853,250 shares of common stock in the Exchange Offer under the High Participation Scenario and 5,213,400 shares of common stock under the Low Participation Scenario.

(4)	Represents the difference between (a) the carrying value of the Series A Preferred Stock and Series B Preferred Stock exchanged, (b) the par value of common stock issued and (c) the inducement recognized on exchange of the Series A Stock and Series B Stock, determined as follows:

	High Participation Scenario	Low Participation Scenario
Series A Preferred Stock, $1,000 liquidation preference per share	$1,458,050	$364,512
Series B Preferred Stock, $25 liquidation preference per share	36,608,768	9,152,192
Common stock issued at $0.01 par value per share	(208,532)	(52,134)
Plus: inducement recognized on exchange of Series A and Series B Preferred Stock	30,131,250	7,532,813

	$67,989,536)	$16,997,383

(5)	Represents the inducement recognized on the exchange of the Series A and Series B Preferred Stock, which is composed of (a) the market value of the common stock exchanged and (b) the redemption value of the Series A Stock and the fair value of common stock issuable pursuant to the Series B Preferred Stock original conversion terms (See “Description of Capital Stock”), determined as follows:

	Three Months Ended March 31, 2015 (unaudited)		Year Ended December 31, 2014 (unaudited)
	High Participation Scenario	Low Participation Scenario	High Participation Scenario	Low Participation Scenario
Fair value of common stock to be issued in Exchange Offer	$45,877,150	$11,469,288	$47,334,650	$11,833,663
Plus: Liquidation value of Series A
Preferred Stock	1,809,000	452,250	1,809,000	452,250
Fair value of common stock issuable pursuant to the Series B Preferred Stock original terms	(17,554,900)	(4,388,725)	(18,137,900)	(4,534,475)

	$30,131,250	$7,532,813	$31,005,750	$7,751,438

The fair value of common stock to be issued is determined as follows:

Liquidation preference of Series A Preferred Stock	$1,809,000	$452,250	$1,809,000	$452,250

Liquidation preference of Series B Preferred Stock
Shares outstanding	1,595,900	398,975	1,648,900	412,225
Stated value per share	$25.00	$25.00	$25.00	$25.00

Liquidation preference of Series B Preferred Stock	$39,897,500	$9,974,375	$41,222,500	$10,305,625

Combined stated values of Series A Preferred Stock and Series B Preferred Stock	$41,706,500	$10,426,625	$43,031,500	$10,757,875
Exchange price	2.00	2.00	2.00	2.00

Calculated number of shares	20,853,250	5,213,313	21,515,750	5,378,938
Market price of common stock *	2.20	2.20	2.20	2.20

Fair value of common stock to be issued	$45,877,150	$11,469,288	$47,334,650	$11,833,663

The fair value of common stock issuable pursuant to the Series B Stock original terms is determined as follows:

Stated value of Series B Preferred Stock	$39,897,500	$9,974,375	$41,222,500	$10,305,625
Conversion factor	$5.00	$5.00	$5.00	$5.00

Common stock issuable pursuant to the Series B Preferred Stock original terms	7,979,500	1,994,875	8,244,500	2,061,125
Market price of common stock *	$2.20	$2.20	$2.20	$2.20

Fair value of common stock issuable pursuant to the Series B Preferred Stock original terms	$17,554,900	$4,388,725	$18,137,900	$4,534,475

*Represents 20-day moving weighted average sales price of common stock on the Nasdaq Capital Market as of June 26, 2015.

(6)	Represents the carrying value of the Series C Preferred Stock.
(7)	Issuance of 46,500,000 shares of common stock upon conversion of the Series C Preferred Stock.
(8)	Represents the difference between (a) the carrying value of the Series C Preferred Stock converted, (b) the par value of the common stock issued upon conversion and (c) the beneficial conversion feature (“BCF”) recognized on the conversion of the Series C Preferred Stock.

Carrying value of Series C Preferred Stock	$87,510,354
Common stock issued at $0.01 par value	(465,000)
Inducement recognized on conversion of Series C Preferred Stock	59,520,000

$146,565,354

(9)	Represents the BCF recognized on the conversion of the Series C Preferred Stock, which is composed of the market value of the shares issued upon conversion based on the closing price of the common stock on the Nasdaq Capital Market on March 18, 2015, which represents the day prior to closing the offering of the Series C Preferred Stock and (b) stated value of the Series C Preferred Stock, determined as follows:

Fair value of common stock to be issued in Series C Preferred Stock conversion	$152,520,000
Less: Liquidation value of Series C Preferred Stock	(93,000,000)

$59,520,000

The fair value of the common stock issued upon conversion based on the market price of the common stock on March 18, 2015 is determined as follows:

Stated value of Series C Preferred Stock	$93,000,000
Conversion price	2.00

Shares issued upon conversion	46,500,000
Market price of common stock **	$3.28

Fair value of common stock to be issued	$152,520,000

**Represents the closing price of the Company’s common stock on the Nasdaq Capital Market on March 18, 2015, which represents the day prior to closing the offering of the Series C Preferred Stock.

(10)	Book value per common share was computed by dividing common equity by total common shares outstanding. For these purposes, “common equity” consists of common stock, additional paid-in capital and accumulated deficit. The pro forma book value per share factors in the additional shares resulting from the Series C Preferred Stock conversion and the Exchange Offer.

(11)	The ratio of earnings to fixed charges was computed as follows:

	Three Months Ended March 31, 2015						Year Ended December 31, 2014
	Actual		High Participation Scenario		Low Participation Scenario		Actual		High Participation Scenario		Low Participation Scenario
Earnings:
Net Loss	$(4,223,189)		$(4,223,189)		$(4,223,189)		$(11,745,815)		$(11,745,815)		$(11,745,815)
Add: Interest Expense (includes amortization of debt issuance costs)	2,378,464		2,378,464		2,378,464		6,813,426		6,813,426		6,813,426
Deduct: Net Loss Attributable to Noncontrolling Interests	462,376		462,376		462,376		1,195,560		1,195,560		1,195,560

Adjusted Earnings	(1,382,349)		(1,382,349)		(1,382,349)		(3,736,829)		(3,736,829)		(3,736,829)

Fixed Charges:
Interest Expense (includes amortization of debt issuance costs)	2,378,464		2,378,464		2,378,464		6,813,426		6,813,426		6,813,426
Preferred Stock Dividends	2,502,223		—		852,093		2,718,257		—		2,038,693

Total Fixed Charges	4,880,687		2,378,464		3,230,557		9,531,683		6,813,426		8,852,119

Ratio of Earnings to Fixed Charges	(0.28	)(a)	(0.58	)(b)	(0.43	)(c)	(0.39	)(d)	(0.55	)(e)	(0.42	)(f)

(a)	Due to the Company’s net loss from operations, the ratio was less than 1:1. The Company would have had to generate additional earnings of $6,263,036 to achieve a ratio of 1:1.
(b)	Due to the Company’s net loss from operations, the ratio was less than 1:1. The Company would have had to generate additional earnings of $3,760,813 to achieve a ratio of 1:1.
(c)	Due to the Company’s net loss from operations, the ratio was less than 1:1. The Company would have had to generate additional earnings of $4,612,906 to achieve a ratio of 1:1.
(d)	Due to the Company’s net loss from operations, the ratio was less than 1:1. The Company would have had to generate additional earnings of $13,268,512 to achieve a ratio of 1:1.
(e)	Due to the Company’s net loss from operations, the ratio was less than 1:1. The Company would have had to generate additional earnings of $10,550,255 to achieve a ratio of 1:1.
(f)	Due to the Company’s net loss from operations, the ratio was less than 1:1. The Company would have had to generate additional earnings of $12,588,948 to achieve a ratio of 1:1.

BUSINESS

We are a corporation organized under the laws of the State of Maryland. The address of our principal executive office is Riversedge North, 2529 Virginia Beach Blvd., Virginia Beach, VA 23452. Our phone number is (757) 627-9088.

We are a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Our strategy is to opportunistically acquire and reinvigorate well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. We target competitively protected properties in communities that have stable demographics and have historically exhibited favorable trends, such as strong population and income growth. We generally lease our properties to national and regional retailers that offer consumer goods and generate regular consumer traffic. We believe our tenants carry goods that are less impacted by fluctuations in the broader U.S. economy and consumers’ disposable income, generating more predictable property level cash flows.

As of March 31, 2015, we owned forty-three properties, which include seven parcels of undeveloped land and our self-occupied office building. Our properties are located in Alabama, Virginia, North Carolina, South Carolina, Florida, Georgia, Kentucky, Oklahoma, Tennessee, West Virginia and New Jersey and contain a total of approximately 2,404,334 gross leasable square feet of retail space, which we refer to as our portfolio. Our portfolio is 95% occupied of which approximately 82% is leased to national and regional tenants. We believe the current market environment creates a substantial number of favorable investment opportunities in our target markets with attractive yields on investment and significant upside potential in terms of income and gain.

We have 50 full-time and 3 part-time employees. Our management team has experience and capabilities across the real estate sector with experience in the aggregate and expertise particularly in the retail asset class, which we believe provides for flexibility in pursuing attractive acquisition, development and repositioning opportunities. Because varying market conditions create opportunities at different times across the retail property sector, we believe our expertise enables us to target relatively more attractive investment opportunities throughout economic cycles. In addition, our fully integrated platform with in-house development capabilities allows us to pursue development and redevelopment projects with multiple uses. We believe that our ability to pursue these types of opportunities differentiates us from many competitors in our markets.

Our executive officers and the members of the management team have over 150 years of experience in all aspects of the commercial real estate industry, specifically in our target/existing markets. They have overseen the acquisition or development and operation of more than sixty-five shopping centers, representing over 4 million gross leasable square feet of retail property, including all of the properties in our portfolio. Jon S. Wheeler, our Chairman and Chief Executive Officer, has over thirty-three years of experience in the real estate sector with particular experience in strategic financial and market analyses and assessments of new or existing properties to maximize returns. Mr. Wheeler has overseen the acquisition of over sixty properties in his career. Steven M. Belote, our Chief Financial Officer since 2011, has over twenty years’ experience as a Chief Financial Officer. Prior to joining us, Mr. Belote was the Chief Financial Officer of Shore Bank for sixteen years. As Chief Financial Officer of Shore Bank, he played an integral role in their initial public offering. Prior to Shore Bank, Mr. Belote spent seven years in public accounting. David Kelly, our Senior Vice President and Director of Acquisitions, has over twenty-five years of experience in the real estate industry. Prior to joining us, he served for thirteen years as the Director of Real Estate for Supevalu, Inc., a Fortune 100 supermarket retailer. While at Supervalu, he focused on site selection and acquisitions from New England to the Carolinas, completing transactions totaling over $500 million. In addition, we recently hired Jeff Parker as our Director of Leasing. Mr. Parker is responsible for leasing operations over our growing portfolio of commercial assets. Prior to joining us, Mr. Parker served as Real Estate Portfolio Manager for the Southeast and Mid-Atlantic regions of the United States for Dollar Tree Stores, Inc. While at Dollar Tree, Mr. Parker was responsible for a portfolio of over 1,100 stores and created many key relationships throughout the industry. Prior to Dollar Tree, Mr. Parker spent ten years handling the leasing and sale of commercial properties for CB Richard Ellis of Virginia, Inc.

The following persons are the executive officers and directors of the Company.

Name	Position Held by Individual
Jon S. Wheeler	Chief Executive Officer & Chairman of the Board
Steven M. Belote	Chief Financial Officer
Robin Hanisch	Corporate Secretary and Director of Investor Relations
David Kelly	Director of Acquisitions and Director
Jeffrey Parker	Director of Leasing
Victoria Paul	Senior Vice President of Operations
Christopher J. Ettel	Independent Director
William W. King	Independent Director
Carl B. McGowan, Jr.	Independent Director
Ann L. McKinney	Director
Jeffrey Zwerdling	Independent Director
Kurt R. Harrington	Independent Director

The address and telephone number of each director and executive officer is c/o Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Blvd., Virginia Beach, Virginia 23452.

PROPERTIES

As of July 9, 2015 we own 45 properties, which include seven parcels of undeveloped land and our self-occupied office building. Our properties are located in Virginia, North Carolina, South Carolina, Florida, Georgia, Kentucky, Oklahoma, Tennessee, West Virginia and New Jersey and contain a total of approximately 2,513,297 gross leasable square feet of retail space, which we refer to as our portfolio. Our portfolio is approximately 95% occupied of which approximately 82% is leased to national and regional tenants. In the opinion of our management, the properties in our portfolio are adequately covered by insurance. The following table presents a current overview of our portfolio.

Property	Location	Number of Tenants	Net Rentable Square Feet	Percentage Leased	Annualized Base Rent	Annualized Base Rent per Leased Square Foot
Alex City Marketplace	Alexander City, AL	17	147,791	86.03%	$951,791	$7.49
Amscot Building	Tampa, FL	1	2,500	100.00	100,738	40.30
Beaver Ruin Village	Lilburn, GA	29	74,038	91.52	1,072,234	15.82
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.00	404,092	11.57
Bixby Commons	Bixby, OK	1	75,000	100.00	768,500	10.25
Brook Run Shopping Center	Richmond, VA	18	147,738	91.24	1,584,179	11.75
Bryan Station	Lexington, KY	9	54,397	100.00	553,008	10.17
Butler Square	Mauldin, SC	16	82,400	100.00	851,795	10.34
Clover Plaza	Clover, SC	10	45,575	100.00	349,843	7.68
Crockett Square	Morristown, TN	4	107,122	100.00	871,897	8.14
Cypress Shopping Center	Boiling Springs, SC	13	80,435	91.73	755,162	10.23
Forrest Gallery	Tullahoma, TN	26	214,451	93.18	1,181,234	5.91
Freeway Junction	Stockbridge, GA	17	156,834	97.75	1,010,753	6.59
Graystone Crossing	Tega Cay, SC	11	21,997	100.00	504,443	22.93
Harps at Harbor Point	Grove, OK	1	31,500	100.00	364,432	11.57
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	97.00	438,556	7.53
Jenks Plaza	Jenks, OK	5	7,800	100.00	143,416	18.39
Jenks Reasors	Jenks, OK	1	81,000	100.00	912,000	11.26
LaGrange Marketplace	LaGrange, GA	13	76,594	93.34	385,317	5.39
Lumber River Village	Lumberton, NC	12	66,781	100.00	497,490	7.45
Monarch Bank	Virginia Beach, VA	1	3,620	100.00	250,538	69.21
Perimeter Square	Tulsa, OK	8	58,277	95.70	677,789	12.15
Pierpont Centre	Morgantown, WV	20	122,259	100.00	1,327,437	10.86
Port Crossing	Harrisonburg, VA	7	65,365	88.29	737,392	12.78
Riversedge North	Virginia Beach, VA	—	—	0.00	—	—
Shoppes at TJ Maxx	Richmond, VA	16	93,552	96.78	1,062,636	11.74
South Square	Lancaster, SC	5	44,350	89.85	318,822	8.00
Starbucks/Verizon	Virginia Beach, VA	2	5,600	100.00	185,695	33.16
St. George Plaza	St. George, SC	6	59,279	85.75	357,393	7.03
Surrey Plaza	Hawkinsville, GA	5	42,680	100.00	291,495	6.83
Tampa Festival	Tampa, FL	22	137,987	100.00	1,224,828	8.88
The Shoppes at Eagle Harbor	Carrollton, VA	7	23,303	100.00	454,530	19.51
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.00	449,194	9.42
Walnut Hill Plaza	Petersburg, VA	11	87,239	85.22	593,323	7.98
Waterway Plaza	Little River, SC	8	49,750	92.76	396,983	8.60
Westland Square	West Columbia, SC	9	62,735	93.03	435,311	7.46
Winslow Plaza	Sicklerville, NJ	14	40,695	91.15	526,530	14.19

Total Portfolio		362	2,513,297	95.14%	$22,990,776	$9.62

Development Strategy

We believe our experience will benefit us by providing opportunities to either develop properties for our own account or in a joint venture at higher cap rates that we expect to result in positive returns to our operations or develop properties for third parties, which will result in development fee income for us. We currently have a pipeline of twelve potential development opportunities that we are considering, which consist of approximately $94 million in project value and approximately 385,000 square feet of space. Our ownership in these projects could range from 0% to 100% depending upon how such potential acquisitions are structured, or if such potential acquisitions are consumated at all. We believe these projects could positively impact our Funds From Operations, or FFO, through the recognition of development fees and the capitalization of certain overhead cost attributed to the project. Assuming we move forward with the developments scheduled for 2015 that we have identified as of March 31, 2015, we estimate the associated development fees for properties to be owned by third parties and cost capitalization could be approximately $600,000 for the year. Once contracted developments or joint ventures in which we may own an interest are stabilized, our FFO should benefit from the net operating income, or NOI, generated by the property. However, all the projects are in various stages of analysis, and there have been no contracts entered into at this time for any of these development projects. Accordingly, the estimated impact on FFO may differ significantly for the projects we ultimately choose to develop, if at all.

Description of Our Properties

The following properties comprise our current portfolio of improved properties. We have provided lease information for those tenants that represent 10% or more of the gross leasable square feet at each property.

Alex City Marketplace

Alex City Marketplace is a 147,791 square foot neighborhood shopping center built in 1987 and renovated in 1995, which is anchored by a Winn-Dixie grocery store. The property is located in Alexander City, Alabama and is occupied by 17 primarily retail and restaurant tenants.

Winn-Dixie

Winn-Dixie leases 47,668 square feet, representing 32.25% of the gross leasable square feet of Alex City Marketplace.

Annual rent under the Winn-Dixie lease is $297,000.

The Winn-Dixie lease expires on February 8, 2020 and has four remaining five-year renewal options.

Goody’s

Goody’s leases 28,000 square feet, representing 18.95% of the gross leasable square feet of Alex City Marketplace.

Annual rent under the Goody’s lease is $140,000.

The Goody’s lease expires on January 31, 2020 and has four remaining five-year renewal options.

The following table sets forth the percentage leased and annualized rent per leased square foot for Alex City Marketplace as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	98.11%	$7.00
December 31, 2013	94.85	6.73
December 31, 2012	94.03	6.68
December 31, 2011	81.97	7.36
December 31, 2010	81.97	6.88

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Alex City Marketplace as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	20,650	13.97%	$—	—%
2015	3	7,895	5.34	62	6.51
2016	2	2,400	1.62	39	4.10
2017	2	7,250	4.91	79	8.30
2018	1	1,200	0.81	22	2.31
2019	5	17,880	12.10	194	20.38
2020	4	90,516	61.25	556	58.40
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—
2024 thereunder	—	—	—	—	—

Total	17	147,791	100.00%	$952	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Amscot Building

The Amscot Building is a 2,500 square foot free-standing branch location of Amscot Corporation built by Wheeler Development, LLC (“Wheeler Development”) in 2004. Amscot Corporation is a financial services business, offering services such as check cashing, money orders, payday advances and prepaid debit cards. The property is located in Tampa, Florida and has been 100% leased by Amscot Corporation since March 2005. The annual rent under the Amscot Corporation lease is currently $100,738. The Amscot Corporation lease will expire March 31, 2020, subject to three renewal terms of five years each.

Beaver Ruin Village

Beaver Ruin Village is a 74,038 square foot neighborhood shopping center built in 1976 and expanded in 1996, which is shadow-anchored by a Kroger grocery store. The property is located in Lilburn, Georgia and is occupied by 29 primarily retail and restaurant tenants. The below tenants each represent 10% or more of the gross leasable square feet at Beaver Ruin Village.

Flex-Fit

Flex-Fit leases 12,325 square feet, representing 16.64% of the gross leasable square feet of Beaver Ruin Village.

Annual rent under the Flex-Fit lease is $30,800.

The Flex-Fit lease expires on September 30, 2017 and has one six-month renewal option available.

Legacy Station

Legacy Station leases 10,995 square feet, representing 14.85% of the gross leasable square feet of Beaver Ruin Village.

Annual rent under the Legacy Station lease is $28,400.

The Legacy Station lease expires on September 30, 2018 and has no remaining renewal options.

McDonald’s

McDonald’s has a ground lease with Beaver Ruin Village, which includes annual rent of $105,000.

The McDonald’s ground lease expires on February 23, 2035 and has four five-year renewal options.

Popeyes

Popeyes has a ground lease with Beaver Ruin Village, which includes annual rent of $54,700.

The Popeyes ground lease expires on April 30, 2017 and has one five-year renewal option.

Captain D’s

Captain D’s has a ground lease with Beaver Ruin Village, which includes annual rent of $48,000.

The Captain D’s ground lease expires on October 31, 2016 and has one five-year renewal option.

The following table sets forth the percentage leased and annualized rent per leased square foot for Beaver Ruin Village as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	91.52%	$15.82
December 31, 2013	95.27	14.18
December 31, 2012	83.35	14.91
December 31, 2011 (2)	N/A	N/A
December 31, 2010 (2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information unavailable for these periods.

The following table sets forth the lease expirations for leases in place at Beaver Ruin Village as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases (1)	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)(2)	Percentage of Property Annualized Base Rent (1)
Available	3	6,275	8.48%	$—	—%
2015	6	9,795	13.23	157	14.65
2016	3	4,355	5.88	137	12.78
2017	10	29,478	39.81	393	36.66
2018	4	16,035	21.66	123	11.47
2019	4	6,600	8.91	125	11.66
2020	—	—	—	—	—
2021	1	1,500	2.03	32	2.99
2022	—	—	—	—	—
2023	—	—	—	—	—
2024 and thereafter	1	—	—	105	9.79

Total	32	74,038	100.00%	$1,072	100.00%

(1)	Includes ground leases.
(2)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Beaver Ruin Village II

Beaver Ruin Village II is a 34,925 square foot shopping center built in 1976 and shadow-anchored by a Kroger grocery store. The property is located in Lilburn, Georgia and is occupied by four primarily retail tenants.

AutoZone

AutoZone leases 28,000 square feet of the center, representing 80.17% of the net rentable square feet of Beaver Ruin Village II.

Annual rent under the AutoZone lease is $275,800.

The AutoZone lease expires on September 30, 2023 and has two remaining five year renewal options.

Agavero Cantina

Agavero Cantina leases 4,125 square feet of the center, representing 11.81% of the net rentable square feet of Beaver Ruin Village II.

Annual rent under the Agavero Cantina lease is $79,200.

The Agavero Cantina lease expires on November 30, 2016 and has no renewal options remaining.

The following table sets forth the percentage leased and annualized rent per leased square foot for Beaver Ruin Village II as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31,2014	100.00%	$11.57
December 31, 2013	100.00	11.48
December 31, 2012	100.00	12.51
December 31, 2011	95.99	12.48
December 31, 2010	95.99	12.25

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Beaver Ruin Village II as of March 31, 2015 assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	—%	$—	—%
2015	—	—	—	—	—
2016	1	4,125	11.81	79	19.55
2017	1	1,400	4.01	23	5.69
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	1	1,400	4.01	26	6.44
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	1	28,000	80.17	276	68.32
2024 and thereafter	—	—	—	—	—

Total	4	34,925	100.00%	$404	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Bixby Commons

Bixby Commons is a 75,000 square foot shopping center built in 2012 and located in Bixby, Oklahoma (Tulsa metropolitan area). The property is 100% leased by one tenant, Associated Wholesale Grocers (AWG), who in turn subleases 100% of the property to a Reasor’s Foods grocery store under a single tenant triple net lease. The annual rent under the Reasor’s Foods sublease is currently $768,500, or a $10.25 annualized rent per square foot. The Reasor’s Foods sublease will expire on December 31, 2032 and is subject to four renewal options of five years each.

Brook Run

Brook Run is a 147,738 square foot community shopping center built in 1990 and anchored by a Martin’s grocery store. The property is located in Richmond, Virginia and is occupied by 18 primarily retail and restaurant tenants.

Martin’s

Martin’s leases 58,473 square feet of net rentable square feet, representing 39.58% of the net rentable square feet of Brook Run.

Annual rent under the Martin’s lease is $497,021.

The Martin’s lease expires on August 31, 2020 and has three remaining renewal options for five years.

Crunch Fitness

Crunch Fitness leases 32,000 square feet of net rentable square feet, representing 21.66% of the net rentable square feet of Brook Run.

Annual rent under the Crunch Fitness lease is $316,000.

The Crunch Fitness lease expires on January 31, 2023 and has four remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Brook Run as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	91.99%	$11.71
December 31, 2013	92.06	11.55
December 31, 2012	95.03	11.79
December 31, 2011	85.01	10.92
December 31, 2010	87.93	12.74

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Brook Run Shopping Center as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	12,947	8.76%	$—	—%
2015	3	3,415	2.31	71	4.48
2016	3	5,240	3.55	99	6.25
2017	5	18,539	12.55	277	17.49
2018	3	3,626	2.45	66	4.17
2019	1	11,979	8.11	224	14.14
2020	2	59,992	40.61	531	33.52
2021	—	—	0.00	—	0.00
2022	—	—	—	—	—
2023	1	32,000	21.66	316	19.95
2024 and thereafter	—	—	0.00	—	0.00

Total	18	147,738	100.00%	$1,584	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Bryan Station

Bryan Station is a 54,397 square foot shopping center built in 1995 that is anchored by a Planet Fitness and shadow-anchored by a Kroger grocery store. The property is located in Lexington, Kentucky and is occupied by 9 primarily retail and restaurant tenants.

Planet Fitness

Planet Fitness leases 20,955 square feet of the center, representing 38.52% of the net rentable square feet of Bryan Station.

Annual rent under the Planet Fitness lease is $125,700.

The Planet Fitness lease expires on August 3, 2032 and has two remaining five year renewal options.

Shoe Carnival

Shoe Carnival leases 10,350 square feet of the center, representing 19.03% of the net rentable square feet of Bryan Station.

Annual rent under the Shoe Carnival lease is $124,200.

The Shoe Carnival lease expires on January 31, 2017 and has one remaining three year renewal option.

Cato

Cato leases 6,080 square feet of the center, representing 11.18% of the net rentable square feet of Bryan Station.

Annual rent under the Cato lease is $80,600.

The Cato lease expires on January 31, 2017 and has no remaining renewal options.

The following table sets forth the percentage leased and annualized rent per leased square foot for Bryan Station as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$10.14
December 31, 2013	100.00	9.95
December 31, 2012	100.00	9.14
December 31, 2011 (2)	N/A	N/A
December 31, 2010 (2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information unavailable for these periods.

The following table sets forth the lease expirations for leases in place at Bryan Station as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	—%	$—	—%
2015	—	—	—	—	—
2016	1	4,000	7.35	46	8.32
2017	4	24,490	45.02	311	56.24
2018	1	1,050	1.93	21	3.80
2019	1	3,002	5.52	33	5.97
2020	1	900	1.65	16	2.89
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—
2024 and thereafter	1	20,955	38.53	126	22.78

Total	9	54,397	100.00%	$553	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Butler Square

Butler Square is an 82,400 square foot neighborhood shopping center built in 1987 and renovated in 2011, which is anchored by a Bi-Lo grocery store. The property is located in Maudlin, South Carolina and is occupied by 16 primarily retail and restaurant tenants.

Bi-Lo

Bi-Lo leases 49,365 square feet, representing 59.91% of the gross leasable square feet of Butler Square.

Annual rent under the Bi-Lo lease is $368,500.

The Bi-Lo lease expires on April 30, 2020 and has two remaining five-year renewal options.

The following table sets forth the percentage leased and annualized rent per leased square foot for Butler Square as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$9.41
December 31, 2013	91.22	9.95
December 31, 2012	94.60	9.95
December 31, 2011	94.60	9.91
December 31, 2010 (2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information unavailable for these periods.

The following table sets forth the lease expirations for leases in place at Butler Square as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	—%	$—	—%
2015	2	7,750	9.41	91	10.68
2016	2	2,800	3.40	52	6.10
2017	2	3,325	4.04	63	7.39
2018	4	6,754	8.20	126	14.79
2019	2	5,171	6.28	57	6.69
2020	3	55,200	66.97	439	51.53
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	—	—	—	—	—
2024 and thereafter	1	1,400	1.70	24	2.82

Total	16	82,400	100.00%	$852	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Clover Plaza

Clover Plaza is a 45,575 square foot neighborhood shopping center built in 1990. The property is located in Clover, South Carolina and is currently occupied by 10 tenants, including Food Lion and Dollar Tree.

Food Lion

Food Lion leases 29,000 net rentable square feet, representing 63.63% of the net rentable square feet of Clover Plaza.

Annual rent under the Food Lion lease is $158,375.

The Food Lion lease expires on August 10, 2020 and has six renewal options for five years each.

Dollar Tree

Dollar Tree leases 8,450 net rentable square feet, representing 18.54% of the net rentable square feet of Clover Plaza.

Annual rent under the Dollar Tree lease is $54,925.

The Dollar Tree lease expires on April 30, 2015 and has two renewal options for five years each.

The following table sets forth the percentage leased and annualized rent per leased square foot for Clover Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$7.66
December 31, 2013	100.00	7.74
December 31, 2012	100.00	7.59
December 31, 2011	97.86	6.81
December 31, 2010	100.00	7.17

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Clover Plaza as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	0.00%	$—	—%
2015	2	37,450	82.17	213	60.87
2016	2	1,625	3.57	36	10.28
2017	2	975	2.14	17	4.85
2018	1	1,300	2.85	20	5.72
2019	2	2,600	5.70	41	11.71
2020	—	—	0.00	—	0.00
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	1	1,625	3.57	23	6.57

Total	10	45,575	100.00%	$350	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Crockett Square

Crockett Square is a 107,122 square foot neighborhood shopping center built in 2005 and shadow-anchored by a Walmart Supercenter. The property is located in Morristown, Tennessee and is occupied by 4 retail tenants.

Hobby Lobby

Hobby Lobby leases 58,935 square feet of the center, representing 55.02% of the net rentable square feet of Crockett Square.

Annual rent under the Hobby Lobby lease is $383,100.

The Hobby Lobby lease expires on September 30, 2020 and has two remaining five year renewal options.

Ross Dress for Less

Ross Dress for Less leases 30,187 square feet of the center, representing 28.18% of the net rentable square feet of Crockett Square.

Annual rent under the Ross Dress for Less lease is $294,300.

The Ross Dress for Less lease expires on January 31, 2021 and has three remaining five year renewal options.

The following table sets forth the percentage leased and annualized rent per leased square foot for Crockett Square as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$8.14
December 31, 2013	100.00	8.14
December 31, 2012	100.00	8.14
December 31, 2011	100.00	8.14
December 31, 2010	100.00	8.06

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Crockett Square as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	—%	$—	—%
2015	—	—	—	—	—
2016	1	8,000	7.47	112	12.85
2017	—	—	—	—	—
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	2	68,935	64.35	466	53.44
2021	1	30,187	28.18	294	33.71
2022	—	—	—	—	—
2023	—	—	—	—	—
2024 and thereafter	—	—	—	—	—

Total	4	107,122	100.0%	$872	100.0%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Cypress Shopping Center

Cypress Shopping Center is an 80,435 square foot shopping center built in 1999 and anchored by a Bi-Lo grocery store. The property is located in Boiling Springs, South Carolina and is occupied by 13 primarily retail and restaurant tenants.

Bi-Lo

Bi-Lo leases 47,260 square feet of net rentable square feet, representing 58.76% of the net rentable square feet of Cypress.

Annual rent under the Bi-Lo lease is $453,714.

The Bi-Lo lease expires on March 31, 2018 and has six remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Cypress Shopping Center as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	93.79%	$9.52
December 31, 2013	91.70	10.40
December 31, 2012 (2)	N/A	N/A
December 31, 2011 (2)	N/A	N/A
December 31, 2010 (2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information unavailable for these periods.

The following table sets forth the lease expirations for leases in place at Cypress Shopping Center as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	6,650	8.27%	$—	—%
2015	1	1,400	1.74	7	0.93
2016	2	9,400	11.69	72	9.54
2017	1	1,400	1.74	18	2.38
2018	6	56,710	70.50	588	77.87
2019	2	3,475	4.32	52	6.90
2020	1	1,400	1.74	18	2.38
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	13	80,435	100.00%	$755	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Forrest Gallery

Forrest Gallery is a 214,451 square foot community shopping center built in 1987, and anchored by a Kroger grocery store and a Peebles department store. The property is located in Tullahoma, Tennessee and is occupied by 26 primarily retail and restaurant tenants.

Kroger

Kroger leases 48,780 square feet of net rentable square feet, representing 22.75% of the net rentable square feet of Forrest Gallery.

Annual rent under the Kroger lease is $278,716.

The Kroger lease expires on January 31, 2018 and has five remaining renewal options for five years.

Peebles

Peebles leases 32,680 square feet of net rentable square feet, representing 15.24% of the net rentable square feet of Forrest Gallery.

Annual rent under the Peebles lease is $172,550.

The Peebles lease expires on July 29, 2016 and has five remaining renewal options for five years.

Tractor Supply

Tractor Supply leases 25,709 square feet of net rentable square feet, representing 11.99% of the net rentable square feet of Forrest Gallery.

Annual rent under the Tractor Supply lease is $133,680.

The Tractor Supply lease expires on January 31, 2017 and has two remaining renewal options for five years.

Hastings Entertainment

Hastings Entertainment leases 24,945 square feet of net rentable square feet, representing 11.63% of the net rentable square feet of Forrest Gallery.

Annual rent under the Hastings Entertainment lease is $106,016.

The Hastings Entertainment lease expires on January 31, 2017 and has two remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Forrest Gallery as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	91.40%	$5.93
December 31, 2013	90.46	5.89
December 31, 2012	92.75	5.97
December 31, 2011	91.73	5.49
December 31, 2010	93.64	5.60

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Forrest Gallery as of March 31, 2015 assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	14,635	6.82%	$—	—%
2015	6	18,240	8.51	148	12.53
2016	4	37,915	17.68	214	18.12
2017	8	75,613	35.26	395	33.45
2018	2	49,980	23.31	292	24.73
2019	5	14,250	6.64	117	9.90
2020	1	3,818	1.78	15	1.27
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	26	214,451	100.00%	$1,181	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Freeway Junction

Freeway Junction is a 156,834 square foot shopping center built in 1987 and anchored by a Goodwill store, a Northern Tool & Equipment store, an Ollie’s Bargain Outlet, a Farmer Home Furniture store and a Grand Furniture store. The property is located in Stockbridge, Georgia and is occupied by 17 primarily retail and restaurant tenants.

Goodwill

Goodwill leases 36,015 square feet of net rentable square feet, representing 22.96% of the net rentable square feet of Freeway Junction.

Annual rent under the Goodwill lease is $270,113.

The Goodwill lease expires on July 31, 2021 and has one remaining renewal option for five years.

Northern Tool

Northern Tool leases 29,270 square feet of net rentable square feet, representing 18.66% of the net rentable square feet of Freeway Junction.

Annual rent under the Northern Tool lease is $256,113.

The Northern Tool lease expires on October 31, 2020 and has one remaining renewal option for five years.

Ollie’s

Ollie’s leases 25,575 square feet of net rentable square feet, representing 16.31% of the net rentable square feet of Freeway Junction.

Annual rent under the Ollie’s lease is $84,653.

The Ollie’s lease expires on August 31, 2021 and has three remaining renewal options for five years.

Farmer Home Furniture

Farmer Home Furniture leases 20,152 square feet of net rentable square feet, representing 12.85% of the net rentable square feet of Freeway Junction.

Annual rent under the Farmer Home Furniture lease is $84,034.

The Farmer Home Furniture lease expires on March 31, 2021.

Grand Furniture

Grand Furniture leases 15,730 square feet of net rentable square feet, representing 10.03% of the net rentable square feet of Freeway Junction.

Annual rent under the Grand Furniture lease is $55,000.

The Grand Furniture lease expires on February 28, 2019 and has one remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Freeway Junction as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	97.75%	$6.58
December 31, 2013	93.70	6.58
December 31, 2012	95.00	6.38
December 31, 2011	97.50	6.28
December 31, 2010 (2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information unavailable for these periods.

The following table sets forth the lease expirations for leases in place at Freeway Junction as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	3,535	2.25%	$—	—%
2015	4	34,703	22.13	313	30.96
2016	7	37,251	23.75	241	23.84
2017	2	4,025	2.57	34	3.36
2018	1	—	0.00	14	1.38
2019	1	15,730	10.03	55	5.44
2020	—	—	0.00	—	0.00
2021	2	61,590	39.27	354	35.02
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	17	156,834	100.00%	$1,011	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Graystone Crossing

Graystone Crossing is a 21,997 square foot shopping center built in 2007 and shadow-anchored by a Walmart Supercenter. The property is located in Tega Cay, South Carolina and is occupied by 11 primarily retail tenants.

Dental Works

Dental Works leases 3,408 square feet of the center, representing 15.49% of the net rentable square feet of Graystone Crossing.

Annual rent under the Dental Works lease is $106,700.

The Dental Works lease expires on April 30, 2024 and has two remaining five year renewal options.

Tae Kwon Do

Tae Kwon Do leases 3,143 square feet of the center, representing 14.29% of the net rentable square feet of Graystone Crossing.

Annual rent under the Tae Kwon Do lease is $60,700.

The Tae Kwon Do lease expires on December 31, 2016 and has two remaining five year renewal options.

Yoga & Massage

Yoga & Massage leases 3,099 square feet of the center, representing 14.09% of the net rentable square feet of Graystone Crossing.

Annual rent under the Yoga & Massage lease is $54,263.

The Yoga & Massage lease expires on January 14, 2019 and has no remaining renewal options.

The following table sets forth the percentage leased and annualized rent per leased square foot for Graystone Crossing as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$22.86
December 31, 2013	100.00	22.39
December 31, 2012	83.13	24.33
December 31, 2011	71.56	25.22
December 31, 2010 (2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information unavailable for these periods.

The following table sets forth the lease expirations for leases in place at Graystone Crossing as of March 31, 2015 assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	—%	$—	—%
2015	—	—	—	—	—
2016	1	3,143	14.29	61	12.10
2017	—	—	—	—	—
2018	2	2,545	11.57	46	9.14
2019	1	3,099	14.09	54	10.71
2020	4	6,033	27.43	149	29.56
2021	1	1,858	8.44	54	10.71
2022	—	—	—	—	—
2023	1	1,911	8.69	33	6.55
2024 and thereafter	1	3,408	15.49	107	21.23

Total	11	21,997	100.00%	$504	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Harps at Harbor Point

Harps at Harbor Point is a 31,500 square foot shopping center built in 2012 and was acquired by our company on December 14, 2012. The property is located in Grove, Oklahoma. The property is 100% leased by one tenant, a Harps Food Store, under a single tenant triple net lease. The annual rent under the Harps Food Store lease is currently $364,432, or an $11.57 annualized rent per square foot. The Harps Food Store lease will expire on August 31, 2032 and is subject to eight renewal options of five years each.

Harrodsburg Marketplace

Harrodsburg Marketplace is a 60,048 square foot shopping center built in 1995 and anchored by a Kroger grocery store. The property is located in Harrodsburg, Kentucky and is occupied by 8 primarily retail and restaurant tenants.

Kroger

Kroger leases 36,158 square feet of net rentable square feet, representing 60.22% of the net rentable square feet of Harrodsburg Marketplace.

Annual rent under the Kroger lease is $255,036.

The Kroger lease expires on September 30, 2023 and has four remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Harrodsburg Marketplace as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	97.00%	$7.52
December 31, 2013	97.00	7.52
December 31, 2012 (2)	N/A	N/A
December 31, 2011 (2)	N/A	N/A
December 31, 2010 (2)	N/A	N/A

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.
(2)	Information unavailable for these periods.

The following table sets forth the lease expirations for leases in place at Harrodsburg Marketplace as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	1,800	3.00%	$—	—%
2015	1	1,800	3.00	13	2.96
2016	1	1,800	3.00	23	5.24
2017	—	—	0.00	—	0.00
2018	2	7,200	11.99	21	4.78
2019	—	—	0.00	—	0.00
2020	1	3,600	6.00	26	5.92
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	2	38,448	64.02	315	71.75
2024 and thereafter	1	5,400	8.99	41	9.35

Total	8	60,048	100.00%	$439	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Jenks Plaza

Jenks Plaza is a 7,800 square foot strip shopping center built in 2007. The property is located in Jenks, Oklahoma (Tulsa metropolitan area) and is occupied by 5 primarily retail and restaurant tenants.

Missle Services (“Tint World”)

Tint World leases 2,600 square feet of net rentable square feet, representing 33.33% of the net rentable square feet of Jenks Plaza.

Annual rent under the Tint World lease is $51,116.

The Tint World lease expires on November 30, 2017 and has three remaining renewal options for three years.

MacBAACK (“Papa Murphy’s Pizza”)

Papa Murphy’s leases 1,500 square feet of net rentable square feet, representing 19.23% of the net rentable square feet of Jenks Plaza.

Annual rent under the Papa Murphy’s lease is $24,750.

The Papa Murphy’s lease expires on October 31, 2017 and has one remaining renewal option for five years.

Cuong H. Luong and Chi Kim Thi Doan (“Envy Nails”)

Envy Nails leases 1,300 square feet of net rentable square feet, representing 16.67% of the net rentable square feet of Jenks Plaza.

Annual rent under the Envy Nails lease is $26,000.

The Envy Nails lease expires on July 31, 2015 and has no remaining renewal options.

Lamode Quality Cleaners

Lamode Quality Cleaners leases 1,300 square feet of net rentable square feet, representing 16.67% of the net rentable square feet of Jenks Plaza.

Annual rent under the Lamode Quality Cleaners lease is $23,400.

The Lamode Quality Cleaners lease expires on December 31, 2016 and has no remaining renewal options.

Chun Tony Zhang (“Maple Garden”)

Maple Garden leases 1,100 square feet of net rentable square feet, representing 14.10% of the net rentable square feet of Jenks Plaza.

Annual rent under the Maple Garden lease is $18,150.

The Maple Garden lease expires on April 30, 2015 and has one remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Jenks Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$18.22
December 31, 2013	100.00	18.41
December 31, 2012	100.00	17.11
December 31, 2011	100.00	16.74
December 31, 2010	83.33	16.59

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Jenks Plaza as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	0.00%	$—	—%
2015	1	1,100	14.10	18	12.59
2016	1	1,300	16.67	23	16.08
2017	2	4,100	52.56	76	53.15
2018	—	—	0.00	—	0.00
2019	—	—	0.00	—	0.00
2020	1	1,300	16.67	26	18.18
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	5	7,800	100.00%	$143	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Jenks Reasor’s

Jenks Reasor’s is an 81,000 square foot shopping center built in 2011 and located in Jenks, Oklahoma (Tulsa metropolitan area). The property is 100% leased by Reasor’s Foods grocery store under a single tenant triple net lease. The annual rent under the Reasor’s Foods lease is currently $912,000, or an $11.26 annualized rent per square foot. The Reasor’s Foods lease expires on September 30, 2033 and has four renewal options of five years each remaining.

LaGrange Marketplace

LaGrange Marketplace is a 76,594 square foot shopping center built in 1985 and anchored by a Food Depot grocery store. The property is located in LaGrange, Georgia and is occupied by 13 primarily retail and restaurant tenants.

Food Depot

Food Depot leases 46,700 square feet of net rentable square feet, representing 60.97% of the net rentable square feet of LaGrange Marketplace.

Annual rent under the Food Depot lease is $140,100.

The Food Depot lease expires on April 30, 2018 and has three remaining renewal options for five years.

Rite Aid

Rite Aid leases 9,594 square feet of net rentable square feet, representing 12.53% of the net rentable square feet of LaGrange Marketplace.

Annual rent under the Rite Aid lease is $76,752.

The Rite Aid lease expires on January 28, 2022 and has two remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for LaGrange Marketplace as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	92.04%	$5.07
December 31, 2013	92.00	4.96
December 31, 2012	86.60	4.56
December 31, 2011	84.60	4.41
December 31, 2010	84.60	4.38

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at LaGrange Marketplace as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	5,100	6.66%	$—	—%
2015	—	—	0.00	—	0.00
2016	3	6,000	7.83	58	15.06
2017	1	1,200	1.57	15	3.90
2018	3	47,900	62.54	158	41.04
2019	4	5,800	7.57	64	16.62
2020	1	1,000	1.31	13	3.38
2021	—	—	0.00	—	0.00
2022	1	9,594	12.52	77	20.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	13	76,594	100.00%	$385	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Lumber River Plaza

Lumber River Plaza is a 66,781 square foot neighborhood shopping center built in 1985, expanded in 1997-98 and renovated in 2004. The property is located in Lumberton, North Carolina and is currently occupied by 12 tenants, including Food Lion, Family Dollar, Rent-A-Center and CVS.

Food Lion

Food Lion leases 30,280 net rentable square feet, representing 45.34% of the net rentable square feet of Lumber River Plaza. The Food Lion space recently underwent an interior and exterior renovation.

Annual rent under the Food Lion lease is $155,250.

The Food Lion lease expires on June 30, 2018 and has four renewal options for five years each.

CVS

CVS leases 9,100 net rentable square feet, representing 13.63% of the net rentable square feet of Lumber River Plaza.

Annual rent under the CVS lease is $63,700.

The CVS lease expires on September 30, 2020 and has no renewal options remaining.

Family Dollar

Family Dollar leases 8,001 net rentable square feet, representing 11.98% of the net rentable square feet of Lumber River Plaza.

Annual rent under the Family Dollar lease is $46,746.

The Family Dollar lease expires on December 31, 2017 and has one renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Lumber River Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$7.48
December 31, 2013	100.00	7.89
December 31, 2012	100.00	7.71
December 31, 2011	100.00	7.80
December 31, 2010	100.00	7.48

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Lumber River Plaza as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	0.00%	$—	—%
2015	—	—	0.00	—	0.00
2016	3	5,400	8.09	69	13.88
2017	3	10,401	15.57	85	17.10
2018	2	32,080	48.04	181	36.42
2019	1	1,200	1.80	17	3.42
2020	2	11,500	17.22	96	19.32
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	1	6,200	9.28	49	9.86

Total	12	66,781	100.00%	$497	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Monarch Bank

The Monarch Bank property is a 3,620 square foot free-standing branch location of Monarch Bank and Monarch Financial Holdings, Inc., built in 2002. The property is located in Virginia Beach, Virginia and has been 100% leased by Monarch Bank under a single tenant triple net lease since December 2007. The annual rent under the Monarch Bank lease is currently $250,538. The Monarch Bank lease expires December 31, 2017 and is subject to one renewal term of five years.

Perimeter Square

Perimeter Square is a 58,277 square foot neighborhood shopping center built in 1982-83. The property is located in Tulsa, Oklahoma. The property is occupied by 8 tenants, providing a variety of services, and is shadow-anchored by a Wal-Mart Village Market grocery store, which recently underwent an interior and exterior renovation.

Career Point Business School

Career Point Business School leases 26,813 net rentable square feet, representing 46.01% of the net rentable square feet of Perimeter Square.

Annual Rent under the Career Point Business School lease is $365,630.

The Career Point Business School lease expires on June 30, 2018 and is not currently subject to any renewal options.

Dollar Tree

Dollar Tree leases 10,754 net rentable square feet, representing 18.45% of the net rentable square feet of Perimeter Square.

Annual rent under the Dollar Tree lease is $95,173.

The Dollar Tree lease expires on July 31, 2020 and is not currently subject to any renewal options.

The following table sets forth the percentage leased and annualized rent per leased square foot for Perimeter Square as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	95.70%	$12.13
December 31, 2013	95.70	12.70
December 31, 2012	95.70	12.41
December 31, 2011	100.00	11.76
December 31, 2010	100.00	10.87

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Perimeter Square as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	2,504	4.30%	$—	—%
2015	1	2,000	3.43	27	3.98
2016	—	—	0.00	—	0.00
2017	1	1,535	2.63	21	3.10
2018	2	32,113	55.10	403	59.44
2019	2	4,944	8.48	63	9.29
2020	2	15,181	26.06	164	24.19
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	8	58,277	100.00%	$678	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Pierpont Centre

Pierpont Centre is a 122,259 square foot shopping center built in 1999 that is anchored by a Shop ‘n Save grocery store. The property is located in Morgantown, West Virginia and is occupied by 20 primarily retail tenants.

Shop ‘n Save

Shop ‘n Save leases 37,500 square feet of the center, representing 30.67% of the net rentable square feet of Pierpont Centre.

Annual rent under the Shop ‘n Save lease is $295,500.

The Shop ‘n Save lease expires on December 31, 2019 and has three remaining five year renewal options.

Michael’s

Michael’s leases 20,580 square feet of the center, representing 16.83% of the net rentable square feet of Pierpont Centre.

Annual rent under the Michael’s lease is $164,600.

The Michael’s lease expires on February 29, 2016 and has three remaining five year renewal options.

The following table sets forth the percentage leased and annualized rent per leased square foot for Pierpont Centre as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$11.09
December 31, 2013	100.00	10.66
December 31, 2012	100.00	10.53
December 31, 2011	95.82	10.31
December 31, 2010	97.42	10.37

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Pierpont Centre as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	—%	$—	—%
2015	2	7,567	6.19	96	7.23
2016	6	34,866	28.52	323	24.34
2017	5	10,450	8.55	163	12.28
2018	1	1,598	1.31	26	1.96
2019	3	50,983	41.70	462	34.82
2020	1	8,145	6.66	122	9.19
2021	—	—	—	—	—
2022	—	—	—	—	—
2023	1	5,489	4.49	67	5.05
2024 and thereafter	1	3,161	2.58	68	5.13

Total	20	122,259	100.00%	$1,327	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Port Crossing

Port Crossing is a 65,365 square foot neighborhood shopping center built in two phases in 1999 and 2009 and anchored by a Food Lion. The property is located in Harrisonburg, Virginia and is occupied by 7 primarily retail and restaurant tenants.

Food Lion

Food Lion leases 45,000 square feet of net rentable square feet, representing 68.84% of the net rentable square feet of Port Crossing.

Annual rent under the Food Lion lease is $517,500.

The Food Lion lease expires on June 1, 2019 and has four remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Port Crossing as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	92.40%	$12.88
December 31, 2013	82.46	12.55
December 31, 2012	90.57	13.57
December 31, 2011	88.24	13.47
December 31, 2010	90.12	13.45

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Port Crossing as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	7,655	11.71%	$—	—%
2015	—	—	0.00	—	0.00
2016	1	1,160	1.77	22	2.99
2017	—	—	0.00	—	0.00
2018	—	—	0.00	—	0.00
2019	2	47,400	72.52	557	75.58
2020	1	1,200	1.84	21	2.85
2021	—	—	0.00	—	0.00
2022	2	5,300	8.11	97	13.16
2023	—	—	0.00	—	0.00
2024 and thereafter	1	2,650	4.05	40	5.42

Total	7	65,365	100.00%	$737	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Riversedge North

Riversedge North is a 10,550 square foot free-standing office building built by Wheeler Development in 2007. Our headquarters is located at this location.

Shoppes at TJ Maxx

The Shoppes at TJ Maxx is a 93,552 square foot community shopping center built in 1982 and renovated in 1999, and anchored by TJ Maxx. The property is located in Richmond, Virginia on the West Broad Street shopping corridor and is occupied by 16 primarily retail and restaurant tenants.

TJ Maxx

TJ Maxx leases 32,400 square feet of net rentable square feet, representing 34.63% of the net rentable square feet of the Shoppes at TJ Maxx.

Annual rent under the TJ Maxx lease is $294,192.

The TJ Maxx lease expires on April 30, 2019 and has one renewal option for five years.

Cannon’s Online Auctions

Cannon’s Online Auctions leases 14,000 square feet of net rentable square feet, representing 14.96% of the net rentable square feet of the Shoppes at TJ Maxx.

Annual rent under the Cannon’s Online Auctions lease is $84,000.

The Cannon’s Online Auctions lease expires on December 31, 2019.

The following table sets forth the percentage leased and annualized rent per leased square foot for Shoppes at TJ Maxx as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	86.89%	$11.25
December 31, 2013	88.76	11.11
December 31, 2012	90.60	11.21
December 31, 2011	81.20	12.24
December 31, 2010	79.82	11.77

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Shoppes at TJ Maxx as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	3,013	3.22%	$—	—%
2015	—	—	0.00	—	0.00
2016	3	6,993	7.47	134	12.61
2017	2	3,642	3.89	53	4.99
2018	1	1,597	1.71	26	2.45
2019	3	44,441	47.50	411	38.66
2020	4	15,067	16.11	230	21.64
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	3	18,799	20.10	209	19.65

Total	16	93,552	100.00%	$1,063	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

South Square

South Square is a 44,350 square foot neighborhood shopping center built in 1992. The property is located in Lancaster, South Carolina and is currently occupied by 5 tenants, including Food Lion and CVS.

Food Lion

Food Lion leases 29,000 net rentable square feet, representing 65.39% of the net rentable square feet of South Square.

Annual rent under the Food Lion lease is $207,350.

The Food Lion lease expires on December 31, 2017 and has four renewal options for five years each.

CVS

CVS leases 8,450 net rentable square feet, representing 19.05% of the net rentable square feet of South Square.

Annual rent under the CVS lease is $65,487.

The CVS lease expires on October 31, 2017 and has two renewal options for five years each.

The following table sets forth the percentage leased and annualized rent per leased square foot for South Square as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	89.85%	$8.00
December 31, 2013	89.85	7.96
December 31, 2012	89.85	7.94
December 31, 2011	89.85	7.94
December 31, 2010	89.85	7.94

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at South Square as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	4,500	10.15%	$—	—%
2015	—	—	0.00	—	0.00
2016	1	1,200	2.71	19	5.96
2017	2	37,450	84.44	273	85.58
2018	1	—	0.00	9	2.82
2019	—	—	0.00	—	0.00
2020	—	—	0.00	—	0.00
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	1	1,200	2.70	18	5.64

Total	5	44,350	100.00%	$319	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Starbucks/Verizon

Starbucks/Verizon is a 5,600 square foot 100% leased free-standing building built in 1985 and significantly renovated in 2012. The property is located in Fairfield Shopping Center in Virginia Beach, Virginia and is subject to a land lease with the shopping center. A Starbucks Coffee and a Verizon Wireless store occupy 2,165 square feet and 3,435 square feet, respectively, with a combined annual rent of $185,695, or $33.16 per square feet. The Starbucks lease provides for annual rent of $75,775, or $35.00 per square feet, and expires on February 28, 2023 with three available options of five years each. The Verizon Wireless lease provides for annual rent of $109,920, or $32.00 per square feet, and expires on October 31, 2022 with three available options of five years each.

St. George Plaza

St. George Plaza is a 59,279 square foot neighborhood shopping center built in 1982. The property is located in St. George, South Carolina and is currently occupied by 6 tenants, including Food Lion and Family Dollar.

Food Lion

Food Lion leases 33,518 net rentable square feet, representing 56.54% of the net rentable square feet of St. George Plaza.

Annual rent under the Food Lion lease is $219,486.

The Food Lion lease expires on February 25, 2018 and has four renewal options for five years each.

Family Dollar

Family Dollar leases 8,001 net rentable square feet, representing 13.50% of the net rentable square feet of St. George Plaza.

Annual rent under the Family Dollar lease is $37,576.

The Family Dollar lease expires on December 31, 2016 and has one renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for St. George Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	85.75%	$6.97
December 31, 2013	85.75	7.03
December 31, 2012	78.05	7.05
December 31, 2011	92.31	7.08
December 31, 2010	92.31	7.05

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at St. George Plaza as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	8,450	14.25%	$—	—%
2015	—	—	0.00	—	0.00
2016	2	9,501	16.03	58	16.25
2017	—	—	0.00	—	0.00
2018	4	41,328	69.72	299	83.75
2019	—	—	0.00	—	0.00
2020	—	—	0.00	—	0.00
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	6	59,279	100.00%	$357	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Surrey Plaza

Surrey Plaza is a 42,680 square foot neighborhood shopping center built in 1993. The property is located in Hawkinsville, Georgia and is currently occupied by 5 tenants, including a Harvey’s Supermarket, Rite Aid and Snap Fitness.

Harvey’s Supermarket

Harvey’s Supermarket leases 29,000 net rentable square feet, representing 67.95% of the net rentable square feet of the Surrey Plaza.

Annual rent under the Harvey’s lease is $187,050.

The Harvey’s lease expires on January 19, 2018 and has three renewal options for five years each.

Rite Aid Pharmacy

Rite Aid leases 7,680 net rentable square feet, representing 17.99% of the net rentable square feet of Surrey Plaza.

Annual rent under the Rite Aid lease is $49,920.

The Rite Aid lease expires on January 19, 2018 and has one renewal option for five years.

Snap Fitness

Snap Fitness leases 4,500 net rentable square feet, representing 10.54% of the net rentable square feet of Surrey Plaza.

Annual rent under the Snap Fitness lease is $31,500.

The Snap Fitness lease expires on March 31, 2017 and has two renewal options for five years each.

The following table sets forth the percentage leased and annualized rent per leased square foot for Surrey Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$6.81
December 31, 2013	100.00	6.85
December 31, 2012	100.00	7.09
December 31, 2011	89.46	7.06
December 31, 2010	92.97	7.18

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Surrey Plaza as of March 31, 2015, assuming that the tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	0.00%	$—	—%
2015	—	—	0.00	—	0.00
2016	—	—	0.00	—	0.00
2017	2	4,500	10.54	37	12.71
2018	3	38,180	89.46	254	87.29
2019	—	—	0.00	—	0.00
2020	—	—	0.00	—	0.00
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	5	42,680	100.00%	$291	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Tampa Festival

Tampa Festival is a 137,987 square foot community shopping center located in Tampa, Florida that was built in 1965 with extensive renovations occurring in 2009 and an 11,650 square foot expansion in 2012. The property is occupied by 22 primarily retail and restaurant tenants, including a Winn Dixie grocery store as its primary anchor.

Winn Dixie

Winn Dixie leases 45,600 square feet of net rentable square feet, representing 33.05% of the net rentable square feet of Tampa Festival.

Annual rent under the Winn Dixie lease is $239,400.

The Winn Dixie lease expires on June 30, 2018 and has four remaining renewal options for five years.

Rainbow USA

Rainbow USA leases two spaces totaling 16,800 square feet of net rentable square feet, representing 12.17% of the net rentable square feet of Tampa Festival.

Annual rent under the Rainbow USA leases is $183,950.

The Rainbow USA lease expires on January 31, 2018 and has three remaining renewal options for five years.

Citi Trends

Citi Trends leases 15,159 square feet of net rentable square feet, representing 10.99% of the net rentable square feet of Tampa Festival.

Annual rent under the Citi Trends lease is $94,289.

The Citi Trends lease expires on October 31, 2019 and has three remaining renewal options for five years.

Family Dollar

Family Dollar leases 15,000 square feet of net rentable square feet, representing 10.87% of the net rentable square feet of Tampa Festival.

Annual rent under the Family Dollar lease is $93,000.

The Family Dollar lease expires on December 31, 2018 and has two remaining renewal options for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Tampa Festival as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	97.43%	$8.87
December 31, 2013	100.00	8.86
December 31, 2012	95.59	8.19
December 31, 2011	94.10	7.35
December 31, 2010	97.20	7.60

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Tampa Festival as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	0.00%	$—	—%
2015	3	6,236	4.52	88	7.19
2016	4	8,375	6.07	141	11.51
2017	1	4,100	2.97	38	3.10
2018	6	84,521	61.25	590	48.16
2019	3	21,559	15.62	171	13.96
2020	3	4,846	3.51	70	5.71
2021	—	—	0.00	—	0.00
2022	1	7,150	5.18	108	8.82
2023	—	—	0.00	—	0.00
2024 and thereafter	1	1,200	0.88	19	1.55

Total	22	137,987	100.00%	$1,225	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

The Shoppes at Eagle Harbor

The Shoppes at Eagle Harbor is a 23,303 square foot strip center built by Wheeler Development in 2009. The property is located in Carrollton, Virginia and is occupied by 7 tenants in a variety of businesses including retail, food service, and healthcare.

Bon Secours Hampton Roads Health System

Bon Secours leases 7,012 net rentable square feet, representing 30.09% of the net rentable square feet of The Shoppes at Eagle Harbor.

Annual rent under Bon Secours’ lease is $146,970.

The Bon Secours lease expires on September 30, 2015 and has four renewal options for three years each.

A.J. Gators Sports Bar & Grill

A.J. Gators Sports Bar & Grill currently leases 5,337 net rentable square feet, representing 22.90% of the net rentable square feet of The Shoppes at Eagle Harbor.

Annual rent under the A.J. Gators Sports Bar & Grill lease is $96,066.

The A.J. Gators Sports Bar & Grill lease expires on October 31, 2021 and has one renewal option for five years.

Anytime Fitness

Anytime Fitness leases 4,084 net rentable square feet, representing 17.53% of the net rentable square feet of The Shoppes at Eagle Creek.

Annual rent under the Anytime Fitness lease is $81,680.

The Anytime Fitness lease expires on January 31, 2019 and has one renewal option for five years.

Animal Clinic of Eagle Harbor

The Animal Clinic of Eagle Harbor leases 2,812 net rentable square feet, representing 12.07% of the net rentable square feet of The Shoppes at Eagle Harbor.

Annual rent under the Animal Clinic of Eagle Harbor lease is $61,864.

The Animal Clinic of Eagle Harbor lease expires on August 31, 2015.

The following table sets forth the percentage leased and annualized rent per leased square foot for The Shoppes at Eagle Harbor as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$19.20
December 31, 2013	94.48	18.91
December 31, 2012	100.00	20.28
December 31, 2011	100.00	18.84
December 31, 2010	94.05	20.50

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage.

The following table sets forth the lease expirations for leases in place at The Shoppes at Eagle Harbor as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	0.00%	$—	—%
2015	3	11,210	48.11	237	52.09
2016	—	—	—	—	—
2017	1	1,386	5.95	20	4.40
2018	—	—	0.00	—	0.00
2019	1	4,084	17.53	81	17.80
2020	—	—	0.00	—	0.00
2021	1	5,337	22.90	96	21.10
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	1	1,286	5.51	21	4.61

Total	7	23,303	100.00%	$455	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Twin City Commons

Twin City Commons is a 47,680 square foot neighborhood shopping center built in 1998 and renovated in 2002. We acquired the center on December 21, 2012. The property is located in Batesburg-Leesville, South Carolina and is currently occupied by 5 tenants, including a BI-LO grocery store.

BI-LO leases 41,980 net rentable square feet, representing 88.05% of the total net rentable square feet at Twin City Crossing. BI-LO is the only tenant leasing in excess of 10% of the GLA of Twin City Commons. The annual rent under the BI-LO lease is $356,830. The BI-LO lease is set to expire on December 31, 2021 and is subject to six renewal options of five years each.

The following table sets forth the percentage leased and annualized rent per leased square foot for Twin City Commons as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	100.00%	$9.42
December 31, 2013	100.00	9.45
December 31, 2012	100.00	9.37
December 31, 2011	100.00	9.27
December 31, 2010	100.00	9.26

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Twin City Commons as of March 31, 2015, assuming that the tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	—	0.00%	$—	—%
2015	1	1,200	2.52	19	4.23
2016	—	—	0.00	—	0.00
2017	1	1,800	3.78	36	8.02
2018	—	—	0.00	—	0.00
2019	1	1,200	2.52	17	3.79
2020	—	—	0.00	—	0.00
2021	1	41,980	88.05	357	79.51
2022	—	—	0.00	—	0.00
2023	1	1,500	3.13	20	4.45
2024 and thereafter	—	—	0.00	—	0.00

Total	5	47,680	100.00%	449	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Walnut Hill Plaza

Walnut Hill Plaza is an 87,239 square foot neighborhood shopping center built in 1959 and most recently renovated in 2008 by Wheeler Development. The property is located in Petersburg, Virginia. The property is occupied by 11 tenants and features a variety of retailers including Maxway, Save-A-Lot, Rent-A-Center and Family Dollar.

Variety Wholesalers

Variety Wholesalers leases 15,000 square feet of net rentable square feet, representing 17.19% of the net rentable square feet of Walnut Hill Plaza. Variety Wholesalers operates a Maxway department store at this location.

Annual rent under the Variety Wholesalers lease is $75,000.

The Variety Wholesalers lease expires on February 28, 2018 and is not currently subject to any renewal options.

Moran Foods, Inc.

Moran Foods leases 14,812 square feet of net rentable square feet, representing 16.98% of the net rentable square feet of Walnut Hill Plaza. Moran Foods operates a Save-A-Lot grocery store at this location.

Annual rent under the Moran Foods lease is $97,759.

The Moran Foods lease expires on February 29, 2016 and has two renewal options remaining, for five years each.

Beauty World

Beauty World leases 11,780 net rentable square feet, representing 13.50% of the net rentable square feet of Walnut Hill Plaza.

Annual Rent under the Beauty World lease is $117,800.

The Beauty World lease expires on March 31, 2018 and has one renewal option for an additional five year period.

Citi Trends

Citi Trends clothing retailer leases 9,875 net rentable square feet, representing 11.32% of the net rentable square feet of Walnut Hill Plaza.

Annual rent under the Citi Trends lease is $64,188.

The Citi Trends lease is in the midst of its first and only renewal option period and the lease is currently set to expire on July 30, 2018.

The following table sets forth the percentage leased and annualized rent per leased square foot for Walnut Hill Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	85.22%	$7.98
December 31, 2013	82.69	7.74
December 31, 2012	82.69	7.40
December 31, 2011	82.69	7.31
December 31, 2010	82.69	6.31

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Walnut Hill Plaza as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	12,894	14.78%	$—	—%
2015	—	—	0.00	—	0.00
2016	5	26,282	30.13	212	35.75
2017	1	4,680	5.36	39	6.58
2018	3	36,655	42.02	257	43.34
2019	2	6,728	7.71	85	14.33
2020	—	—	0.00	—	0.00
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	11	87,239	100.00%	$593	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Waterway Plaza

Waterway Plaza is a 49,750 square foot neighborhood shopping center built in 1991. The property is located in Little River, South Carolina and is currently occupied by 8 tenants, including Food Lion and Family Dollar.

Food Lion

Food Lion leases 29,000 net rentable square feet, representing 58.29% of the net rentable square feet of Waterway Plaza.

Annual rent under the Food Lion lease is $195,750.

The Food Lion lease expires on May 24, 2016 and has four renewal options for five years each.

Family Dollar

Family Dollar leases 8,450 net rentable square feet, representing 16.98% of the net rentable square feet of Waterway Plaza.

Annual rent under the Family Dollar lease is $73,958.

The Family Dollar lease expires on December 31, 2015 and has three renewal option for five years each.

The following table sets forth the percentage leased and annualized rent per leased square foot for Waterway Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	92.76%	$8.55
December 31, 2013	97.59	9.00
December 31, 2012	97.59	8.43
December 31, 2011	97.59	8.55
December 31, 2010	100.00	8.60

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Waterway Plaza as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	3,600	7.24%	$—	—%
2015	1	8,450	16.98	74	18.64
2016	3	31,700	63.72	236	59.45
2017	1	1,800	3.62	24	6.05
2018	1	1,200	2.40	20	5.04
2019	1	1,500	3.02	20	5.04
2020	—	—	0.00	—	0.00
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	1	1,500	3.02	23	5.78

Total	8	49,750	100.00%	$397	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Westland Square

Westland Square is a 62,735 square foot neighborhood shopping center built in 1986 and renovated in 1994. The property is located in West Columbia, South Carolina and is currently occupied by 9 tenants, including Food Lion and Family Dollar.

Food Lion

Food Lion leases 29,000 net rentable square feet, representing 46.23% of the net rentable square feet of Westland Square.

Annual rent under the Food Lion lease is $224,750.

The Food Lion lease expires on May 29, 2016 and has six renewal options for five years each.

Family Dollar

Family Dollar leases 9,375 net rentable square feet, representing 14.94% of the net rentable square feet of Westland Square.

Annual rent under the Family Dollar lease is $41,250.

The Family Dollar lease expires on December 31, 2019 and has two renewal options for five years each.

The following table sets forth the percentage leased and annualized rent per leased square foot for Westland Square as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	83.14%	$7.94
December 31, 2013	83.14	7.94
December 31, 2012	79.45	8.55
December 31, 2011	82.00	7.95
December 31, 2010	92.64	7.80

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Westland Square as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	4,370	6.97%	$—	—%
2015	1	8,270	13.18	74	17.01
2016	3	32,200	51.33	275	63.22
2017	1	2,310	3.68	—	0.00
2018	—	—	0.00	—	0.00
2019	3	13,285	21.18	86	19.77
2020	—	—	0.00	—	0.00
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	1	2,300	3.66	—	0.00

Total	9	62,735	100.00%	$435	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

Winslow Plaza

Winslow Plaza is a 40,695 square foot neighborhood shopping center built in 1990 and renovated in 2009, and anchored by Kings Liquors. The property is located in Sicklerville, New Jersey and is occupied by 14 primarily retail and restaurant tenants. The property is shadow-anchored by a ShopRite grocery store.

Kings Liquors

Kings Liquors leases 9,600 square feet of net rentable square feet, representing 23.59% of the net rentable square feet of Winslow Plaza.

Annual rent under the Kings Liquors lease is $100,800.

The Kings Liquors lease expires on August 31, 2017 and has two remaining renewal options for five years.

Soltz Paints

Soltz Paints leases 4,800 square feet of net rentable square feet, representing 11.80% of the net rentable square feet of Winslow Plaza.

Annual rent under the Soltz Paints lease is $69,600.

The Soltz Paints lease expires on February 28, 2017 and has one remaining renewal option for five years.

Sunshine Beauty

Sunshine Beauty leases 4,800 square feet of net rentable square feet, representing 11.80% of the net rentable square feet of Winslow Plaza.

Annual rent under the Sunshine Beauty lease is $48,000.

The Sunshine Beauty lease expires on March 31, 2017 and has one remaining renewal option for five years.

The following table sets forth the percentage leased and annualized rent per leased square foot for Winslow Plaza as of the indicated dates:

Date	Percent Leased	Annualized Rent Per Leased Square Foot (1)
December 31, 2014	94.10%	$14.09
December 31, 2013	94.10	15.20
December 31, 2012	94.10	14.42
December 31, 2011	94.10	14.22
December 31, 2010	97.05	13.88

(1)	Annualized rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) square footage leased.

The following table sets forth the lease expirations for leases in place at Winslow Plaza as of March 31, 2015, assuming that tenants do not exercise any renewal options or early termination options:

Lease Expiration Year	Number of Expiring Leases	Square Footage of Expiring Leases	Percentage of Property Leased Square Feet	Annualized Base Rent (in 000s) (1)	Percentage of Property Annualized Base Rent
Available	—	3,600	8.85%	$—	—%
2015	1	1,200	2.95	29	5.50
2016	2	3,000	7.37	37	7.02
2017	7	26,295	64.61	329	62.43
2018	3	4,800	11.80	89	16.89
2019	—	—	0.00	—	0.00
2020	1	1,800	4.42	43	8.16
2021	—	—	0.00	—	0.00
2022	—	—	0.00	—	0.00
2023	—	—	0.00	—	0.00
2024 and thereafter	—	—	0.00	—	0.00

Total	14	40,695	100.00%	$527	100.00%

(1)	Annualized rent is calculated by multiplying (i) base rental payments for the month ended March 31, 2015 for the leases expiring during the applicable period, by (ii) 12.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

Trading Market and Price

The Series A Preferred Stock has no established trading market.

The Series B Preferred Stock is listed on the Nasdaq Capital Market under the symbol “WHLRP.” The high and low Series B Preferred Stock sales prices per share during 2014 and 2015 are indicated below(1):

Price per share of Series B Preferred Stock:
	Quarter Ended					Full Year
	Mar. 31	June 30	Sept. 30		Dec. 31
Fiscal Year 2015
High	$24.96	$25.45	24.50	(2)	N/A	N/A
Low	$18.75	$23.02	23.45	(2)	N/A	N/A
Fiscal Year 2014
High	N/A	$27.43	$25.55		$23.85	$27.43
Low	N/A	$24.20	$23.20		$21.28	$21.28

Quarter Ended
Fiscal Year 2013
High	N/A	N/A	N/A		N/A	N/A
Low	N/A	N/A	N/A		N/A	N/A

(1)	There is no sales price per share history for the Series B Preferred Stock in 2013 because it was not issued until April 29, 2014.
(2)	Updated through July 15, 2015.

The common stock is listed on the Nasdaq Capital Market under the symbol “WHLR”. The high and low sales prices per share during 2013, 2014 and 2015 are indicated below:

Price per share of common stock:
	Quarter Ended					Full Year
	Mar. 31	June 30	Sept. 30		Dec. 31
Fiscal Year 2015
High	$4.14	$2.45	2.10	(1)	N/A	N/A
Low	$2.27	$2.00	1.93	(1)	N/A	N/A
Fiscal Year 2014
High	$4.86	$5.08	$5.16		$4.67	$5.16
Low	$4.14	$4.35	$4.45		$3.94	$3.94
Fiscal Year 2013
High	$5.66	$5.92	$5.27		$4.41	$5.92
Low	$5.47	$5.17	$4.00		$3.74	$3.74

(1)	Updated through July 15, 2015.

Dividends

The Company has made dividend payments, or will make the dividend payment to be paid on July 15, 2015, to holders of its Series A Preferred Stock in 2013, 2014 and 2015 as follows:

Dividend Period	Record Date	Payment Date	Payment Amount Per Share
June 8, 2013—June 30, 2013	6/30/2013	7/15/2013	$5.00
July 1, 2013—August 26, 2013	8/27/13	10/15/2013	$13.94	(1)
August 28, 2013—September 30, 2013	9/30/13	10/15/13	$8.56	(1)
October 1, 2013—December 31, 2013	12/31/2013	1/15/2014	$22.50
January 1, 2014—March 31, 2014	3/31/2014	4/15/2014	$22.50
April 1, 2014—June 30, 2014	6/30/2014	7/15/2014	$22.50
July 1, 2014—September 30, 2014	9/30/2014	10/15/2014	$22.50
October 1, 2014—December 31, 2014	12/31/2014	1/15/2015	$22.50
January 1, 2015—March 31, 2015	3/31/2015	4/15/2015	$22.50
April 1, 2015—June 30, 2015	6/30/2015	7/15/2015	$22.50

(1)	Dividend prorated through conversion date.

The Company has made dividend payments, or will make the dividend payment to be paid on July 15, 2015, to holders of its Series B Preferred Stock in 2014 and 2015 as follows:(1)

Dividend Period	Record Date	Payment Date	Payment Amount per Share or Unit
April 26, 2014—June 30, 2014	6/30/2014	7/15/2014	$0.3875
July 1, 2014—September 30, 2014	9/30/2014	10/15/2014	$0.5625
October 1, 2014—December 31, 2014	12/31/2014	1/15/2015	$0.5625
January 1, 2015—March 31, 2015	3/31/2015	4/15/2015	$0.5625
April 1, 2015—June 30, 2015	6/30/2015	7/15/2015	$0.5625

(1)	There is no dividend history for the Series B Preferred Stock in 2013 because it was not issued until April 29, 2014.

The Company has made dividend payments, or will make the dividend payment to be paid on July 31, 2015, to holders of its common stock in 2013, 2014 and 2015 as follows:

Dividend Period	Record Date	Payment Date	Payment Amount per Share
November 19, 2012—December 31, 2012	1/1/2013	1/31/2013	$0.4900
January 1, 2013—January 31, 2013	2/1/2013	2/28/2013	$0.0350
February 1, 2013—February 28, 2013	3/1/2013	3/31/2013	$0.0350
March 1, 2013—March 31, 2013	3/31/2013	4/30/2013	$0.0350
April 1, 2013—April 30, 2013	4/30/2013	5/31/2013	$0.0350
May 1, 2013—May 31, 2013	5/31/2013	6/30/2013	$0.0350
June 1, 2013—June 30, 2013	6/30/2013	7/31/2013	$0.0350
July 1, 2013—July 31, 2013	7/31/2013	8/31/2013	$0.0350
August 1, 2013—August 31, 2013	8/31/2013	9/30/2013	$0.0350
September 1, 2013—September 30, 2013	9/30/2013	10/31/2013	$0.0350
October 1, 2013—October 31, 2013	10/31/2013	11/30/2013	$0.0350
November 1, 2013—November 30, 2013	11/30/2013	12/31/2013	$0.0350
December 1, 2013—December 31, 2013	12/31/2013	1/31/2014	$0.0350
January 1, 2014—January 31, 2014	1/31/2014	2/28/2014	$0.0350
February 1, 2014—February 28, 2014	3/1/2014	3/31/2014	$0.0350

Dividend Period	Record Date	Payment Date	Payment Amount per Share
March 1, 2014—March 31, 2014	3/31/2014	4/30/2014	$0.0350
April 1, 2014—April 30, 2014	4/30/2014	5/31/2014	$0.0350
May 1, 2014—May 31, 2014	5/31/2014	6/30/2014	$0.0350
June 1, 2014—June 30, 2014	6/30/2014	7/31/2014	$0.0350
July 1, 2014—July 31, 2014	7/31/2014	8/31/2014	$0.0350
August 1, 2014—August 31, 2014	8/31/2014	9/30/2014	$0.0350
September 1, 2014—September 30, 2014	9/30/2014	10/31/2014	$0.0350
October 1, 2014—October 31, 2014	10/31/2014	11/30/2014	$0.0350
November 1, 2014—November 30, 2014	11/30/2014	12/31/2014	$0.0350
December 1, 2014—December 31, 2014	12/31/2014	1/31/2015	$0.0350
January 1, 2015—January 31, 2015	1/31/2015	2/28/2015	$0.0350
February 1, 2015—February 28, 2015	3/1/2015	3/31/2015	$0.0350
March 1, 2015—March 31, 2015	3/31/2015	4/30/2015	$0.0175
April 1, 2015—April 30, 2015	4/30/2015	5/31/2015	$0.0175
May 1, 2015—May 31, 2015	5/31/2015	6/30/2015	$0.0175
June 1, 2015—June 30, 2015	6/30/2015	7/31/2015	$0.0175

COMPARISON OF RIGHTS BETWEEN THE PREFERRED STOCK AND COMMON STOCK

The following describes the material differences between the rights of holders of the shares of Series A Preferred Stock, Series B Preferred Stock and common stock. While we believe that the description covers the material differences between the shares of Series A Preferred Stock, Series B Preferred Stock and common stock, this summary may not contain all of the information that is important to you. You should carefully read this entire prospectus and the other documents we refer to for a more complete understanding of the differences between being a holder of shares of Series A Preferred Stock, Series B Preferred Stock and common stock.

Provision Applicable to Holders of Series A Preferred Stock	Provision Applicable to Holders of Series B Preferred Stock	Provision Applicable to Holders of common stock

Dividends

Subject to the preferential rights of holders of any class or series of senior stock, holders of Series A Preferred Stock shall be entitled to receive, when and as authorized by the board of directors and declared by us, out of funds legally available for the payment of dividends, cash dividends at the rate of 9.0% per annum as described in the section of this prospectus entitled “Description of Capital Stock — Series A Preferred Stock — Dividends.”	Subject to the preferential rights of holders of any class or series of senior stock, holders of Series B Preferred Stock shall be entitled to receive, when and as authorized by the board of directors and declared by us, out of funds legally available for the payment of dividends, cash dividends at the rate of 9.0% per annum as described in the section of this prospectus entitled “Description of Capital Stock — Series B Preferred Stock — Dividends.”	Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefore and declared by us as described in the section of this prospectus entitled “Description of Capital Stock — Common Stock.”

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to $1,000 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of	Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to $25.00 per share, plus an amount equal to any accrued and unpaid

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

payment as described in the section of this prospectus entitled “Description of Capital Stock — Series A Preferred Stock — Liquidation Preference.”	dividends (whether or not declared) to and including the date of payment as described in the section of this prospectus entitled “Description of Capital Stock — Series B Preferred Stock — Liquidation Preference.”

Ranking

The Series A Preferred Stock, will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Company and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series A Preferred Stock; (ii) on a parity with all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity with the Series A Preferred Stock; (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series A Preferred Stock; and (iv) junior to all existing and future debt obligations of the Company. See “Description of the Capital Stock — Series A Preferred Stock — Rank.”	The Series B Preferred Stock, will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Company and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series B Preferred Stock; (ii) on a parity with all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity with the Series B Preferred Stock; (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series B Preferred Stock; and (iv) junior to all existing and future debt obligations of the Company. See “Description of the Capital Stock — Series B Preferred Stock — Ranking.”

In the event of our liquidation, dissolution or winding up, our common stock would rank below all outstanding preferred stock. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon liquidation or dissolution until after our obligations to our debt holders and holders of preferred stock have been satisfied.

The common stock ranks junior to the preferred stock with respect to the payment of dividends.

Redemption

The Series A Preferred Stock is redeemable by us, in whole or from time to time, in part, for cash at a redemption price of $1,030 per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, we shall select those shares to be

	Holders of our Series B Preferred Stock have no redemption rights. See “Description of the Capital Stock — Series B Preferred Stock — Redemption.”	Holders of our common stock have no redemption rights. See “Description of the Capital Stock — Common Stock.”

redeemed pro rata. See “Description of the Capital Stock — Series A Preferred Stock — Redemption.”

Conversion

The Series A Preferred Stock is not convertible into or exchangeable for any other securities of the Company.	The Series B Preferred Stock is convertible, in whole or in part, at any time, at the option of the holders thereof, into authorized but previously unissued common stock at a conversion price of $5.00 per share of common stock subject to price adjustments. See “Description of the Capital Stock — Series B Preferred Stock — Mandatory Conversion and Conversion Price Adjustments.”	The common stock is not convertible into or exchangeable for any other securities of the Company.

Voting

The Series A Preferred Stock does not have voting rights. See “Description of the Capital Stock — Series A Preferred Stock — Voting Rights.”	The Series B Preferred Stock does not have voting rights. See “Description of the Capital Stock — Series B Preferred Stock — Voting Rights.”	Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. See “Description of the Capital Stock — Common Stock.”

Listing

The Series A Preferred Stock is not listed for trading on any exchange.	The Series B Preferred Stock is listed and traded on the Nasdaq Capital Market under the symbol “WHLRP”.	The common stock is listed and traded on the Nasdaq Capital Market under the symbol “WHLR”.

THE EXCHANGE OFFER

NEITHER WE NOR OUR BOARD OF DIRECTORS NOR THE DEALER MANAGERS MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER ANY SHARES OF PREFERRED STOCK OR REFRAIN FROM TENDERING SHARES OF PREFERRED STOCK IN THE EXCHANGE OFFER. ACCORDINGLY, YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER SHARES OF PREFERRED STOCK IN THE EXCHANGE OFFER AND, IF SO, THE NUMBER OF YOUR SHARES (IF ANY) OF PREFERRED STOCK THAT YOU WILL TENDER. PARTICIPATION IN THE EXCHANGE OFFER IS VOLUNTARY, AND YOU SHOULD CAREFULLY CONSIDER WHETHER TO PARTICIPATE. BEFORE YOU MAKE YOUR DECISION, WE URGE YOU TO CAREFULLY READ THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING THE INFORMATION SET FORTH IN THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”. WE ALSO URGE YOU TO CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS IN MAKING YOUR OWN DECISIONS ON WHAT ACTION, IF ANY, TO TAKE IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

General

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, up to 20,853,250 newly issued shares of our common stock for properly tendered and accepted shares (subject to proration, as described below) of our Series A Preferred Stock and Series B Preferred Stock, as described below.

For each share of preferred stock that we accept for exchange in accordance with the terms of the Exchange Offer, we will issue a number of shares of our common stock having the aggregate dollar value set forth below under “—Consideration”.

This prospectus and the letter of transmittal are being sent to all holders of our preferred stock. There will be no fixed record date for determining holders of preferred stock entitled to participate in the exchange.

Any shares of preferred stock that are accepted for exchange in the Exchange Offer will be restored to the status of authorized but unissued shares of preferred stock. Shares of preferred stock tendered but not accepted because they were not validly tendered will remain outstanding upon completion of the Exchange Offer. If any tendered shares of preferred stock are not accepted for exchange and payment because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, all unaccepted shares of preferred stock will be returned, without expense, to the tendering holder promptly after the Expiration Date.

Our offer to accept shares of preferred stock tendered pursuant to the Exchange Offer is limited by the conditions listed below under “—Conditions of the Exchange Offer.”

Shares of preferred stock that are not exchanged in the Exchange Offer will remain outstanding and will be entitled to the rights and benefits their holders have under the certificate of designation applicable to the corresponding series of preferred stock.

We will be deemed to have accepted for exchange properly tendered shares of preferred stock when we have given oral or written notice of the acceptance to the Exchange Agent. The Exchange Agent will act as agent for the holders of preferred stock who tender their shares of preferred stock in the Exchange Offer for the purposes of receiving the Exchange Offer Consideration from us and delivering the Exchange Offer Consideration to the exchanging holders. We expressly reserve the right, subject to applicable law, to amend or terminate the Exchange Offer, and not to accept for exchange any shares of preferred stock not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “—Conditions of the Exchange Offer.”

Purpose and Background of the Exchange Offer

We are making this offer to improve our capital structure. Assuming a sufficient number of holders of preferred stock tender their shares at the proposed Exchange Offer Consideration (as defined below), we believe that consummation will allow us to record an increase to our tangible common stockholders’ equity, which we define as our common stockholders’ equity less our intangible assets. Assuming the transactions described in this prospectus are consummated, we believe that the increase in our tangible common equity capitalization and preservation of liquidity as a result of this Exchange Offer will improve our ability to operate in the current economic environment and enhance our long-term financial stability.

Terms of the Exchange Offer

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, up to 20,853,250 newly issued shares of our common stock for properly tendered and accepted shares of our Series A Preferred Stock and Series B Preferred Stock. See “—Consideration” below. Any shares of preferred stock not exchanged will remain outstanding. The shares of preferred stock validly tendered and accepted for exchange in the Exchange Offer will be retired and cancelled.

Consideration

Upon the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal, for each share of preferred stock that we accept for exchange, we will issue a number of shares of our common stock set forth in the table below. Because the number of shares of common stock to be issued in the Exchange Offer is fixed, changes in the trading price of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected above. We are offering to exchange 500 shares of common stock for each share of Series A Preferred Stock tendered and 12.5 shares of common stock for each share of Series B Preferred Stock tendered.

Exchange Offer Consideration Per Share

CUSIP	Title of Security	Liquidation Preference Per Share	Aggregate Liquidation Preference Outstanding	Common Shares Offered for Exchange Therefor (1)	Exchange Value (1)	Consideration as % of Liquidation Preference
N/A	Series A Preferred Stock	$1,000	$1,809,000	904,500	$1,809,000	100%
963025 309	Series B Preferred Stock	$25	$39,897,500	19,948,750	$39,897,500	100%

(1)	The Exchange Value is equal to the number of shares of common stock offered per share of preferred stock multiplied by the last reported sale price of our common stock. Because the number of shares of common stock to be issued in the Exchange Offer is fixed, changes in the trading prices of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected in the table above. The last reported sale price of our common stock on the Nasdaq Capital Market on July 15, 2015, was $2.00 per share.

Source of Consideration

The shares of our common stock to be issued in the Exchange Offer are available from our authorized but unissued shares of common stock.

Conditions of the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, we will not be obligated to accept for exchange validly tendered shares of preferred stock pursuant to the Exchange Offer if the general conditions (as defined below) have not been satisfied with respect to the Exchange Offer. The Exchange Offer is not conditioned upon any minimum number or aggregate liquidation preference of preferred stock being tendered.

For purposes of the foregoing provisions, all of the “general conditions” shall be deemed to have been satisfied on the Expiration Date unless any of the following conditions shall have occurred and be continuing on or after the date of this prospectus and before the Expiration Date with respect to the Exchange Offer:

•	there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities in the United States securities or financial markets, (ii) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States that would reasonably be expected to have a materially adverse effect on our business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or (iii) any significant adverse change in the United States securities or financial markets generally;

•	there exists an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction that shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our judgment, would or would be reasonably likely to prohibit, prevent or materially restrict or delay consummation of the Exchange Offer or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or those of our affiliates;

•	there shall have been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the Exchange Offer, that is, or is reasonably likely to be, in our judgment, materially adverse to our business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or those of our affiliates, or which would or might, in our judgment, directly or indirectly prohibit, prevent, restrict or delay consummation of the Exchange Offer or otherwise adversely affect the Exchange Offer in any material manner;

•	there exists any other actual or threatened (in writing) legal impediment to the Exchange Offer or any other circumstances that would materially adversely affect the transactions contemplated by the Exchange Offer, or the contemplated benefits of the Exchange Offer to us or our affiliates;

•	there shall have occurred any development which would, in our judgment, materially adversely affect our business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or those of our affiliates; or

•	an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the Exchange Offer or materially impair the contemplated benefits to us or our affiliates of the Exchange Offer.

In addition to the conditions described above, and notwithstanding any other provision of the Exchange Offer, we will not be required to accept for exchange, or to issue common stock in respect of, any shares of preferred stock tendered pursuant to the Exchange Offer, and may terminate, extend or amend the Exchange Offer and may (subject to Rule 13e-4(f) and Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of shares of our common stock in respect of, any shares of preferred stock so tendered in the Exchange Offer unless the registration statement of which this prospectus forms a part becomes effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purpose have been instituted or are pending, or to our knowledge, are contemplated or threatened by the SEC.

We expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any shares of preferred stock not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above. In addition, we expressly reserve the right, at any time or at various times, to waive any of the conditions of the Exchange Offer, in whole or in part, except as to the requirement that the registration statement of which this prospectus forms a part be declared effective, which condition we will not waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the information and Exchange Agent as promptly as practicable, followed by a timely press release.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

All conditions to the Exchange Offer must be satisfied or waived prior to the expiration of the Exchange Offer. The Exchange Offer is not conditioned upon any minimum number or aggregate liquidation preference of preferred stock being tendered for exchange.

Procedures for Tendering

Certain shares of our preferred stock were issued in book-entry form, and such shares are represented by global certificates issued to Cede & Co., as nominee of DTC. If your securities are book-entry securities, you may tender your shares of preferred stock by transferring them through ATOP or following the other procedures described under “The Exchange Offer—Procedures for Tendering.”

If you hold certificated shares of preferred stock and wish to tender such shares for exchange, you must deliver to the Exchange Agent (1) preferred stock certificates to be exchanged, and (2) a properly completed letter of transmittal.

To tender shares of preferred stock, Computershare Trust, N.A., the Exchange Agent, must receive, prior to the Expiration Date, a timely confirmation of book-entry transfer of such shares of preferred stock and an agent’s message through ATOP according to the procedure for book-entry transfer described in this prospectus. If you tender under ATOP, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. If you wish to tender shares of preferred stock that you hold in “street name” and are legally held in the name of a broker or other nominee, you should instruct your broker or other nominee to tender on your behalf.

If you hold your shares of preferred stock through a bank, broker or other nominee, in order to validly tender your shares of preferred stock in the Exchange Offer, you must direct the legal owner of such shares (e.g., your bank, broker, custodian, commercial bank or trust company) with regard to procedures for tendering, in order to enable such legal owner to comply with the procedures described below. Beneficial owners are urged to appropriately instruct such legal owner at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction.

In order for a legal owner to validly tender your shares of preferred stock in the Exchange Offer, such legal owner must deliver to the Exchange Agent an electronic message that will contain:

•	the beneficial owner’s acknowledgment and agreement to, and agreement to be bound by, the terms of the accompanying letter of transmittal; and

•	a timely confirmation of book-entry transfer of the beneficial owner’s shares of preferred stock into the Exchange Agent’s account.

Should you have any questions as to the procedures for tendering your shares of preferred stock, please call your bank, broker, custodian, trust company or other nominee or call the Information Agent.

How to tender if you are a beneficial owner but not a DTC participant.

If you beneficially own preferred stock through an account maintained by a broker, dealer, commercial bank, trust company or other DTC participant and you desire to tender preferred stock, you should contact the legal owner of your shares, or your DTC participant, promptly and instruct it to tender your shares of preferred stock on your behalf. Beneficial owners are urged to appropriately instruct the legal owner of such shares (e.g., your bank, broker, custodian, commercial bank or trust company) at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction.

In order for your bank, broker, custodian, commercial bank, trust company or other nominee to validly tender shares of preferred stock in the Exchange Offer, such bank, broker, custodian, commercial bank, trust company or other nominee must deliver to the Exchange Agent via DTC an electronic message that will contain:

•	your acknowledgment and agreement to, and agreement to be bound by, the terms of the accompanying letter of transmittal; and

•	a timely confirmation of book-entry transfer of your shares of preferred stock into the Exchange Agent’s account.

How to tender if you are a DTC participant.

To participate in the Exchange Offer, a DTC participant must:

•	comply with the ATOP procedures of DTC described below; or

•	(i) complete and sign and date the letter of transmittal, or a facsimile of the letter of transmittal; (ii) have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and (iii) mail or deliver the letter of transmittal or facsimile to the Exchange Agent prior to the Expiration Date.

In addition, either:

•	the Exchange Agent must receive, prior to the Expiration Date, a properly transmitted agent’s message (as defined under—“Tendering through ATOP” below); or

•	the Exchange Agent must receive, prior to the Expiration Date, a timely confirmation of book-entry transfer of such shares of preferred stock into the Exchange Agent’s account at DTC according to the procedure for book-entry transfer described below and the letter of transmittal and other documents required by the letter of transmittal.

If a DTC participant chooses to tender by delivery of a letter of transmittal, to be validly tendered the Exchange Agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the back cover of this prospectus and the front cover of the letter of transmittal prior to the Expiration Date.

The tender by a holder that is not withdrawn prior to our acceptance of the tender will constitute a binding agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of the letter of transmittal and all other required documents to the Exchange Agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight delivery service. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent before the Expiration Date. You should not send the letter of transmittal to us.

How to tender if you hold certificated shares of preferred stock.

On the date of any tender for exchange, if you hold certificated shares of preferred stock, you must do each of the following in order to validly tender for exchange:

•	complete and manually sign the accompanying letter of transmittal provided by the Exchange Agent, or a facsimile of the exchange notice, and deliver the signed letter to the Exchange Agent;

•	surrender your preferred stock certificates to the Exchange Agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay all transfer or similar taxes.

Signatures and signature guarantees.

If you are using a letter of transmittal or notice of withdrawal, you must have signatures guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the shares of preferred stock are tendered for the account of a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution.

Tendering through ATOP.

The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use ATOP to tender. DTC participants may, instead of physically completing and signing the letter of transmittal and delivering it to the Exchange Agent, transmit an acceptance of the Exchange Offer electronically. DTC participants may do so by causing DTC to transfer the shares of preferred stock to the Exchange Agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the Exchange Agent.

The term “agent’s message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a DTC participant in its ATOP that it is tendering shares of preferred stock that are the subject of such book-entry confirmation;

•	such DTC participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	the agreement may be enforced against such DTC participant.

Determination of Validity

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered shares of preferred stock. We reserve the absolute right to reject any and all shares of preferred stock not validly tendered or any shares of preferred stock whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities either before or after the Expiration Date. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. You may, however, challenge our determinations in a court of competent jurisdiction. Unless waived, any defects or irregularities in connection with tenders of shares of preferred stock must be cured within a time period that we will determine. Neither we, the Dealer Managers, the Information Agent, the Exchange Agent nor any other person has or will have any duty to give notification of any defects or irregularities, nor will any of us or them incur any liability for failure to give such notification. Tenders of shares of preferred stock will not be considered to have been made until any defects or irregularities have been cured or waived. Any shares of preferred stock received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering owners, via the facilities of DTC, promptly following the Expiration Date or the termination date.

Acceptance; Exchange of Shares of Preferred Stock

On the Expiration Date, the Exchange Agent will tender to us the number of shares of preferred stock tendered for exchange in the offer whereupon we will deliver to the Exchange Agent for delivery to tendering holders of the preferred stock the number of shares of our common stock into which the shares of preferred stock tendered are convertible in satisfaction of the shares of our common stock the tendering holders are entitled to receive upon exchange of their shares of preferred stock.

We will issue the common stock upon the terms of the Exchange Offer and applicable law upon exchange of shares of preferred stock validly tendered in the Exchange Offer promptly after the Expiration Date and our acceptance of the validly tendered preferred stock. For purposes of the Exchange Offer, we will be deemed to have accepted for exchange validly tendered shares of preferred stock or defectively tendered shares of preferred stock with respect to which we have waived such defect, when, as and if we give written or oral notice of such acceptance to the Exchange Agent.

Shares of preferred stock accepted for exchange by us pursuant to the Exchange Offer will be exchanged for shares of our common stock deposited with the Exchange Agent. The Exchange Agent will act as your agent for the purpose of receiving our common stock from us and transmitting such common stock to you.

In all cases, issuance of shares of common stock for shares of preferred stock accepted for exchange by us pursuant to the Exchange Offer will be made promptly after the Expiration Date and will be credited by the Exchange Agent to the appropriate account at DTC, subject to receipt by the Exchange Agent of:

•	timely confirmation of a book-entry transfer of the shares of preferred stock into the Exchange Agent’s account at DTC, pursuant to the procedures set forth in “—Procedures for Tendering” above;

•	a properly transmitted agent’s message; and

•	any other documents required by the letter of transmittal.

By tendering shares of preferred stock pursuant to the Exchange Offer, the holder will be deemed to have represented and warranted that such holder has full power and authority to tender, sell, assign and transfer the shares of preferred stock tendered thereby and that when such shares of preferred stock are accepted for exchange by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The holder will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by us to be necessary or desirable to complete the assignment and transfer of the shares of preferred stock tendered thereby.

By tendering shares of preferred stock pursuant to the Exchange Offer, the holder will be deemed to have agreed that the delivery and surrender of the shares of preferred stock is not effective, and the risk of loss of the shares of preferred stock does not pass to the Exchange Agent, until receipt by the Exchange Agent of a properly transmitted agent’s message together with all accompanying evidences of authority and any other required documents in form satisfactory to us.

Return of Unaccepted Shares of Preferred Stock

If any tendered shares of preferred stock are not accepted for exchange for any reason pursuant to the terms and conditions of the Exchange Offer, such shares of preferred stock will be returned without expense to the tendering holder or, in the case of shares of preferred stock tendered by book-entry transfer, such shares of preferred stock will be credited to an account maintained at DTC, designated by the participant therein who so delivered such shares of preferred stock, in each case, promptly following the Expiration Date or the termination of the Exchange Offer.

Expiration Date; Extensions; Termination; Amendment

The Exchange Offer will expire on the Expiration Date unless we have extended the period of time that the Exchange Offer is open. The Expiration Date will be at least 20 business days after the beginning of the Exchange Offer, as required by Rule 14e-1(a) under the Exchange Act.

We reserve the right to extend the period of time that the Exchange Offer is open, and delay acceptance for exchange of any shares of preferred stock in accordance with applicable law, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension, all shares of preferred stock previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

In addition, we reserve the right to:

•	terminate or amend the Exchange Offer and not to accept for exchange any shares of preferred stock not previously accepted for exchange upon the occurrence of any of the events specified above under “—Conditions of the Exchange Offer” that have not been waived by us; and

•	amend the terms of the Exchange Offer in any manner permitted or not prohibited by law.

If we terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice (with any oral notice to be promptly confirmed in writing) and will issue a timely press release or other public announcement regarding the termination or amendment. Upon termination of the Exchange Offer for any reason, any shares of preferred stock previously tendered in the Exchange Offer will be promptly returned to the tendering holders.

If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the change to the Exchange Offer and extend the Exchange Offer, each if required by law, to ensure that the Exchange Offer remains open a minimum of five business days from the date we disseminate disclosure regarding the change.

If we make a change in the number of shares of preferred stock sought or the Exchange Offer Consideration, including the number of shares of our common stock offered in the exchange, we will promptly disseminate disclosure regarding the change and extend the Exchange Offer, each if required by law, to ensure that the Exchange Offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the change.

If, for any reason, acceptance for exchange of validly tendered shares of preferred stock pursuant to the Exchange Offer is delayed, or we are unable to accept for purchase or to pay for validly tendered shares of preferred stock pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on our behalf, retain the tendered shares of preferred stock, without prejudice to our rights described herein, but subject to applicable law and Rule 14e-1 under the Exchange Act, which requires that we pay the consideration offered or return the shares of preferred stock tendered promptly after the termination or withdrawal of the Exchange Offer.

Treatment of Accrued and Unpaid Dividends on Shares of Series A and Series B Preferred Stock Tendered in the Exchange Offer

Once you tender your shares of Series A and/or Series B Preferred Stock you will not receive any accumulated and unpaid dividends in respect of the tendered shares or preferred stock since the last dividend payment date for the Series A and Series B Preferred Stock. If you no longer hold the Series A and Series B Preferred Stock on their applicable record dates or dividend payment dates because you tendered them in the Exchange Offer, you will not receive any unpaid and accrued dividends.

Settlement Date

The settlement date in respect of any shares of preferred stock that are validly tendered prior to the Expiration Date and accepted by us is expected to occur approximately three business days following the Expiration Date and is anticipated to be on or about July 23, 2015.

Fractional Shares

We will not issue fractional shares of our common stock in the Exchange Offer. A holder otherwise entitled to a fractional share of our common stock pursuant to the terms of the Exchange Offer will receive an amount of cash based upon a price per share of common stock of $2.38.

Withdrawal of Tenders

You may withdraw any preferred stock tendered in the Exchange Offer at any time prior to the Expiration Date, and, if the preferred stock has not been accepted for payment, after the expiration of forty business days from the commencement of the Exchange Offer (August 11, 2015). For a withdrawal of shares of preferred stock to be effective, the Exchange Agent must receive a written or facsimile transmission containing a notice of withdrawal by a properly transmitted “Request Message” through ATOP. Such notice of withdrawal must (i) specify the name of the holder of shares of preferred stock who tendered the shares of preferred stock to be withdrawn, (ii) contain a description of the shares of preferred stock to be withdrawn and the number of shares of preferred stock, (iii) contain a statement that such holder of shares of preferred stock is withdrawing the election to tender their shares of preferred stock, and (iv) be signed by the holder of such shares of preferred stock in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the shares of preferred stock. Any notice of withdrawal must identify the shares of preferred stock to be withdrawn, including the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC. Withdrawal of tendered shares of preferred stock may only be accomplished in accordance with the foregoing procedures.

We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender, in our sole discretion, which determination shall be final and binding. You may, however, challenge our determinations in a court of competent jurisdiction. None of the Company, the Dealer Managers, the Information Agent, the Exchange Agent, or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Future Purchases

Following completion of the Exchange Offer, we or our affiliates may repurchase additional shares of preferred stock that remain outstanding in the open market, in privately negotiated transactions or otherwise. Future purchases of shares of preferred stock that remain outstanding after the Exchange Offer may be on terms that are more or less favorable than the Exchange Offer. However, Exchange Act Rules 14e-5 and 13e-4 generally prohibit us and our affiliates from purchasing any shares of preferred stock other than pursuant to the Exchange Offer until 10 business days after the Expiration Date of the Exchange Offer, although there are some exceptions. Future purchases, if any, will depend on many factors, which include market conditions and the condition of our business.

Accounting Treatment

The exchange by holders of shares of our preferred stock for shares of common stock will result in the extinguishment and retirement of such shares of preferred stock and an issuance of common stock. The liquidation preference of each share of preferred stock retired will be reduced and common stock and additional paid-in-capital will increase in the amount of the fair value of the common stock issued. Upon the cancellation of such shares of preferred stock acquired by us pursuant to the Exchange Offer, the difference between the liquidation preference of shares of preferred stock retired and the fair value of the common stock exchanged will be treated as an increase to our retained earnings and income available to common stockholders for earnings per share purposes.

The exchange by holders of our preferred stock for common stock will be accounted for as an induced conversion. We will increase our common stock and additional paid-in-capital by the liquidation value of the amount of preferred stock exchanged. The fair value of our common stock issued in excess of the fair value of securities issuable pursuant to the original exchange terms will be treated as a reduction to our retained earnings and net income available to common stockholders for earnings per share purposes.

Compliance with Securities Laws

The Company may not complete the Exchange Offer until the registration statement, of which this prospectus forms a part, is declared effective by the Commission. We are not aware of any other material regulatory approvals to complete the Exchange Offer.

Exchange Agent and Information Agent

Computershare Trust Company, N.A. has been appointed as the Exchange Agent and Georgeson, Inc. has been appointed as Information Agent for the Exchange Offer. We have agreed to pay Computershare Trust Company, N.A. and Georgeson Inc., reasonable and customary fees for their services and will reimburse Computershare Trust Company, N.A and Georgeson, Inc. for their reasonable out-of-pocket expenses. All required documents should be sent or delivered to the Exchange Agent at the address set forth on the back cover of this prospectus. Any questions and requests for assistance, or requests for additional copies of this prospectus, the letter of transmittal and other related documents should be directed to the Information Agent at the address set forth on the back cover of this prospectus.

Dealer Managers

As Dealer Managers for the Exchange Offer, Compass Point Research & Trading, LLC and Maxim Group LLC will perform services customarily provided by investment banking firms acting as Dealer Managers of Exchange Offers of a like nature, including, but not limited to, soliciting tenders of shares of preferred stock pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with banks, brokers, custodians, nominees and other persons, including the holders of the shares of preferred stock.

Fees and Expenses

Tendering holders of outstanding shares of preferred stock will not be required to pay any expenses of soliciting tenders in the Exchange Offer. However, if a tendering holder handles the transactions through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions. We will bear the fees and expenses of soliciting tenders for the Exchange Offer. The principal solicitation is being made by mail. However, additional solicitations may be made by facsimile transmission, telephone or in person by our officers and other employees. We will also pay the Dealer Managers, Information Agent and the Exchange Agent reasonable out-of-pocket expenses, and we will indemnify each of the Dealer Managers, Information Agent and the Exchange Agent against certain liabilities and expenses in connection with the Exchange Offer, including liabilities under the federal securities laws.

Transfer Taxes

Holders who tender their shares of preferred stock for exchange will not be obligated to pay any transfer taxes. If, however:

•	shares of our common stock are to be delivered to, or issued in the name of, any person other than the registered owner of the tendered shares of preferred stock; or

•	the shares of preferred stock are registered in the name of any person other than the person signing the letter of transmittal,

then the amount of any transfer taxes, whether imposed on the registered owner or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of shares of preferred stock under applicable law in connection with the Exchange Offer.

Fairness Opinion

We are not making a recommendation as to whether you should exchange your shares of preferred stock in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the shares of preferred stock for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer. The value of the common stock to be issued in the Exchange Offer may not equal or exceed the value of the shares of preferred stock tendered. You must make your own independent decision regarding your participation in the Exchange Offer.

Regulatory Matters

Except for the requirements of applicable U.S. federal and state securities laws and Nasdaq Capital Market, we know of no federal or state regulatory requirements to be complied with or approvals to be obtained by us in connection with the Exchange Offer which, if not complied with or obtained, would have a material adverse effect on us.

DESCRIPTION OF CAPITAL STOCK

Although the following summary describes the material terms of our stock, it is not a complete description of the MGCL or our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and are available from us upon request.

General

Our charter, as amended, provides that we may issue a maximum of 150,000,000 shares of common stock, and 5,000,000 shares of preferred stock, without par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock and classify any unissued shares of preferred stock. As of July 15, 2015, 54,438,722 shares of our common stock, 1,809 shares of our Series A Preferred Stock and 1,595,900 shares of our Series B Preferred Stock, were issued and outstanding. Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

As of July 15, 2015, there were outstanding (i) 2,635,025 warrants that are exercisable for 2,635,025 shares of our common stock and (ii) 4,065,383 units of our Operating Partnership, with each unit exchangeable for one share of our common stock, or, at our option, the cash value of one share of our common stock. Other than those described in the previous sentence, there are no outstanding warrants or rights of any other kind in respect of our common stock. The shares of the Series B Preferred Stock are listed on the Nasdaq Capital Market under the symbol “WHLRP.” The warrants are listed on the Nasdaq Capital Market under the symbol “WHLRW.” On July 15, 2015, the closing price of our warrants reported on the Nasdaq Capital Market was $0.07 per warrant.

Common Stock

Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefore and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

Unless full cumulative dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Series A and Series B have been, or are concurrently therewith, declared and paid or declared and set apart for payment for all past dividend periods, no dividends shall be declared and paid or declared and set apart for payment and no other distribution of cash or other property may be declared and made, directly or indirectly, by us with respect to any shares of common stock.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors or specifying that our stockholders may act without a meeting only by unanimous consent, or to amend the vote required to amend such provisions.

Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our Operating Partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders. Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each class or series and to set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

On July 15, 2015, the closing price of our common stock reported on the Nasdaq Capital Market was $2.00 per share.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. If any preferred stock is offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and described in a registration statement registering the issuance of such preferred stock, if such preferred stock is registered. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

Series A Preferred Stock

Our board of directors designated a series of preferred stock with the rights set forth herein consisting of 4,500 shares designated as Series A Preferred Stock by adopting Articles Supplementary. Our board of directors may, without the approval of holders of the Series A Preferred Stock, or any other capital stock, designate additional series of authorized preferred stock ranking senior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares.

Rank. The Series A Preferred Stock, with respect to rights to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of us, ranks:

•	senior to all classes or series of common stock and any other class or series of stock of us terms of which specifically provide that the holders of the Series A Preferred Stock are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of us in preference or priority to the holders of shares of such class or series;

•	pari passu with our Series B Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank pari passu with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to any class or series of stock of us the terms of which specifically provide that the holders of such class or series are entitled to receive dividends or amounts distributable upon the liquidation, dissolution or winding up of us in preference or priority to the holders of the Series A Preferred Stock; and

•	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.

Dividends. Subject to the preferential rights of holders of any class or series of senior stock, holders of Series A Preferred Stock shall be entitled to receive, when and as authorized by the board of directors and declared by us, out of funds legally available for the payment of dividends, cash dividends at the rate of 9.0% per annum.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to $1,000 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Stock will not be added to our total liabilities.

Redemption. The Series A Preferred Stock is redeemable by us, in whole or from time to time, in part, for cash at a redemption price of $1,030 per share, plus all accumulated, accrued and unpaid dividends, if any, to and including the date fixed for redemption. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, we shall select those shares to be redeemed pro rata. Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, we may, at any time and from time to time, purchase any shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by us shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares, without designation as to series until such shares are once more classified and designated as part of a particular class or Series by the board of directors.

Voting Rights. The holders of shares of Series A Preferred Stock shall have no voting rights.

Series B Preferred Stock

Our board of directors designated a series of preferred stock with the rights set forth herein consisting of 3,000,000 shares designated as Series B Preferred Stock by adopting Articles of Amendment and Restatement. Our board of directors may, without the approval of holders of the Series B Preferred Stock, or any other capital stock, designate additional series of authorized preferred stock ranking senior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares. The shares of the Series B Preferred Stock are listed on the Nasdaq Capital Market under the symbol “WHLRP.”

Maturity. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless they become convertible and are converted as described below under “Voluntary Conversion” and “Mandatory Conversion.”

Ranking. The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)	pari passu with our Series A Preferred Stock and all equity securities issued by us with terms specifically providing that those equity securities rank pari passu with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)	junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)	effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiary and any future subsidiaries.

Dividends. Subject to the preferential rights of holders of any class or series of senior stock, holders of Series B Preferred Stock shall be entitled to receive, when and as authorized by the board of directors and declared by our company, out of funds legally available for the payment of dividends, cash dividends at the rate of 9.0% per annum. The dividends on each share of Series B Preferred Stock shall accrue and shall be cumulative from the first date on which such share of Series B Preferred Stock is issued and shall be payable quarterly in arrears on or before the fifteenth day of each January, April, July and October of each year.

Voluntary Conversion. The Series B Preferred Stock is convertible, in whole or in part, at any time, at the option of the holders thereof, into authorized but previously unissued common stock at a conversion price of $5.00 per share of common stock, subject to adjustment as described below.

Fractional shares of common stock will not be issued upon conversion but, in lieu thereof, we will pay a cash adjustment based on the closing price of the common stock on the trading day immediately preceding the conversion date.

Conversion Price Adjustments. The conversion price is subject to adjustment upon certain events, including (i) the payment of dividends (and other distributions) payable in common stock on any class or series of capital stock, (ii) the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock at a price per share less than the fair market value (as defined in the terms of the Series B Preferred Stock) per share of common stock, (iii) subdivisions, combinations and reclassifications of Common stock and distributions to all holders of common stock of any shares of stock (excluding common stock) or evidence of our indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or (iii) above and dividends and distributions paid in cash). In addition to the foregoing adjustments, we will be permitted to make such reduction in the conversion price as our board of directors considers to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend of shares or share rights will not be taxable to the holders of our common stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Stock will not be added to our total liabilities.

Voting Rights. Holders of the Series B Preferred Stock do not have voting rights, except as required by law.

No Preemptive Rights. No holder of Series B Preferred Stock is entitled to any preemptive rights to subscribe for or acquire any unissued (whether now or hereafter authorized) or our securities convertible into or carrying a right to subscribe to or acquire our capital stock.

Redemption. The Series B Preferred Stock has no redemption rights.

On July 15, 2015, the closing price of our Series B Preferred Stock reported on the Nasdaq Capital Market was $23.97 per share.

Publicly Traded Warrants

We issued warrants in two public offerings that occurred on April 29, 2014 and September 17, 2014. The warrants are listed on the Nasdaq Capital Market under the symbol “WHLRW.” On July 15, 2015, the closing price of our warrants reported on the Nasdaq Capital Market was $0.07 per warrant. As of July 15, 2015, 1,986,600 warrants issued in the two public offerings were issued and outstanding.

Exercisability

The warrants are exercisable, at the option of each holder, in whole, but not in part, for one share of our common stock (subject to adjustment, as discussed below). The holder of warrants does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 9.8% in value of the shares of our capital stock outstanding or in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the shares of our common stock outstanding immediately after giving effect to such exercise. The warrants expire on April 29, 2019.

Exercise Price

The exercise price of the common stock purchasable upon exercise of the warrants is $5.50 per share. The exercise price and the number of shares of common stock issuable upon exercise of the warrants is subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distribution of assets, including cash, stock or other property to our stockholders.

Rights as Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, we shall, at our election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price or round up the number of shares of common stock to be issued to the nearest whole number.

Private Placement Warrants

We issued warrants in a private placement transaction that occurred in two closings on December 16, 2013 and January 31, 2014. The warrants issued in this private placement are not listed on any stock exchange. As of July 15, 2015, 648,425 warrants issued in the private placement were issued and outstanding.

Exercisability

Each warrant is exercisable, at the option of each holder, in whole, but not in part, for one share of our common stock (subject to adjustment, as discussed below). The warrants issued in the December 16, 2013 closing expire on December 15, 2018, and the warrants issued in the January 31, 2014 closing expire on January 31, 2019.

Exercise Price

The exercise price of the common stock purchasable upon exercise of the warrants is $4.75 per share. The exercise price of the warrants is subject to appropriate adjustment in relation to certain extraordinary corporate action such as stock dividends, subdivisions, reclassifications, reorganizations or consolidations that have the effect of reducing the value of the warrants. The warrants do not provide for price protection on financings that occurred subsequent to their issuance.

Rights as Stockholders

The holders of the warrants will not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Power to Increase or Decrease Authorized Shares of common stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Due to limitations on the concentration of ownership of REIT stock imposed by the Code, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock or more than 9.8% in value of the aggregate outstanding shares of all classes and series of our stock, in each case excluding any shares of our stock that are not treated as outstanding for U.S. federal income tax purposes (the “Ownership Limits”). The Ownership Limits are intended to assist us in complying with these requirements and continuing to qualify as a REIT. A person or entity that would have acquired beneficial or constructive ownership of our stock but for the application of the Ownership Limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our stock (or the acquisition of an interest in an entity that owns, beneficially or constructively, our stock by an individual or entity), could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding stock and thereby violate the applicable Ownership Limits.

Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from either or both of the Ownership Limits if doing so would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our board of directors determines that:

•	such waiver will not cause or allow five or fewer individuals to actually or beneficially own more than 49% in value of the aggregate of the outstanding shares of all classes and series of our stock; and

•	subject to certain exceptions, the person does not and will not own, beneficially or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to constructively own more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as are reasonably necessary to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

In connection with a waiver of an Ownership Limit or at any other time, our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the Ownership Limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock will violate the decreased Ownership Limit. Our board of directors may not increase or decrease any Ownership Limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock or could otherwise cause us to fail to qualify as a REIT.

Our charter further prohibits:

•	any person from beneficially or constructively owning shares of our stock that could result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us constructively owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code, if the income we derive from such tenant taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution);

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the Ownership Limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The Ownership Limits and other restrictions on ownership and transfer of our stock described above will not apply until the closing of this Exchange Offer and will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the Ownership Limits or such other limit established by our board of directors, or could result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons(determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price on the Nasdaq Capital Market on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the last reported sale price on the Nasdaq Capital Market on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares, without violating the Ownership Limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the Nasdaq Capital Market on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the U.S. Treasury regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the Ownership Limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by board resolution, elected to opt out of the business combination provisions of the MGCL. However, we cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to any control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We cannot provide you any assurance, however, that our board of directors will not amend or eliminate this provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election and except as may be provided by our board of directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we currently (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws and (2) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to one or more of the other provisions of Subtitle 8.

Transfer Agent and Registrar

The transfer agent and registrar for our (a) shares of common stock, (b) Series A Preferred Stock, and (c) Series B Preferred Stock is Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations regarding our company. For purposes of this discussion, references to “we,” “our” and “us” mean only Wheeler Real Estate Investment Trust, Inc., and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	administrative interpretations and practices of the IRS; and

•	court decisions.

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences associated with the purchase, ownership, or disposition of the common stock or our election to be taxed as a REIT.

The following summary describes the principal U.S. federal income tax consequences to you of purchasing, owning and disposing of the common stock. Unless otherwise expressly noted below in “—Taxation of Tax-Exempt Stockholders” and “—Taxation of Non-U.S. Stockholders,” this discussion addresses only holders of the common stock who are U.S. Stockholders (as defined below). This summary assumes you hold shares of the common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations;

•	traders in securities that elect to mark to market;

•	partnerships, pass-through entities and persons holding our stock through a partnership or other pass- through entity;

•	stockholders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	foreign governments and international organizations;

•	broker-dealers or dealers in securities or currencies;

•	U.S. expatriates;

•	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

If you are considering exchanging your preferred stock for common stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the acquisition of our common stock pursuant to the Exchange Offer and the ownership and disposition of that stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. Stockholder,” we mean a beneficial owner of shares of our stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The term “non-U.S. Stockholder” means a beneficial owner of the common stock that is not a U.S. Stockholder or partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The term “Stockholder” means a U.S. Stockholder or a non-U.S. Stockholder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of the common stock are encouraged to consult their tax advisors.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the acquisition of our common stock pursuant to the Exchange Offer and the ownership and disposition of that stock, including the federal, state, local, non- U.S. and other tax consequences;

•	our election to be taxed as a REIT for U.S. federal income tax purposes; and

•	potential changes in applicable tax laws.

Federal Income Tax Treatment of the Exchange Offer

The exchange of the preferred stock for our common stock pursuant to the Exchange Offer will be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. As such, except as described below with respect to non-U.S. Stockholders, a stockholder of our preferred stock generally will not recognize gain or loss upon the exchange of the preferred stock for our common stock, provided that no part of the exchange consideration is attributable to accumulated and unpaid dividends that are in arrears and cash is not paid in lieu of fractional shares. Any of our common stock that is received in the Exchange Offer that is attributable to dividends in arrears on the preferred stock will be treated as a distribution on our preferred stock, the U.S. federal income tax consequences of which are similar to the description set forth in “—Federal Income Tax

Considerations for U.S. Stockholders of the Common Stock—Distributions Generally” and “—Federal Income Tax Considerations for Non-U.S. Stockholders—Distributions Generally.” In addition, cash received in the Exchange Offer in lieu of fractional shares of common stock generally will be treated as a payment in a taxable exchange for such fractional share. The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash you will receive in respect of the fractional share and the portion of your tax basis in the preferred stock, that is allocable to the fractional share. For the U.S. federal income tax consequences of such an exchange, see, generally “—Federal Income Tax Considerations for U.S. Stockholders of the Common Stock—Dispositions of the Common Stock” and “—Federal Income Tax Considerations for Non-U.S. Stockholders of the Common Stock—Dispositions of the Common Stock.”

A stockholder’s basis and holding period in our common stock received in the Exchange Offer generally will be the same as those of the exchanged preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional shares exchanged for cash). Common stock attributable to accumulated and unpaid dividends that are in arrears will have a fair market value basis.

The exchange of our preferred stock for our common stock may be a taxable exchange for a non-U.S. Stockholder if our preferred stock constitutes a “United States real property interest,” or USRPI, under the Foreign Investment in Real Property Act of 1980, or FIRPTA. Even if our preferred stock constitutes a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. Stockholder generally will not recognize gain or loss upon an exchange of preferred stock for our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. Stockholder’s common stock received over such non-U.S. Stockholder’s adjusted basis in its preferred stock. We believe our preferred stock and common stock do not constitute USRPIs because we are a “domestically controlled qualified investment entity,” but no assurance can be provided that we will continue to be a “domestically controlled qualified investment entity” through the closing of the Exchange Offer. See “Federal Income Tax Considerations of Non-Stockholders of the Common Stock—Disposition of the Common Stock.”

Holders of preferred stock should consult with their tax advisors regarding the U.S. federal income tax consequences of the Exchange Offer.

Taxation of Our Company

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2012. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2012, and we intend to continue to operate in in a manner that will allow us to qualify in the future. Williams Mullen has acted as our special tax counsel and will render an opinion to the affect that, commencing with our taxable year ended December 31, 2012, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, and our current and proposed operations will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2015 and thereafter. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized or will be able to operate in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Provided we continue to qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a “C” corporation. A “C” corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

•	First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and with respect to which we make a foreclosure property election.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% or 95% gross income tests, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of the amount by which we fail to satisfy the 75% or 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% asset test, the 10% value test, or the 10% vote test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation’s basis in the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•	Tenth, any subsidiaries that are C corporations, including our TRSs, such as Wheeler Real Estate, LLC (“Wheeler Real Estate”) and Wheeler Development, generally will be required to pay federal corporate income tax on their earnings.

•	Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” See “—Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a TRS of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

•	Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in the common stock.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous year, which election has not been revoked or terminated and satisfied all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as a part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

We believe that we have been organized, have operated and have issued sufficient shares of common stock and preferred stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our stock is contained in the discussion in this prospectus under the heading “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have used and will continue to use a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries. In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% value test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our Operating Partnership, including our Operating Partnership’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

We control our Operating Partnership and its subsidiary partnerships and subsidiary limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in TRSs. We have three TRSs, Wheeler Real Estate, Wheeler Interests and Wheeler Development. Wheeler Real Estate is a real estate leasing, management and administration firm. Wheeler Interests is an acquisition and asset management firm. Wheeler Development is a development company that specializes in ground-up development, redevelopment of mature centers, phase two developments for existing centers and build-to-suit projects for selecting tenants. We may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities as more fully described below under “—Income Tests,” a TRS may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT. A TRS is subject to federal, state and local income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS is not subject to the 5% asset test, the 10% value test, or the 10% vote test as described below. See “—Asset Tests.”

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding cancellation of indebtedness income and gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding cancellation of indebtedness income and gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales. Although some of our leases provide for payment of rent based in part on a fixed percentage of gross receipts, none of our leases provide for rent that is based on the income or profits of any person;

•

Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if (1) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space, or (2) the property to which the rents relate is a qualified lodging facility or qualified health care property and such property is operated on behalf of the TRS by a person who is an eligible independent contractor and certain other requirements are met, as described below. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•	We generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an independent contractor who is adequately compensated and from whom we do not revenue. We may own up to 100% of the stock of a TRS that may provide customary and noncustomary services directly to our tenants without tainting the our rental income from the leased property. Any amounts we receive from a TRS with respect to the TRS’s provision of noncustomary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test. We need not provide services through an independent contractor or a TRS, but may instead provide the services directly to our tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may provide a minimal amount of services not described in prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Examples of these services that we may provide directly and that are not described in the prior sentence include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas.

We generally do not intend, and as a general partner of our Operating Partnership, do not intend to permit our Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our TRSs pay dividends, we generally will derive our allocable share of such dividend income through our interest in our Operating Partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our Operating Partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income will be disregarded for purposes of the gross income tests. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our Operating Partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our Operating Partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term

“real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more TRSs), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, any qualified REIT subsidiaries and TRSs, the value of any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”), we may not own more than 10% value of the any one issuer’s outstanding securities (the “10% value test”) and we may not own more 10% of the voting power of any one issuer (the “10% vote test”). In the case of the 10% value test, securities satisfying the. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, “straight debt,” securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more TRS. Our Operating Partnership currently owns three TRSs, and we may acquire securities in other TRSs in the future. So long as each of these companies qualifies as a TRS, we will not be subject to the 5% asset test, the 10% value test, or the 10% vote test with respect to our ownership of their securities. We intend that the aggregate value of our TRSs will not exceed 25% of the aggregate value of our gross assets. We believe that our assets have allowed us to comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value. If the IRS were to disagree with our determination of the value of certain of our assets, we would fail one or more of the foregoing asset tests, which could cause us to fail to qualify as a REIT unless we satisfied one of the cure provisions described below.

If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% asset test, the 10% value test, and the 10% vote test if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% asset test, the 10% value test, and the 10% vote test, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests at the close of each calendar quarter, there can be no assurance that we will always be successful, or will not require a reduction in our Operating Partnership’s overall interest in an issuer (including in our TRSs). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.

In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we will make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the limited partnership agreement of our Operating Partnership authorizes us, as general partner of our Operating Partnership, to take such steps as may be necessary to cause our Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax. For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments will be held indirectly through our Operating Partnership. In addition, our Operating Partnership may hold certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities that are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests (other than the 10% value test), we will include our pro rata share of assets held by our Operating Partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “—Taxation of Our Company.”

Entity Classification. Our interests in our Operating Partnership and any subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”). Our Operating Partnership may not qualify for the 100 Partner Safe Harbor. In the event that the 100 Partner Safe Harbor or certain other safe harbor provisions of applicable Treasury Regulations are not available, our Operating Partnership could be classified as a publicly traded partnership.

If our Operating Partnership does not qualify for the 100 Partner Safe Harbor, interests in our Operating Partnership may nonetheless be viewed as not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in capital or profits of our Operating Partnership transferred during any taxable year of our Operating Partnership does not exceed 2% of the total interests in our Operating Partnership’s capital or profits, subject to certain exceptions. For purpose of this 2% trading restriction, our interests in our Operating Partnership are excluded from the determination of the percentage interests in capital or profits of our Operating Partnership. In addition, this 2% trading restriction does not apply to transfers by a limited partner in one or more transactions during any 30-day period representing in the aggregate more than 2% of the total interests in our Operating Partnership’s capital or profits. We, as general partner of our Operating Partnership, have the authority to take any steps we determine necessary or appropriate to prevent any trading of interests in our Operating Partnership that would cause our Operating Partnership to become a publicly traded partnership, including any steps necessary to ensure compliance with this 2% trading restriction.

We believe our Operating Partnership and each of our other partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and we do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation.

If our Operating Partnership or any of our other partnerships or limited liability companies were to be treated as a publicly traded partnership, it would be taxable as a corporation unless it qualified for the statutory “90% qualifying income exception.” Under that exception, a publicly traded partnership is not subject to corporate-level tax if 90% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income. However, if any such entity did not qualify for this exception or was otherwise taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our Operating Partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.

Allocations of Income, Gain, Loss and Deduction. The Partnership Agreement generally provides that allocations of net income to holders of common units generally will be made proportionately to all such holders in respect of such units. Certain limited partners will have the opportunity to guarantee debt of our Operating Partnership, indirectly through an agreement to make capital contributions to our Operating Partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our Operating Partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our Operating Partnership, which net loss would have otherwise been allocable to us. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Our Operating Partnership may, from time to time, acquire interests in property in exchange for interests in our Operating Partnership. In that case, the tax basis of these property interests generally carries over to the Operating Partnership, notwithstanding their different book (i.e., fair market) value (this difference is referred to as a book-tax difference). The Partnership Agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book- tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our Operating Partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—General—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Federal Income Tax Considerations for U.S. Stockholders of the Common Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. Stockholders as ordinary income when actually or constructively received. See “—Tax Rates” below. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals.

To the extent that we make distributions on the common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. Stockholder. This treatment will reduce the U.S. Stockholder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our stock and partially paid in cash, will be taxable to the recipient U.S. Stockholder to the same extent as if paid in cash.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our U.S. Stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. Stockholder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. Stockholder’s income as long-term capital gain;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. Stockholder of our shares will not be treated as passive activity income. As a result, U.S. Stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in “—Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of the Common Stock. If a U.S. Stockholder sells or disposes of shares of the common stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. Stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. Stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates. The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as “capital gain dividends.”

Medicare Tax on Unearned Income. Certain U.S. stockholders that are individuals, estates or trusts will be required to pay an additional 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of the common stock. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this Medicare tax on their ownership and disposition of the common stock.

New Legislation Relating to Foreign Accounts. Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate generally will be imposed on dividends paid to certain U.S. Stockholders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments made after December 31, 2016, on proceeds from the sale of our capital stock received by U.S. Stockholders who own our capital stock through foreign accounts or foreign intermediaries. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting and Backup Withholding. We are required to report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Stockholders.”

Federal Income Tax Considerations of Tax Exempt Stockholders of the Common Stock

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject, however, to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, dividend income from us and gain arising upon a sale of the generally should not be UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds our common stock as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our common stock will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of our stock. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this will always be the case.

Federal Income Tax Considerations of Non-U.S. Stockholders of the Common Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of the common stock by non-U.S. Stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. Stockholder in light of its particular circumstances. We urge non-U.S. Stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of shares of the common stock, including any reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of “United States real property interests” (as defined below) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. Stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to U.S. federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. Stockholders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. Stockholder unless:

(1)	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate; or

(2)	the non-U.S. Stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s common stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. Stockholder’s adjusted basis in such common stock, they will give rise to gain from the sale or exchange of such common stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Distributions to a non-U.S. Stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a “United States real property interest” (as defined below), generally should not be subject to U.S. federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. Stockholder’s U.S. trade or business, in which case the non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain, except that a non-U.S. Stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)	the non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the FIRPTA, distributions to a non-U.S. Stockholder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. Stockholders would generally be taxed at the same rates applicable to U.S. Stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to non-U.S. Stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. Stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. Stockholder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. Stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by stockholders generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions of capital gain dividends. Under that approach, the non-U.S. Stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. Stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Dispositions of the Common Stock. Gain recognized by a non-U.S. Stockholder upon the sale, exchange or other taxable disposition of the common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We expect that we will be a USRPHC. The common stock will not, however, constitute a USRPI so long a we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. Stockholders. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because the common stock is publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of the common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. Stockholder if either (a) the investment in the common stock is treated as effectively connected with the non-U.S. Stockholder’s U.S. trade or business or (b) the non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described below), a non-U.S. Stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if (1) the non-U.S. Stockholder disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. Stockholder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. Stockholder of such stock would not be subject to U.S. federal income taxation under FIRPTA as a sale of a USRPI if:

•	the common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq; and

•	such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale, exchange or other taxable disposition of the common stock were subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of the common stock were subject to taxation under FIRPTA, and if shares of the common stock were not “regularly traded” on an established securities market, the purchaser of the common stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

Information Reporting and Backup Withholding Tax. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. Stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. Stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. Stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. Stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. Stockholder is a U.S. person. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

New Legislation Related to Foreign Accounts. Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on the common stock received by certain non-U.S. Stockholders if they held our stock through foreign entities that fail to meet certain disclosure requirements related to U.S. persons that either have accounts with such entities or own equity interests in such entities. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of the common stock received after December 31, 2016 by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in the common stock.

MATERIAL INTERESTS OF AFFILIATES

No affiliate of ours has a material interest in the Exchange Offer, except Jeffrey Zwerdling, one of our directors, who owns 14,000 shares of Series B Preferred Stock.

VALIDITY OF COMMON STOCK

The validity of the common stock to be issued in the Exchange Offer will be passed upon for us by Williams Mullen, Richmond, Virginia.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. We are also incorporating by reference in this prospectus information that we file with the SEC after the filing of this registration statement and prior to the effectiveness of this registration statement and the consummation of the Exchange Offer. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede the information we have included in or incorporated into this prospectus.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 25, 2015;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed on May 15, 2015;

•	Current Reports on Form 8-K and/or amended Current Reports on Form 8-K/A filed on January 9, 2015, January 13, 2015, January 16, 2015, January 20, 2015, February 13, 2015, February 17, 2015, March 6, 2015, March 13, 2015, March 18, 2015, March 19, 2015, both reports filed on March 24, 2015, March 27, 2015, March 30, 2015, April 2, 2015, April 14, 2015, April 15, 2015, April 16, 2015, April 17, 2015, May 14, 2015, May 15, 2015, May 18, 2015, May 20, 2015, May 29, 2015, June 2, 2015, June 3, 2015, both reports filed on June 5, 2015, both reports filed on June 8, 2015, June 9, 2015, June 16, 2015, June 17, 2015, both reports filed on June 18, 2015, both reports filed on June 19, 2015, June 22, 2015, June 24, 2015, both reports filed on July 1, 2015, July 6, 2015, both reports filed on July 13, 2015, July 14, 2015 and July 15, 2015;

•	The description of our common stock contained in our Form 8-A, filed on October 23, 2012, as amended on October 24, 2012; and

•	The description of our Series B Preferred Stock contained in our Form 8-A, filed on April 23, 2014, as amended on April 28, 2014.

This prospectus is part of a registration statement we have filed with the SEC on Form S-4 relating to our common stock. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have incorporated by reference certain legal documents that control the terms of our common stock offered by this prospectus as exhibits to the registration statement. You may refer to the registration statement and the exhibits for more information about the common stock and us. The registration statement and exhibits are also available at the SEC’s Public Reference Room or through its web site.

The section entitled “Where You Can Find More Information About Wheeler Real Estate Investment Trust, Inc.” above describe how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Wheeler Real Estate Investment Trust, Inc.

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(757) 627-9088

In addition, such reports and documents may be found on our website at www.WHLR.us. Our website and the information included therein is not a part of this prospectus and not incorporated by reference.

The Dealer Managers for the Exchange Offer are:

Compass Point Research & Trading, LLC

1055 Thomas Jefferson St. NW, Suite 303

Washington, DC 2007

Telephone: (202) 540-7300

and

Maxim Group LLC

405 Lexington Avenue, 2nd Floor

New York, NY 10174

Telephone: (212) 895-3500

The Information Agent for the Exchange Offer is:

Georgeson, Inc.

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Telephone: (866) 391-7007

Email: Wheeler@georgeson.com

The Exchange Agent for the Exchange Offer is:

Computershare Trust Company, N.A.

Computershare Trust Company, N.A.

c/o Voluntary Corporate Actions

PO Box 43011

Providence, RI 02940-3011

Telephone: (781) 575-2332

Facsimile: (617) 360-6810